Exhibit 4.13

REVOLVING CREDIT AND GUARANTY AGREEMENT

dated as of October 28, 2021

among

NATURA &CO LUXEMBOURG HOLDINGS S.À R.L.,

as Borrower,

NATURA COSMÉTICOS S.A. and NATURA &CO HOLDING S.A.,

as Guarantors,

THE LENDERS PARTY HERETO,

as Lenders

MIZUHO BANK, LTD.,
as Administrative Agent

BANK OF AMERICA, N.A., LONDON BRANCH, CITIBANK, N.A., HSBC BANK USA, NATIONAL ASSOCIATION, ITAU BBA INTERNATIONAL PLC, JPMORGAN CHASE BANK, N.A. and MIZUHO BANK LTD.
as Joint Bookrunners

and

MORGAN STANLEY SENIOR FUNDING, INC.
as Arranger

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2

3

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Section 10.20. No Advisory or Fiduciary Responsibility	98
Section 10.21. Acknowledgement and Consent to Bail-In of Affected Financial Institutions	98

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SCHEDULES:

Schedule 1.01 – Administrative Agent’s Account

Schedule 2.01 – Commitments

EXHIBITS:

Exhibit A – Form of Assignment

Exhibit B – Form of Note

Exhibit C – Form of Borrowing Request
Exhibit D – Form of Amendment

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REVOLVING CREDIT AND GUARANTY AGREEMENT, dated as of October 28, 2021, by and among:

(1)	NATURA &CO LUXEMBOURG HOLDINGS S.À R.L., a private limited company (société à responsabilité limitée), with registered office at 8-10, Avenue de la Gare, L-1610 Luxembourg, Grand Duchy of Luxembourg, registered with the Luxembourg Trade and Companies Register under number B 98931 (the “Borrower”);
(2)	NATURA COSMÉTICOS S.A. (“Natura Cosméticos”) and NATURA &CO HOLDING S.A. (the “Parent”), each a company organized and incorporated under the laws of Brazil (each a “Guarantor” and collectively the “Guarantors”);
(3)	EACH OF THE LENDERS that is a signatory hereto under the caption “LENDERS” on the signature pages hereto (together with each other Person that becomes a “Lender” after the date hereof pursuant to Section 10.04 (the “Lenders” and each, a “Lender”); and
(4)	MIZUHO BANK, LTD., as administrative agent, for the Lenders (in such capacity, together with its successors and assigns in such capacity, the “Administrative Agent”).

RECITALS:

WHEREAS, the Borrower and the Guarantors have requested that the Lenders, from time to time, make Loans available to the Borrower in an aggregate principal amount outstanding at any time not exceeding $625,000,000;

WHEREAS, the Lenders are prepared to provide such Loans on and subject to the terms and conditions of this Agreement;

NOW, THEREFORE, in consideration of the mutual covenants set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the undersigned agree as follows:

ARTICLE 1
Definitions

Section 1.01.      Defined Terms.  As used in this Agreement, the following terms have the meanings specified below:

“Acquired Indebtedness” means Indebtedness of a Person or any of its Subsidiaries existing at the time such Person becomes a Subsidiary of any Loan Party or at the time it merges or consolidates with or into any Loan Party or any of its Subsidiaries or assumed in connection with the acquisition of assets from such Person and in each case not incurred by such Person in connection with, or in anticipation or contemplation of, such Person becoming a Subsidiary of such Loan Party or such acquisition, merger or consolidation and which Indebtedness is without recourse to any Loan Party or any of its Subsidiaries or to any of their respective properties or assets other than the Person or the assets to which such Indebtedness related prior to the time such Person became a Subsidiary of such Loan Party or the time of such acquisition, merger or consolidation.

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“Additional Commitment Lender” has the meaning assigned to such term in Section 2.21(d).

“Administrative Agent” has the meaning assigned to such term in the introductory paragraph of this Agreement.

“Administrative Agent’s Account” means the account of the Administrative Agent set forth on Schedule 1.01, or such other account as may be designated by the Administrative Agent to the Borrower in writing.

“Administrative Questionnaire” means an Administrative Questionnaire in a form supplied by or otherwise acceptable to the Administrative Agent.

“Affected Financial Institution” means (a) any EEA Financial Institution or (b) any UK Financial Institution.

“Affiliate” means, with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified.

“Agent Parties” has the meaning assigned to such term in Section 10.01(e)(ii).

“Aggregate Commitments” means the Commitments of all the Lenders.

“Agreement” means this Revolving Credit and Guaranty Agreement.

“Anti-Corruption Laws” means the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder, the UK Bribery Act 2010, as amended, and the rules and regulations thereunder, all Brazilian anti-corruption laws, rules and regulations and all other laws, rules, and regulations of any jurisdiction that, in each case, are applicable to any Loan Party or any of its respective Subsidiaries, from time to time, concerning or relating to bribery or corruption.

“Anti-Money Laundering Laws” means the applicable financial recordkeeping and reporting requirements of the PATRIOT Act, the Money Laundering Control Act of 1986 and the regulations and rules promulgated thereunder, as amended from time to time, the Bank Secrecy Act of 1970 and the regulations and rules promulgated thereunder, as amended from time to time, and all other anti-money laundering and anti-terrorism laws of the jurisdictions in which any Loan Party or any of its Subsidiaries operates or in which the proceeds of the Loans will be used or from which repayments of the obligations under the Loan Documents will be derived, in each case, to the extent binding on such Loan Party or any of its Subsidiaries.

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“Applicable Margin” means, for any day with respect to any LIBO Rate Loan or Base Rate Loan, the applicable rate per annum set forth below, based upon the Debt Rating applicable on such date to the Index Debt:

Pricing Level	Debt Rating (S&P/Moody’s/Fitch)	LIBO Rate Loan (or any Benchmark Replacement)	Base Rate Loan Applicable Margin
1	BBB-, Baa3, BBB- or better	1.20%	0.20%
2	BB+, Ba1 or BB+	1.50%	0.50%
3	BB, Ba2 or BB	1.65%	0.65%
4	BB-, Ba3 or BB-	2.00%	1.00%
5	B+, B1, B+ or worse	2.50%	1.50%

provided that in no event shall the Applicable Margin with respect to LIBO Rate Loans and Base Rate Loans be less than zero percent per annum.

“Applicable Percentage” means with respect to any Lender at any time, the percentage (carried out to the ninth decimal place) of the Aggregate Commitments represented by such Lender’s Commitment at such time.  If the Commitment of each Lender to make Loans has been terminated pursuant to Article 7 or if the Aggregate Commitments have expired, then the Applicable Percentage of each Lender shall be determined based on the Applicable Percentage of such Lender most recently in effect, giving effect to any subsequent assignments and to any Lender’s status as a Defaulting Lender at the time of determination.  The initial Applicable Percentage of each Lender is set forth opposite the name of such Lender on Schedule 2.01 or in the Assignment pursuant to which such Lender becomes a party hereto, as applicable.

“Arranger” means Morgan Stanley Senior Funding, Inc.

“Assignment” means an assignment and assumption agreement entered into by a Lender and an assignee (with the consent of any party whose consent is required by Section 10.04) and accepted by the Administrative Agent in the form of Exhibit A or any other form approved by the Administrative Agent.

“Availability Period” means the period from and including the Effective Date to but excluding the Commitment Termination Date.

“Available Tenor” means, as of any date of determination and with respect to the then-current Benchmark, as applicable, (a) if the then-current Benchmark is a term rate, any tenor for such Benchmark that is or may be used for determining the length of an Interest Period or (b) otherwise, any payment period for interest calculated with reference to such Benchmark, as applicable, pursuant to this Agreement as of such date.

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“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable Resolution Authority in respect of any liability of an Affected Financial Institution.

“Bail-In Legislation” means (a) with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law, regulation, rule or requirement for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule and (b) with respect to the United Kingdom, Part I of the United Kingdom Banking Act 2009 (as amended from time to time) and any other law, regulation or rule applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (other than through liquidation, administration or other insolvency proceedings).

“Base Rate” means, for any day, a fluctuating rate per annum equal to the highest of (a) the Prime Rate in effect on such day, (b) the Federal Funds Rate in effect on such day plus ½ of 1.0% and (c) the LIBO Rate for deposits in Dollars for a one-month interest period commencing on such day (or, if such day is not a Business Day, the next preceding Business Day) plus 1.0%.  Any change in the Base Rate due to a change in the Prime Rate, the Federal Funds Rate or the LIBO Rate shall be effective from and including the effective date of such change in the Prime Rate, the Federal Funds Rate or such LIBO Rate, respectively.  If the Base Rate is being used as an alternate rate of interest pursuant to Section 2.18 hereof, then the Base Rate shall be the greater of clauses (a) and (b) above and shall be determined without reference to clause (c) above.  For the avoidance of doubt, if the Base Rate as determined pursuant to the foregoing would be less than zero, such rate shall be deemed to be zero for purposes of this Agreement.

“Base Rate Loan” means a Loan that bears interest at a rate determined by reference to the Base Rate.

“Benchmark” means, initially, USD LIBOR; provided that if a replacement of the Benchmark has occurred pursuant to Section 2.20, then “Benchmark” means the applicable Benchmark Replacement to the extent that such Benchmark Replacement has replaced such prior benchmark rate. Any reference to “Benchmark” shall include, as applicable, the published component used in the calculation thereof.

“Benchmark Replacement” means, for any Available Tenor:

(1) For purposes of Section 2.20(a), the first alternative set forth below that can be determined by the Administrative Agent:

(a) the sum of: (i) Term SOFR and (ii) 0.11448% (11.448 basis points) for an Available Tenor of one-month’s duration, 0.26161% (26.161 basis points) for an Available Tenor of three-months’ duration, and 0.42826% (42.826 basis points) for an Available Tenor of six-months’ duration, or

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(b) the sum of: (i) Daily Simple SOFR and (ii) the spread adjustment selected or recommended by the Relevant Governmental Body for the replacement of the tenor of USD LIBOR with a SOFR-based rate having approximately the same length as the interest payment period specified in Section 2.20(a); and

(2) For purposes of Section 2.20(b), the sum of (a) the alternate benchmark rate and (b) an adjustment (which may be a positive or negative value or zero), in each case, that has been selected by the Administrative Agent and the Borrower as the replacement for such Available Tenor of such Benchmark giving due consideration to any evolving or then-prevailing market convention, including any applicable recommendations made by the Relevant Governmental Body, for Dollar-denominated syndicated credit facilities at such time;

provided that, if the Benchmark Replacement as determined pursuant to clause (1) or (2) above would be less than the Floor, the Benchmark Replacement will be deemed to be the Floor for the purposes of this Agreement and the other Loan Documents.

“Benchmark Replacement Conforming Changes” means, with respect to any Benchmark Replacement, any technical, administrative or operational changes (including changes to the definition of “Base Rate,” the definition of “Business Day,” the definition of “Interest Period,” timing and frequency of determining rates and making payments of interest, timing of borrowing requests or prepayment, conversion or continuation notices, the applicability and length of lookback periods, the applicability of breakage provisions, the formula for calculating any successor rates identified pursuant to the definition of “Benchmark Replacement”, the formula, methodology or convention for applying the successor Floor to the successor Benchmark Replacement and other technical, administrative or operational matters) that the Administrative Agent decides may be appropriate to reflect the adoption and implementation of such Benchmark Replacement and to permit the administration thereof by the Administrative Agent in a manner substantially consistent with market practice (or, if the Administrative Agent decides that adoption of any portion of such market practice is not administratively feasible or if the Administrative Agent determines that no market practice for the administration of such Benchmark Replacement exists, in such other manner of administration as the Administrative Agent decides is reasonably necessary in connection with the administration of this Agreement and the other Loan Documents).

“Benchmark Transition Event” means, with respect to any then-current Benchmark other than USD LIBOR, the occurrence of a public statement or publication of information by or on behalf of the administrator of the then-current Benchmark, the regulatory supervisor for the administrator of such Benchmark, the Federal Reserve Board, the Federal Reserve Bank of New York, an insolvency official with jurisdiction over the administrator for such Benchmark, a resolution authority with jurisdiction over the administrator for such Benchmark or a court or an entity with similar insolvency or resolution authority over the administrator for such Benchmark, announcing or stating that (a) such administrator has ceased or will cease on a specified date to provide all Available Tenors of such Benchmark, permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark or (b) all Available Tenors of such Benchmark are or will no longer be representative of the underlying market and economic reality that such Benchmark is intended to measure and that representativeness will not be restored.

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“Beneficial Ownership Certification” means a certification regarding beneficial ownership required by the Beneficial Ownership Regulation.

“Beneficial Ownership Regulation” means 31 C.F.R. § 1010.230.

“Borrower” has the meaning assigned to such term in the introductory paragraph of this Agreement.

“Borrowing” means a borrowing of Loans under Section 2.03.

“Borrowing Request” has the meaning assigned to such term in Section 2.03.

“Brazilian Civil Code” means Brazilian law number 10.406, dated as of January 10, 2002, as amended from time to time.

“Brazilian Civil Procedure Code” means Brazilian law number 13.105, dated as of March 16, 2015, as amended from time to time.

“Brazilian Corporate Law” means Brazilian law number 6.404, dated as of December 15, 1976, as amended from time to time.

“Business Day” means any day that is not a Saturday, Sunday or other day on which commercial banks in New York City, United States, London, England, Luxembourg or São Paulo, Brazil are authorized or required by law to remain closed; provided that, when used in connection with a LIBO Rate Loan, the term “Business Day” shall also exclude any day on which commercial banks are not open for international business, including dealings in Dollar deposits in the London interbank market.

“Capital Lease Obligations” means, with respect to any Person, the obligations of such Person under any lease that is required to be classified and accounted for as capital lease obligations on a balance sheet prepared in accordance with GAAP and, for purposes of this definition, the amount of such obligations at any date shall be the capitalized amount of such obligations at such date, determined in accordance with GAAP.

“Change in Law” means, the occurrence, after the date of this Agreement, of any of the following: (a) the adoption or taking effect of any law, rule, regulation or treaty, (b) any change in any law, rule, regulation or treaty or in the administration, interpretation, implementation or application thereof by any Governmental Authority or (c) the making or issuance of, or compliance by any Lender (or, for purposes of Section 2.11(b), by any lending office of such Lender or by such Lender’s holding company, if any) with, any request, guideline or directive (whether or not having the force of law) of any Governmental Authority made or issued; provided that (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith and (y) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “Change in Law,” regardless of the date enacted, adopted or issued.

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“Change of Control” means:

(1) the direct or indirect sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the assets of the Parent and its Subsidiaries taken as a whole to any Person (including any “person” (as that term is used in Section 13(d)(3) of the Exchange Act)), other than to one or more of the Permitted Holders, and other than pursuant to (i) any such transaction in which immediately after the consummation thereof, no “person” or “group” (as such terms are used for purposes of Sections 13(d) and 14(d) of the Exchange Act) other than one or more Permitted Holders is the “beneficial owner” (as such term is used in Rules 13d-3 under the Exchange Act), directly or indirectly, of more than 50% of the total voting power of the Voting Stock of the Person to which all or substantially all of the assets of the Parent and its Subsidiaries taken as a whole are sold, leased, transferred or conveyed, or (ii) any such sale, lease, transfer or conveyance to one or more Permitted Holders if immediately after such transaction no “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act), other than one or more Permitted Holders, is the “beneficial owner” (as defined in Rules 13d-3 under the Exchange Act), directly or indirectly, of more than 50% of the voting power of the outstanding Voting Stock of such Permitted Holder; or

(2) the consummation of any transaction (including without limitation, any merger or consolidation) the result of which is that any Person (including any “person” or “group” (as such terms are used for purposes of Sections 13(d) and 14(d) of the Exchange Act)), other than one or more Permitted Holders, is or becomes the “beneficial owner” (as such term is used in Rules 13d-3 under the Exchange Act), directly or indirectly, of more than 50% of the total voting power of the Voting Stock of the Parent; or

(3) the Parent ceases to Control the Borrower or Natura Cosméticos.

For purposes of clause (2) above, any direct or indirect holding company of the Parent shall not itself be considered a “person” or “group”; provided that no “person” or “group” (other than one or more of the Permitted Holders) beneficially owns, directly or indirectly, more than 50% of the total voting power of the Voting Stock of such holding company.

For the avoidance of doubt, a Change of Control shall not occur in the event of a merger or consolidation between Subsidiaries of the Parent or a merger of the Parent or any Subsidiary thereof with or into the Parent or any Subsidiary thereof, as the case may be.

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“Code” means the U.S. Internal Revenue Code of 1986, as amended.

“Commitment” means, as to any Lender, the obligation of such Lender, if any, to make a Loan to the Borrower in a principal amount not to exceed the amount set forth under the heading “Commitment” opposite such Lender’s name on Schedule 2.01, as such amount may be reduced or increased pursuant to Section 2.06 and Section 10.04.  The initial aggregate amount of the Commitments of all Lenders is $625,000,000.

“Commitment Termination Date” means the earlier to occur of (i) the date that is thirty (30) days prior to the Maturity Date (except that if such date is not a Business Day, the Commitment Termination Date shall be the next preceding Business Day) and (ii) the date when all of the Commitments are terminated in full by the Borrower pursuant to Section 2.06.

“Commodity Agreement” means any hedging agreement or other similar agreement or arrangement designed to protect the Loan Parties or any of their respective Subsidiaries against fluctuations in commodity prices (excluding contracts for the purchase or sale of goods in the ordinary course of business).

“Common Stock” means, with respect to any Person, any and all shares, interests or other participations in, and other equivalents (however designated and whether voting or non-voting) of such Person’s common shares, whether outstanding on date of this Agreement or issued after the date of this Agreement, and includes, without limitation, all series and classes of such common shares.

“Communications” has the meaning assigned to such term in Section 10.01(e)(ii).

“Compliance Certificate” has the meaning assigned to such term in Section 5.01(c).

“Connection Income Taxes” means Other Connection Taxes that are imposed on or measured by net income (however denominated) or that are franchise Taxes or branch profits Taxes.

“Consolidated Subsidiaries” means, as to any Person and as of any date, all Subsidiaries of such Person and other entities the accounts of which are or would be consolidated with those of such Person for financial reporting purposes as of such date, in accordance with GAAP.

“Consolidated Total Assets” means, at any date of determination, the total amount of the consolidated assets of the Parent and its Subsidiaries, as set forth on the most recent consolidated quarterly financial statements of the Parent, calculated after giving pro forma effect to any acquisition or disposition of companies, divisions, lines of businesses, operations or assets by the Parent and its Subsidiaries subsequent to such date and on or prior to the date of determination.

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“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise.

“Controlling” and “Controlled” have meanings correlative thereto.

“Currency Agreement” means any foreign exchange contract, currency swap agreement, currency option or other similar agreement or arrangement designed to protect the Loan Parties or any of their respective Subsidiaries against fluctuations in currency values.

“CVM” means the Securities and Exchange Commission of Brasil (Comissão de Valores Mobiliários).

“Daily Simple SOFR” means, for any day, SOFR, with the conventions for this rate (which will include a lookback) being established by the Administrative Agent in accordance with the conventions for this rate recommended by the Relevant Governmental Body for determining “Daily Simple SOFR” for syndicated business loans; provided, that if the Administrative Agent decides that any such convention is not administratively feasible for the Administrative Agent, then the Administrative Agent may establish another convention in its reasonable discretion.

“Debtor Relief Laws” means the Bankruptcy Code of the United States, Brazil and Luxembourg, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief Laws of the United States or other applicable jurisdictions from time to time in effect.

“Debt Rating” means, as of any date of determination, the highest Index Debt rating of the Parent, as determined by at least two Rating Agencies (collectively, the “Debt Ratings”); provided that (a) if two Rating Agencies shall issue a Debt Rating, and such Debt Ratings differ by one level, then the Pricing Level for the higher of such Debt Ratings shall apply (with the Debt Rating for Pricing Level 1 being the highest and the Debt Rating for Pricing Level 5 being the lowest); (b) if two Rating Agencies shall issue a Debt Rating, and such Debt Ratings differ by more than one level, then the Pricing Level that is one level lower than the Pricing Level of the higher Debt Rating shall apply; (c) if three Rating Agencies shall issue a Debt Rating and any two or three of the Debt Ratings are the same, then the Pricing Level shall be determined by reference to such Debt Ratings; (d) if three Rating Agencies shall issue a Debt Rating and each Debt Rating is in a different Pricing Level, then the Pricing Level that is one level higher than the middle Debt Rating shall apply; (e) if the Parent has only one Debt Rating, the Pricing Level of such Debt Rating shall apply; and (f) if the Parent does not have any Debt Rating, Pricing Level 5 shall apply.

“Default” means any event or condition which constitutes an Event of Default or which upon notice, lapse of time or both would, unless cured or waived, be an Event of Default.

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“Defaulting Lender” means any Lender that (a) has failed to fund any portion of its Loans required to be funded by it hereunder within three Business Days of the date required to be funded by it hereunder (unless such failure is due to a condition precedent to funding not having been satisfied as notified by such Lender to the Administrative Agent), (b) has notified the Administrative Agent and the Borrower that it does not intend to comply with any of its funding obligations under this Agreement or has made a public statement to the effect that it does not intend to comply with its funding obligations under this Agreement, (c) has failed, within three Business Days after request by the Administrative Agent or the Borrower, to confirm that it will comply with the terms of this Agreement relating to its obligations to fund prospective Loans (unless such failure to confirm results from a good faith dispute between such Lender and the Borrower, as notified to the Administrative Agent), (d) has otherwise failed to pay over to the Administrative Agent or any other Lender any other amount required to be paid by it hereunder within three Business Days of the date when due, unless such amount is the subject of a good faith dispute, or (e) has become, or whose holding company has become, the subject of a bankruptcy, insolvency proceeding, or a Bail-In Action, or has had a receiver, conservator, trustee or custodian appointed for it, or has taken any action in furtherance of, or indicating its consent to, approval of or acquiescence in, any such proceeding or appointment; provided that (i) such Lender shall not be deemed a Defaulting Lender if the occurrence of (a) through (e) above is the result of the acquisition of controlling equity interests in such Lender by a Governmental Authority so long as such ownership interest does not result in or provide such Lender with immunity from the jurisdiction of courts within the U.S. or from the enforcement of judgments or writs of attachment on its assets or permit such Lender (or Governmental Authority) to reject, repudiate, disavow, or disaffirm any contracts or agreements made with such Lender or (ii) if the Borrower and the Administrative Agent agree in writing that such Lender is no longer a Defaulting Lender the Administrative Agent will so notify the parties hereto, whereupon as of the effective date specified in such notice and subject to any conditions set forth therein such Lender will, to the extent applicable, purchase at par such portion of outstanding Loans of the other Lenders and make such other adjustments as the Administrative Agent may determine to be necessary to cause the Loans of the Lenders to be on a pro rata basis in accordance with their respective Commitments, whereupon such Lender will cease to be a Defaulting Lender; provided, however, that (A) no adjustments will be made retroactively with respect to fees accrued or payments made by or on behalf of the Borrower while such Lender was a Defaulting Lender and (B) except to the extent otherwise expressly agreed by the affected parties, no change hereunder from Defaulting Lender to a non-Defaulting Lender will constitute a waiver or release of any claim of any party hereunder arising from such Lender having been a Defaulting Lender.

“Determination Date” has the meaning assigned to it in Section 2.22(a).

“Disclosed Matters” means matters previously disclosed to the Administrative Agent in writing or otherwise disclosed by the Parent or any of its Subsidiaries in (i) the most recent consolidated annual or quarterly financial statements of the Parent; (ii) any fato relevante filed by the Parent or any of its Subsidiaries with the CVM, (iii) the latest Formulário de Referência filed by the Parent or any of its Subsidiaries with the CVM or (iv) any filing by the Parent Borrower or any of its Subsidiaries with the SEC.

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“Dollar Amount” means:

(i)with respect to any Commitment, the Dollar amount thereof as set forth on Schedule 2.01 or in the Assignment pursuant to which such Commitment (or portion thereof) has been assigned under Section 10.04; and

(ii)with respect to any Loan, the principal amount of such Loan then outstanding, expressed in Dollars.

“Dollars” or “$” refers to lawful currency of the United States.

“Early Opt-In Effective Date” means, with respect to any Early Opt-in Election, the sixth (6th) Business Day after the date notice of such Early Opt-in Election is provided to the Lenders, so long as the Administrative Agent has not received, by 5:00 (five) p.m. (New York City time) on the fifth (5th) Business Day after the date notice of such Early Opt-in Election is provided to the Lenders, written notice of objection to such Early Opt-in Election from Lenders comprising the Required Lenders; provided however, the Administrative Agent and the Borrower may choose a later date as specified in such notice.

“Early Opt-In Election” means the occurrence of:

(1)    a notification by the Administrative Agent to (or the request by the Borrower to the Administrative Agent to notify) each of the other parties hereto that at least five currently outstanding Dollar-denominated syndicated credit facilities at such time contain (as a result of amendment or as originally executed) a SOFR-based rate (including SOFR, a term SOFR or any other rate based upon SOFR) as a benchmark rate (and such syndicated credit facilities are identified in such notice and are publicly available for review); and

(2)    the joint election by the Administrative Agent and the Borrower to trigger a fallback from USD LIBOR and the provision by the Administrative Agent of written notice of such election to the Lenders.

“EEA Financial Institution” means (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.

“EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein, and Norway.

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“EEA Resolution Authority” means any public administrative authority or any person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.

“Effective Date” means the first date on which the conditions specified in Section 4.01 are satisfied (or waived in accordance with Section 10.02).

“Electronic Signature” means an electronic sound, symbol, or process attached to, or associated with, a contract or other record and adopted by a person with the intent to sign, authenticate or accept such contract or record.

“Environmental Laws” means all laws (including common laws), rules, regulations, codes, ordinances, orders, decrees, permits, judgments, injunctions, notices or binding agreements issued, promulgated or entered into by or with any Governmental Authority, relating in any way to the environment, the preservation or reclamation of natural resources, the management, generation, use, handling, transportation, storage, treatment, disposal, release or threatened release of any Hazardous Material or health and safety matters associated with exposure to Hazardous Material.

“Environmental Liability” means any liability, contingent or otherwise (including any liability for damages, costs of environmental remediation, fines, penalties or indemnities), directly or indirectly resulting from or based upon (a) any Environmental Laws, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) exposure to any Hazardous Materials, (d) the release or threatened release of any Hazardous Materials or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended, and the rules and regulations promulgated thereunder.

“ERISA Affiliate” means any trade or business (whether or not incorporated) under common control with any Loan Party within the meaning of Section 414(b) or (c) of the Code (and Sections 414(m) and (o) of the Code for purposes of provisions relating to Section 412 of the Code or Section 302 of ERISA).

“ERISA Event” means (a) a Reportable Event with respect to a Pension Plan; (b) the failure by any Loan Party or any ERISA Affiliate to meet all applicable requirements under the Pension Funding Rules or the filing of an application for the waiver of the minimum funding standards under the Pension Funding Rules; (c) the incurrence by any Loan Party or any ERISA Affiliate of any liability pursuant to Section 4063 or 4064 of ERISA or a cessation of operations with respect to a Pension Plan within the meaning of Section 4062(e) of ERISA; (d) a complete or partial withdrawal by any Loan Party or any ERISA Affiliate from a Multiemployer Plan or notification that a Multiemployer Plan is insolvent (within the meaning of Title IV of ERISA); (e) the filing of a notice of intent to terminate a Pension Plan under, or the treatment of a Pension Plan amendment as a termination under, Section 4041 of ERISA; (f) the institution by the PBGC of proceedings to terminate a Pension Plan; (g) the determination that any Pension Plan is in at-risk status (within the meaning of Section 430 of the Code or Section 303 of ERISA) or that a Multiemployer Plan is in endangered or critical status (within the meaning of Section 432 of the Code or Section 305 of ERISA); (h) the imposition or incurrence of any liability under Title IV of ERISA, other than for PBGC premiums due but not delinquent under Section 4007 of ERISA, upon any Loan Party or any ERISA Affiliate; (i) the engagement by any Loan Party or any ERISA Affiliate in a transaction that could be subject to Section 4069 or Section 4212(c) of ERISA; (j) the imposition of a lien upon any Loan Party pursuant to Section 430(k) of the Code or Section 303(k) of ERISA; or (k) the making of an amendment to a Pension Plan that could result in the posting of bond or security under Section 436(f)(1) of the Code.

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“Erroneous Payment” has the meaning assigned to it in Section 8.09(a).

“Erroneous Payment Deficiency Assignment” has the meaning assigned to it in Section 8.09(d).

“Erroneous Payment Impacted Class” has the meaning assigned to it in Section 8.09(d).

“Erroneous Payment Return Deficiency” has the meaning assigned to it in Section 8.09(d).

“Erroneous Payment Subrogation Rights” has the meaning assigned to it in Section 8.09(f).

“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor person), as in effect from time to time.

“Events of Default” has the meaning assigned to such term in Article 7.

“Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended, or any successor statute or statutes thereto.

“Excluded Taxes” has the meaning assigned to such term in Section 2.13(a)(i).

“Existing Maturity Date” has the meaning assigned to such term in Section 2.21(a).

“Extending Lender” has the meaning assigned to such term in Section 2.21(e).

“Extension Request Notice” has the meaning assigned to such term in Section 2.21(a).

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“Fair Market Value” means, with respect to any asset or property, the price which could be negotiated in an arm’s length, free market transaction, for cash, between a willing seller and a willing and able buyer, neither of whom is under undue pressure or compulsion to complete the transaction. Fair Market Value shall be determined by the board of directors of the Parent acting in good faith and shall be evidenced by a board resolution of the board of directors of the Parent; provided, however, that with respect to any price less than $50,000,000 only the good faith determination by the Parent’s senior management shall be required.

“FATCA” means Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor provision that is substantively comparable and not materially more onerous to comply with), and any current or future regulations or official interpretations thereof, any agreements entered into pursuant to Section 1471(b)(1) of the Code and any fiscal or regulatory legislation, rules or practices adopted pursuant to any intergovernmental agreement, treaty or convention among Governmental Authorities and implementing such sections of the Code.

“FCA” has the meaning assigned to such term in Section 2.20(a).

“Federal Funds Rate” means, for any day, the rate per annum calculated by the Federal Reserve Bank of New York based on such day’s federal funds transactions by depository institutions (as determined in such manner as the Federal Reserve Bank of New York shall set forth on its public website from time to time) and published on the next succeeding Business Day by the Federal Reserve Bank of New York as the federal funds effective rate; provided that if the Federal Funds Rate as so determined would be less than zero, such rate shall be deemed to be zero for purposes of this Agreement.

“Federal Reserve Board” means the Board of Governors of the Federal Reserve System of the United States.

“Fee Letters” means, collectively, (i) the fee letter, dated as of the date hereof, by and among the Loan Parties, the Administrative Agent and the Joint Bookrunners and (ii) the administrative agent fee letter, dated as of the date hereof, by and between the Borrower and the Administrative Agent.

“Financial Officer” means, with respect to any Person, the chief financial officer, principal accounting officer, treasurer, controller, head of finance and insurance or head of financial planning and analysis of such Person.

“Fiscal Quarter” means a fiscal quarter of the Parent or Natura Cosméticos, as the case may be.

“Fiscal Year” means a fiscal year of the Parent or Natura Cosméticos, as the case may be.

“Fitch” means Fitch Ratings Inc. and any successor thereto.

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“Floor” means the benchmark rate floor provided in this Agreement initially (as of the execution of this Agreement, the modification, amendment or renewal of this Agreement or otherwise) with respect to USD LIBOR.

“Foreign Plan” means any employee pension benefit plan that is maintained or contributed to by any Loan Party or any Subsidiary thereof with respect to employees employed outside the United States (other than any governmental arrangement) and is required to be funded through a trust or other funding vehicle (other than a trust or funding vehicle maintained exclusively by a Governmental Authority).

“GAAP” means (i) International Financial Reporting Standards, (ii) accounting practices generally accepted in the United States or (iii) accounting practices prescribed by Brazilian Corporate Law and the rules and regulations issued by the CVM, in each case as in effect from time to time, in the Parent’s discretion.

“Governmental Authority” means any nation or government, any state or municipality, any multi-lateral or similar organization or any other agency, instrumentality or political subdivision thereof and any entity exercising executive, legislative, judicial, monetary, regulatory or administrative functions of or pertaining to government.

“Guaranteed Obligations” has the meaning assigned to such term in Section 9.01(a).

“Guarantors” has the meaning assigned to such term in the introductory paragraph of this Agreement.

“Hazardous Materials” means all hazardous or toxic substances, wastes or other pollutants, including petroleum or petroleum distillates, asbestos or asbestos-containing materials, polychlorinated biphenyls, radon gas, infectious or medical wastes, and all other substances or wastes of any nature regulated pursuant to, or for which liability can be imposed under, any Environmental Law, including all explosive or radioactive substances or wastes.

“IBA” has the meaning assigned to such term in Section 2.20(a).

“Indebtedness” means with respect to any Person, without  duplication:

(1)all Obligations of such Person for borrowed money;

(2)all Obligations of such Person evidenced by bonds, debentures, notes or other similar instruments;

(3)all Capital Lease Obligations of such Person;

(4)all Obligations of such Person issued or assumed as the deferred purchase price of property, all conditional sale obligations and all obligations under any title retention agreement (but excluding trade accounts payable and other accrued liabilities arising in the ordinary course of business);

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(5)all Obligations for the reimbursement of any obligor on any letter of credit transaction, excluding obligations in respect of letters of credit or bankers’ acceptances issued in  respect of trade accounts payables to the extent not drawn upon or presented, or, if drawn upon or presented, to the extent the resulting obligation of the Person is paid within 10 Business Days;

(6)guarantees and other contingent obligations in respect of Indebtedness referred to in clauses (1) through (5) above and clause (8) below to the extent so guaranteed;

(7)all Obligations of any other Person of the type referred to in clauses (1) through (6) above that are secured by any Lien on any property or asset of such Person; and

(8)to the extent not otherwise included in this definition, net obligations of all Interest Swap Obligations and all Obligations under Currency Agreements and Commodity Agreements.

The amount of Indebtedness of any Person will be deemed to be:

(A)with respect to contingent obligations, the maximum liability upon the occurrence of the contingency giving rise to the Obligation;

(B)with respect to Indebtedness secured by a Lien on the property or asset of such Person but not otherwise the obligation, contingent or otherwise, of such Person, the lesser of (x) the Fair Market Value of such property or asset on the date the Lien attached and (y) the amount of such Indebtedness;

(C)with respect to any Indebtedness issued with original issue discount, the face amount of such Indebtedness less the remaining unamortized portion of the original issue discount of such Indebtedness;

(D)with respect to any Interest Swap Obligations or Obligations under Currency Agreements and Commodity Agreements, the net amount payable if such agreement or arrangement giving rise to such obligation terminated at that time due to default by such Person; and

(E)otherwise, the outstanding principal amount thereof.

The principal amount of any Indebtedness or other obligation that is denominated in any currency other than Dollars (after giving effect to any Interest Swap Obligations or Obligations under Currency Agreements and Commodity Agreements in respect thereof) shall be the amount thereof, as determined pursuant to the foregoing sentence, converted into Dollars at the spot rate in effect on the date of determination.

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Notwithstanding anything to the contrary, “Indebtedness” shall not be deemed to include any obligations that do not appear on the face of the balance sheet of the Parent; provided that, for purposes of Section 7.01(e), “Indebtedness” shall be deemed to include Indebtedness of the type referred to in clause (6) above even if such obligations do not appear on the face of the balance sheet of the Parent.

“Indemnified Taxes” means (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of the Loan Parties under any Loan Document and (b) to the extent not otherwise described in (a), Other Taxes.

“Indemnitee” has the meaning assigned to such term in Section 10.03(b).

“Index Debt” means senior unsecured long-term indebtedness for borrowed money of the Parent, that is not guaranteed by any other Person or subject to any other credit enhancement.

“Information” has the meaning assigned to such term in Section 10.16.

“Interest Determination Date” means, with respect to any Loans, the second Business Day prior to the commencement of any Interest Period relating to such Loans.

“Interest Payment Date” means, with respect to (i) each LIBO Rate Loan, (a) the last day of the Interest Period applicable to the Borrowing of which such Loan is a part and (b) with respect to any Interest Period longer than three months, the date that is three months from the first day of such Interest Period, and each three month anniversary thereafter until the last day of such Interest Period and (ii) with respect to each Base Rate Loan, the last Business Day of each of March, June, September and December and the Maturity Date.

“Interest Period” means, with respect to each Loan, (i) the period commencing on (and including) the date of borrowing specified in the applicable Borrowing Request and ending on (but excluding) the numerically corresponding day in the calendar month that is one, three or six months thereafter, as the Borrower may elect in such Borrowing Request, and (ii) for each subsequent Interest Period, the period commencing on (and including) the last date of the Interest Period then ending with respect to such Loan and ending on (but excluding) the numerically corresponding day in the calendar month that is one, three, or six months thereafter, as the Borrower may elect in a Notice of Interest Period Election;  provided that (i) if any Interest Period would end on a day which is not a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless such next succeeding Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Business Day, (ii) any Interest Period that commences on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the last calendar month of such Interest Period) shall end on the last Business Day of the last calendar month of such Interest Period and (iii) any Interest Period that would otherwise end after the Maturity Date shall instead end on the Maturity Date. For purposes hereof, the date of a Borrowing initially shall be the date on which such Borrowing is made and thereafter shall be the effective date of the most recent conversion or continuation of such Borrowing. If the Borrower shall have failed to select a new Interest Period as provided above, the Interest Period shall be determined in accordance with Section 2.05.

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“Interest Swap Obligations” means the obligations of any Person pursuant to any arrangement with any other Person, whereby, directly or indirectly, such Person is entitled to receive from time to time periodic payments calculated by applying either a floating or a fixed rate of interest on a stated notional amount in exchange for periodic payments made by such other Person calculated by applying a fixed or a floating rate of interest on the same notional amount and shall include, without limitation, interest rate swaps, caps, floors, collars and similar agreements.

“Joint Bookrunners” means, collectively, Bank of America, N.A., London Branch, Citibank, N.A., HSBC Bank USA, National Association, Itau BBA International plc, JPMorgan Chase Bank, N.A. and Mizuho Bank Ltd. in their respective capacities as joint bookrunners.

“Judgment Currency” has the meaning ascribed to such term in Section 10.12.

“Lender Parties” means the Lenders and the Administrative Agent.

“Lenders” has the meaning assigned to such term in the introductory paragraph of this Agreement.

“Lending Office” means, as to each Lender, its office located at its address set forth in its Administrative Questionnaire (or identified in its Administrative Questionnaire as its Lending Office) or such other office as such Lender may hereafter designate as its Lending Office by notice to the Borrower and the Administrative Agent.

“LIBO Negotiation Period” means has the meaning assigned to such term in Section 2.18(b).

“LIBO Rate” means, with respect to an Interest Period for a LIBO Rate Loan, the arithmetic average of the rates per annum which appear on the display designated as page LIBOR 01 on the Reuters Monitor Money Rates Service as determined by the ICE Benchmark Administration or any successor thereof (or such other page as may replace the LIBOR 01 page on that service for the purpose of displaying USD LIBOR) for deposits in Dollars, for a period approximately equal to such Interest Period, as of 11:00 a.m. (London time) on the date which is two Business Days prior to the commencement of such Interest Period (and rounded, if necessary, upward to the next whole multiple of 1/100th of 1.0%); provided that in no event shall such rate be less than 0.00%.

“LIBO Rate Determination Date” has the meaning assigned to such term in Section 2.18(a).

“LIBO Rate Loan” means a Loan that bears interest at a rate determined by reference to the LIBO Rate.

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“LIBO Substitute Basis” has the meaning assigned to such term in Section 2.18(b).

“Lien” means, with respect to any asset, any mortgage, deed of trust, lien, pledge, hypothecation, charge, security interest or encumbrance of any kind, in, on or of such asset, including the lien or retained security title of a conditional vendor and any easement, right of way or other encumbrance on title to real property.

“Loan” has the meaning assigned to such term in Section 2.01(a).

“Loan Documents” means this Agreement, each Note, the Fee Letters and any other document issued or entered into under this Agreement and designated by the Loan Parties and the Administrative Agent as a Loan Document.

“Loan Obligations” means all advances to, and debts, liabilities, obligations, covenants and duties of, any Loan Party arising under any Loan Document or otherwise with respect to any Loan, whether direct or indirect (including those acquired by assumption), absolute or contingent, due or to become due, now existing or hereafter arising and including interest and fees that accrue after the commencement by or against any Loan Party or any Affiliate thereof of any proceeding under any Debtor Relief Laws naming such Person as the debtor in such proceeding, regardless of whether such interest and fees are allowed claims in such proceeding. Without limiting the foregoing, the Obligations include (a) the obligation to pay principal, interest, charges, expenses, fees, indemnities and other amounts payable by any Loan Party under any Loan Document, (b) the obligation of any Loan Party to reimburse any amount in respect of any of the foregoing that the Administrative Agent or any Lender, in each case in its sole discretion, may elect to pay or advance on behalf of such Loan Party and (c) the Loan Parties’ obligation to pay, discharge and satisfy Erroneous Payment Subrogation Rights.

“Loan Parties” means, collectively, the Borrower and the Guarantors.

“Loan Party Materials” has the meaning assigned to such term in Section 10.01(f).

“Lost Promissory Note Affidavit” means an affidavit and undertaking of a Lender (i) certifying to the best of its knowledge as to the loss, theft, destruction, or mutilation of any Note and (ii) agreeing that if such Note is found or otherwise is in its custody or power it shall promptly deliver such Note to the Borrower for cancellation.

“Margin Stock” means margin stock within the meaning of Regulations T, U and X.

“Material Adverse Effect” means a material adverse effect on (a) the business, financial condition or results of operations of the Loan Parties and their Subsidiaries, taken as a whole; (b) the rights and remedies of the Lender Parties under the Loan Documents; (c) the ability of the Loan Parties, taken as a whole, to perform their payment obligations under the Loan Documents or (d) the legality, validity, binding effect or enforceability of the Loan Documents.

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“Material Indebtedness” means, with respect to any Person, Indebtedness of such Person incurred under or evidenced by a single agreement or instrument or a series of related agreements and instruments, in each case in a principal outstanding amount in excess of $125,000,000 (or its equivalent in other currencies) other than Indebtedness incurred under this Agreement and the other Loan Documents.

“Maturity Date” means the later of (a) the date falling thirty-six months after the Effective Date and (b) if the maturity is extended pursuant to Section 2.21, such extended maturity date as determined under such Section 2.21; provided, however, that, in each case, if such date is not a Business Day, the Maturity Date shall be the next preceding Business Day.

“Maximum Loan Amount” means $625,000,000.

“Maximum Rate” has the meaning assigned to such term in Section 10.

“Moody’s” means Moody’s Investors Service, Inc. and any successor thereto.

“Multiemployer Plan” means any employee benefit plan subject to Title IV of ERISA and of the type described in Section 4001(a)(3) of ERISA, to which any Loan Party or any ERISA Affiliate makes or is obligated to make contributions, during the preceding five plan years has made or been obligated to make contributions, or has any liability.

“Multiple Employer Plan” means a Plan with respect to which any Loan Party or any ERISA Affiliate is a contributing sponsor, and that has two or more contributing sponsors at least two of whom are not under common control, as such a plan is described in Section 4064 of ERISA.

“Natura Cosméticos” has the meaning assigned to such term in the introductory paragraph of this Agreement; it being understood that such term includes any of its permitted successors or assigns.

“Non-Consenting Lender” has the meaning assigned to such term in Section 10.02(e).

“Non-Extending Lender” has the meaning assigned to such term in Section 2.21(b).

“Note” has the meaning assigned to such term in Section 2.7(b).

“Notice Date” has the meaning assigned to such term in Section 2.21(b).

“Notice of Interest Period Election” has the meaning assigned to such term in Section 2.05(a).

“Obligations” means all payment obligations, whether or not contingent, for principal, premium, interest, additional amounts, penalties, fees, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing any Indebtedness.

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“OFAC” means the United States Office of Foreign Assets Control of the Department of the Treasury.

“Other Connection Taxes” means, with respect to any Lender Party, Taxes imposed as a result of a present or former connection between such Lender Party and the jurisdiction imposing such Tax (other than connections arising from such Lender Party having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Loan Document, or sold or assigned an interest in any Loan or Loan Document).

“Other Taxes” has the meaning assigned to such term in Section 2.13(a)(ii).

“Parent” has the meaning assigned to such term in the introductory paragraph of this Agreement; it being understood that such term includes any of its permitted successors or assigns.

“Participant Register” has the meaning assigned to such term in Section 10.04(e).

“Participants” has the meaning assigned to such term in Section 10.04(e).

“PATRIOT Act” means the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 and the regulations and rules promulgated thereunder, as amended from time to time.

“Payment Recipient” has the meaning assigned to such term in Section 8.09(a).

“PBGC” means the Pension Benefit Guaranty Corporation.

“Pension Funding Rules” means the rules of the Code and ERISA regarding minimum funding standards and minimum required contributions (including any installment payment thereof) to Pension Plans and Multiemployer Plans and set forth in Sections 412, 430, 431, 432 and 436 of the Code and Sections 302, 303, 304 and 305 of ERISA.

“Pension Plan” means any employee pension benefit plan (including a Multiple Employer Plan, but excluding a Multiemployer Plan) that is maintained or is contributed to by any Loan Party or any ERISA Affiliate and is either covered by Title IV of ERISA or is subject to the minimum funding standards under Section 412 of the Code.

“Permitted Holders” means (i) Antonio Luiz da Cunha Seabra, Lucia Helena Rios Seabra, RM Futura Multimercado Fundo de Investimento, Kairós Fundo de Investimento em Ações – Investimento no Exterior, Guilherme Peirão Leal, Felipe Pedroso Leal, Ricardo Pedroso Leal, Vinicius Pinotti, Fabricius Pinotti, Norma Regina Pinotti, Maria Heli Dalla Colletta de Mattos, Gustavo Dalla Colletta de Mattos, Fábio Dalla Colletta de Mattos, Sirius III Multimercado Fundo de Investimento Crédito Privado Investimento no Exterior, Pedro Luiz Barreiros Passos, Passos Participações S.A., Fundo de Investimento de Ações Veredas – Investimento no Exterior and/or any immediate family members and any Person, directly or indirectly, controlled by any of them; and (ii) any Person, directly or indirectly, controlled by a Permitted Holder.

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“Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.

“Plan” means any employee benefit plan within the meaning of Section 3(3) of ERISA, and which is subject to ERISA, maintained for employees of any Loan Party or any Subsidiary thereof, or any such plan to which any Loan Party or any Subsidiary thereof is required to contribute on behalf of any of its employees or with respect to which any Loan Party has any liability.

“Platform” means Debt Domain, Intralinks, Syndtrak, DebtX or a substantially similar electronic transmission system.

“Preferred Stock” means, with respect to any Person, any Share Capital of such Person that has preferential rights to any other Share Capital of such Person with respect to dividends or redemptions or upon liquidation.

“Prime Rate” means the rate of interest per annum publicly announced from time to time by the Administrative Agent as its prime rate in effect at its principal office in the City of New York.  Each change in the Prime Rate will be effective for purposes hereof from and including the date such change is publicly announced as being effective.

“Pro Rata Share” means:

(1) when used in reference to Commitments, with respect to each Lender at any time, a fraction (expressed as a percentage, carried out to the ninth decimal place), the numerator of which is the Commitment of such Lender at such time, and the denominator of which is the Commitments of all Lenders at such time; and

(2) when used in reference to Loans, with respect to each Lender at any time, a fraction (expressed as a percentage, carried out to the ninth decimal place), the numerator of which is the outstanding principal amount of the Loans of such Lender at such time, and the denominator of which is the aggregate outstanding principal amount of the Loans of all Lenders at such time.

“Process Agent” has the meaning assigned to such term in Section 10.10(a).

“Public Lender” has the meaning assigned to such term in Section 10.01(f).

“Purchase Money Indebtedness” means Indebtedness of the Loan Parties and each of their respective Subsidiaries incurred for the purpose of financing all or any part of the purchase price, or the cost of installation, construction or improvement, of property or equipment; provided that the aggregate principal amount of such Indebtedness does not exceed the lesser of the Fair Market Value of such property or such purchase price or cost.

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“Rating Agency” means each of S&P, Moody’s and Fitch.

“Refinance” means, in respect of any security or Indebtedness, to refinance, extend, renew, refund, repay, prepay, redeem, defease or retire, or to issue a security or Indebtedness in exchange or replacement for, such security or Indebtedness in whole or in part. “Refinanced” and “Refinancing” shall have correlative meanings.

“Register” has the meaning specified in Section 10.04(c).

“Regulations T, U and X” means Regulations T, U and X, respectively, of the Federal Reserve Board (or any successor to the function thereof establishing margin requirements), as in effect from time to time and all official rulings and interpretations thereunder or thereof.

“Related Parties” means, with respect to any specified Person, such Person’s Affiliates and the respective partners, directors, officers, employees, agents, trustees, administrators, managers, representatives and advisors of such Person and its Affiliates.

“Relevant Governmental Body” means the Federal Reserve Board or the Federal Reserve Bank of New York, or a committee officially endorsed or convened by the Federal Reserve Board or the Federal Reserve Bank of New York, or any successor thereto.

“Reportable Event” means any of the events set forth in Section 4043(c) of ERISA, other than events for which the thirty (30)-day notice period has been waived.

“Required Lenders” means, at any time, Lenders holding more than 50.0% of the aggregate outstanding Dollar Amount of the Loans or, if no Loans are outstanding, Lenders having more than 50.0% of the aggregate Dollar Amount of the Commitments as most recently in effect; provided that the Dollar Amount of the Loans and Commitments held or deemed held by any Defaulting Lender shall be excluded for purposes of making a determination of Required Lenders until such time as such Lender is no longer a Defaulting Lender.

“Resolution Authority” means an EEA Resolution Authority or, with respect to any UK Financial Institution, a UK Resolution Authority.

“Responsible Officer” means the chief executive officer, president, chief financial officer, treasurer, assistant treasurer, manager, director, legal officer or controller of a Loan Party.  Any document delivered hereunder that is signed by a Responsible Officer of a Loan Party shall be conclusively presumed to have been authorized by all necessary corporate, partnership and/or other action on the part of such Loan Party and such Responsible Officer shall be conclusively presumed to have acted on behalf of such Loan Party.

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“Restricted Payment” means any dividend or other distribution (whether in cash, securities or other property) with respect to any capital stock or other Share Capital of the Parent, or any payment (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any such capital stock or other Share Capital, or on account of any return of capital to the Parent’s stockholders, partners or members (or the equivalent Person thereof).

“S&P” means Standard & Poor’s Financial Services LLC, a subsidiary of S&P Global Inc., and any successor thereto.

“Sanctioned Country” means, at any time, a country, territory or geographical region which is itself the subject or target of country-wide or territory-wide Sanctions.

“Sanctioned Person” means any of the following currently or in the future: (a) an entity, vessel, or individual named on the list of Specially Designated Nationals or Blocked Persons maintained by OFAC currently available at http://www.treasury.gov/resource-center/sanctions/SDN-List/Pages/default.aspx or on any other sanctions list maintained by OFAC or the U.S. Department of State, on the consolidated list of persons, groups, and entities subject to EU financial sanctions currently available at https://eeas.europa.eu/headquarters/headquarters-homepage/8442/consolidated-list-sanctions_en, or on any other sanctions list maintained or administered by any Sanctions Authority; (b) anyone 50 percent or more owned or controlled by one or more entities or individuals described in clause (a) above; (c) (i) an agency or instrumentality of, or an entity owned or controlled by, the government of a Sanctioned Country, (ii) an entity located in a Sanctioned Country, or (iii) an individual who is a citizen or resident of, or located in, a Sanctioned Country, to the extent that the agency, instrumentality, entity, or individual is the subject of sanctions program administered by OFAC, the U.S. Department of State, the European Union, the United Nations Security Council or Her Majesty’s Treasury; or (d) an entity or individual engaged in activities sanctionable under CISADA (as defined below), ITRA (as defined below), IFCA (as defined below), or any other Sanctions Laws as amended from time to time.

“Sanctions” means economic or financial sanctions, requirements or trade embargoes imposed, administered or enforced by any Sanctions Authority.

“Sanctions Authority” means (a) the United States, (b) the United Nations, (c) the United Kingdom, (d) the European Union, (e) Brazil, (f) Luxembourg, and (g) the respective governmental institutions, agencies and subdivisions of any of the foregoing, including, without limitation, the United Nations Security Council, Her Majesty’s Treasury, OFAC, and the United States Department of State.

“Sanctions Laws” means the laws, regulations, and rules promulgated or administered by OFAC or the U.S. Department of State to implement United States sanctions programs, including any enabling legislation or Executive Order related thereto, as amended from time to time; the Comprehensive Iran Sanctions, Accountability, and Divestment Act and the regulations and rules promulgated thereunder (“CISADA”), as amended from time to time; the Iran Threat Reduction and Syria Human Rights Act and the regulations and rules promulgated thereunder (“ITRA”), as amended from time to time; the Iran Freedom and Counter-Proliferation Act and the regulations and rules promulgated thereunder (“IFCA”); the sanctions and other restrictive measures applied by, and any similar sanctions laws as may be enacted from time to time in the future by any Sanctions Authority; and any similar sanctions laws as may be enacted from time to time in the future by any Sanctions Authority; and any corresponding laws of jurisdictions in which any Loan Party or its Affiliates or any Lender Party operates or in which the proceeds of the Loans will be used or from which repayments of the obligations under the Loan Documents will be derived.

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“SEC” means the United States Securities and Exchange Commission or any Governmental Authority succeeding to any of its principal functions.

“Securities Act” means the U.S. Securities Act of 1933, as amended, and the rules and regulations of the SEC promulgated thereunder.

“Share Capital” means:

(1)with respect to any Person that is a corporation, any and all shares, interests, participations or other equivalents (however designated and whether or not voting) of corporate stock, including each class of Common Stock and Preferred Stock of such Person;

(2)with respect to any Person that is not a corporation, any and all partnership, membership or other equity interests of such Person; and

(3)any warrants, rights or options to purchase any of the instruments or interests referred to in clause (1) or (2) above.

“Significant Subsidiary” of any Person means any Subsidiary, including its subsidiaries, that would be a “significant subsidiary” of such Person within the meaning of Rule 1-02 under Regulation S-X promulgated pursuant to the Securities Act.

“SOFR” means a rate per annum equal to the secured overnight financing rate for such Business Day published by the Federal Reserve Bank of New York (or a successor administrator of the secured overnight financing rate) on the website of the Federal Reserve Bank of New York, currently at http://www.newyorkfed.org (or any successor source for the secured overnight financing rate identified as such by the administrator of the secured overnight financing rate from time to time).

“Subsidiary” means, as to any Person, any corporation or other entity of which shares of stock or other ownership interests having by the terms thereof ordinary voting power to elect a majority of the board of directors or other persons having similar functions of such corporation or other entity (other than stock or other interests having such power only by reason of the happening of any contingency) are at the time directly or indirectly owned by such Person.

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“Taxes” means any and all present and future taxes, duties, levies, imposts, assessments, deductions, fees or other charges or withholdings (including back-up withholding) of any nature imposed by any Governmental Authority, including any penalties, fines or interest with respect thereto.

“Term SOFR” means, for the applicable corresponding tenor, the forward-looking term rate based on SOFR that has been selected or recommended by the Relevant Governmental Body.

“Transactions” means the execution and delivery by the Loan Parties of the Loan Documents and the initial borrowing of Loans thereunder.

“UK Financial Institution” means any BRRD Undertaking (as such term is defined under the PRA Rulebook (as amended from time to time) promulgated by the United Kingdom Prudential Regulation Authority) or any person falling within IFPRU 11.6 of the FCA Handbook (as amended from time to time) promulgated by the United Kingdom Financial Conduct Authority, which includes certain credit institutions and investment firms, and certain affiliates of such credit institutions or investment firms.

“UK Resolution Authority” means the Bank of England or any other public administrative authority having responsibility for the resolution of any UK Financial Institution.

“United States” or “U.S.” means the United States of America.

“USD LIBOR” means the London interbank offered rate for Dollars.

“Voting Stock” means Share Capital in a Person having power to vote for the election of directors or similar officials of such Person or otherwise voting with respect to actions of such Person.

“Withholding Agent” means the Loan Parties and the Administrative Agent.

“Write-Down and Conversion Powers” means (a) with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule and (b) with respect to the United Kingdom, any powers of the applicable Resolution Authority under the Bail-In Legislation to cancel, reduce, modify or change the form of a liability of any UK Financial Institution or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers.

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Section 1.02.      Terms Generally.  The definitions of terms herein (including those incorporated by reference to another document) shall apply equally to the singular and plural forms of the terms defined.  Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms.  The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”.  The word “will” shall be construed to have the same meaning and effect as the word “shall”. The word “year” shall refer (i) in the case of a leap year, to a year of three hundred sixty-six (366) days and (ii) otherwise, to a year of three hundred sixty-five (365) days. Unless the context requires otherwise, (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein), (b) any reference herein to any Person shall be construed to include such Person’s successors and assigns, (c) the words “herein”, “hereof” and “hereunder”, and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (d) all references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Agreement, (e) any reference to treaties, statutes and related regulations shall include any amendments of the same and any successor treaties, statutes and regulations (unless otherwise specified) and (f) the word “property” shall be construed to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.  In determining any payment or other amount that is required to be made “pro rata” to or from any group of Lenders, Loans or Commitments, such amount shall be determined, unless otherwise specified, at the respective amounts of such Loans or Commitments, as applicable, or in the case of Lenders, to the Loans and/or Commitments held by them, in each case at such time.

Section 1.03.      Accounting Terms and Changes in GAAP.  Except as otherwise expressly provided herein, all terms of an accounting or financial nature shall be construed in accordance with GAAP as in effect from time to time; provided that, if the Borrower notifies the Administrative Agent that the Borrower requests an amendment of any provision hereof to eliminate the effect of any change occurring after the date hereof in GAAP or in the application thereof (or if the Administrative Agent notifies the Borrower that the Required Lenders request an amendment of any provision hereof for such purpose), regardless of whether such notice is given before or after such change in GAAP or in the application thereof, then such provision shall be applied on the basis of GAAP as in effect and applied immediately before such change shall have become effective until such notice shall have been withdrawn or such provision amended in accordance herewith.

ARTICLE 2
The Loans

Section 2.01.      Commitments. (a) Subject to the terms and conditions set forth herein, each Lender severally agrees to make loans in Dollars (each such loan, a “Loan”) to the Borrower from time to time, on any Business Day during the Availability Period, in an aggregate principal amount not to exceed at any time outstanding the amount of such Lender’s Commitment.  Within the limits of each Lender’s Commitment and subject to the other terms and conditions set forth herein, the Borrower may borrow, prepay and re-borrow Loans that are repaid prior to the last day of the Availability Period; provided that in no event shall the aggregate outstanding Dollar Amount of all Loans exceed the Maximum Loan Amount.

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(b)               The Commitments of the Lenders are several and not joint and the failure of any Lender to make any Loan required to be made by it shall not relieve any other Lender of its obligations hereunder, and no Lender shall be responsible for any other Lender’s failure to make Loans, to purchase participations, as applicable, or to make its payment under Section 10.03(c) as and when required hereunder.

Section 2.02.      Loans.  (a) Each Loan shall be made by the Lenders ratably in accordance with their respective Commitment, as the Borrower may request (subject to Section 2.14) in accordance herewith.

(b)At the beginning of each Interest Period for any Borrowing, the aggregate amount of such Borrowing shall be an integral multiple of $1,000,000 and not less than $5,000,000.

(c)Loans made and outstanding hereunder may not comprise more than twenty (20) separate Borrowings at any time.

(d)Notwithstanding any other provision hereof, the Borrower will not be entitled to request, or to elect to continue, any Borrowing if the Interest Period requested with respect thereto would end after the Maturity Date.

(e)The Commitment of each Lender hereunder is revolving in nature and any amounts borrowed hereunder during the Availability Period and repaid prior to the last day of the Availability Period may, subject to the terms and conditions hereof, be reborrowed.

Section 2.03.      Requests to Borrow Loans.  To request a Borrowing, the Borrower shall notify the Administrative Agent of such request in writing not later than the third Business Day before the date of the proposed Borrowing, in the form of a Borrowing Request in substantially the form of Exhibit C (a “Borrowing Request”) and signed by the Borrower.  Each such Borrowing Request shall specify the following information in compliance with Section 2.02:

(i)the aggregate amount of such Borrowing;

(ii) the date of such Borrowing, which shall be a Business Day;

(iii)the initial Interest Period to be applicable thereto, which shall be a period contemplated by the definition of “Interest Period”; and

(iv)the location and number of the Borrower’s account to which funds are to be disbursed, which shall comply with the requirements of Section 2.04 and the wiring instructions therefor.

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If no Interest Period with respect to a requested Borrowing of Loans is specified, the Borrower will be deemed to have selected an Interest Period of three month’s duration.  Promptly after it receives a Borrowing Request in accordance with this Section 2.03 and in any event at least two (2) Business Days before the date of the Borrowing, the Administrative Agent shall advise each Lender of the details of such Borrowing Request and the amount of such Lender’s Loan to be made pursuant thereto.

Section 2.04.      Funding of Loans.  (a) Each Lender making a Loan hereunder shall wire from its Lending Office the principal amount thereof in immediately available funds by 11:00 a.m., New York City time, on the proposed date of such Loan, to the account of the Administrative Agent most recently designated by it for such purpose by notice to the Lenders.  The Administrative Agent shall make such funds available to the Borrower by promptly crediting the amounts so received, in like funds, to an account of the Borrower designated by the Borrower in the applicable Borrowing Request.

(b)               Unless the Administrative Agent shall have been notified by any Lender at least one Business Day prior to the date of a Borrowing of Loans that such Lender does not intend to make available to the Administrative Agent such Lender’s portion of the Borrowing to be made on such date, the Administrative Agent may assume that such Lender has made such amount available to the Administrative Agent on such date and the Administrative Agent may (in its sole discretion and without any obligation to do so), in reliance upon such assumption, make available to the Borrower, as provided for above, a corresponding amount.  If such corresponding amount is not in fact made available to the Administrative Agent by such Lender and the Administrative Agent has made the same available to the Borrower, the Administrative Agent shall be entitled to recover such corresponding amount from such Lender on demand.  If such Lender does not pay such corresponding amount forthwith upon the Administrative Agent’s demand therefor, the Administrative Agent shall promptly notify the Borrower and the Borrower shall immediately pay such corresponding amount to the Administrative Agent. The Administrative Agent shall also be entitled to recover on demand from such Lender or the Borrower, as the case may be, interest on such corresponding amount in respect of each day from the date such corresponding amount was made available by the Administrative Agent to the Borrower until the date such corresponding amount is recovered by the Administrative Agent, at a rate per annum equal to (i) if recovered from such Lender, the cost to the Administrative Agent of acquiring overnight funds and (ii) if recovered from the Borrower, the then applicable rate for the Loans as determined pursuant to Section 2.10.  Nothing in this Section 2.04 shall be deemed to relieve any Lender from its obligation to make any Loan hereunder or to prejudice any rights which the Borrower may have against any Lender as a result of any failure by such Lender to make any Loan hereunder.

(c)                Each Lender may, at its option, make any Loan by causing any domestic or foreign branch or Affiliate of such Lender to make such Loan; provided that (i) such domestic or foreign branch or Affiliate of such Lender shall not be incorporated, domiciled, resident or established in any jurisdiction identified as a tax haven by the Organization for Economic Co-operation and Development and/or by the Brazilian tax authorities under Normative Ruling RFB No. 1037 of June 4, 2010, (ii) such option does not result in the Loan being an arrangement involving a hybrid mismatch where the mismatch outcome is priced into the terms of the arrangement or an arrangement that has been designed to produce a hybrid mismatch outcome as meant in Council Directive (EU) 2017/952 of 29 May 2017 amending Directive (EU) 2016/1164 as regards hybrid mismatches with third countries and (iii) any exercise of such option (x) shall not affect in any manner the obligation of the Borrower to repay such Loan in accordance with the terms of this Agreement, (y) shall not modify or affect in any manner the obligation of such Lender to make Loans to the Borrower in the amount of its respective Commitment and (z) shall not result in the Borrower being required to pay any amounts pursuant to Section 2.13 greater than it would have been required to pay to such Lender on the date such Loan is made. For the avoidance of doubt, in the event that a Lender exercises its option to make any Loan through its domestic or foreign branch or Affiliate and such funds are not received by the Administrative Agent in accordance with Section 2.04(a), to the extent that the Administrative Agent shall, in any event, make available to Borrower on the proposed date of the Loan an amount equal to such Lender’s portion of the Borrowing to be made on such date, it shall subsequently be entitled to recover such funds from such Lender as set forth in Section 2.04(b).

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Section 2.05.      Method of Electing Interest Periods.  (a) The initial Interest Period for each Borrowing shall be as specified in the relevant Borrowing Request.  Thereafter, the Borrower may, from time to time, subject to Section 2.11 and Section 2.12, elect the duration of the Interest Period or Interest Periods applicable to the Loans (subject in each case to the definition of Interest Period and Section 2.11 and Section 2.12).  Each such election of an Interest Period shall be made by delivering a written notice in a form approved by the Administrative Agent and signed by the Borrower (a “Notice of Interest Period Election”) to the Administrative Agent not later than 12:00 noon, New York City time, on the third Business Day before such election is to be effective.  If no such notice is timely received prior to the end of an Interest Period, the Borrower shall be deemed to have elected that all Loans having such Interest Period be continued as Loans with an Interest Period equal in length to the Interest Period then ending (in each case subject to the definition of Interest Period).

(b)               Each Notice of Interest Period Election shall specify:

(i)                 the Borrowing of Loans to which such notice applies;

(ii)               the date on which the election specified in such notice is to become effective, which shall comply with the applicable clause of subsection (a) above; and

(iii)            the duration of the new Interest Period.

Each Interest Period specified in a Notice of Interest Period Election shall comply with the provisions of the definition of Interest Period.

(c)                Promptly after receiving a Notice of Interest Period Election from the Borrower pursuant to Section 2.05(a) above, the Administrative Agent shall notify each Lender of the contents thereof and such Lender’s portion of each resulting Borrowing, and such notice shall not thereafter be revocable by the Borrower.

Section 2.06.      Termination or Reduction of Commitments.  (a) Unless previously terminated, the Commitments will automatically terminate on the Commitment Termination Date.

(b)               The Borrower may, at any time, terminate, or from time to time reduce, the Commitments; provided that (i) the amount of each reduction of the Commitments shall be an integral multiple of $1,000,000 and not less than $5,000,000 and (ii) the Borrower shall not terminate or reduce the Commitments if, after giving effect thereto and to any concurrent prepayment of Loans pursuant to Section 2.08, the aggregate outstanding principal amount of Loans would exceed the total Commitments.

(c)                The Borrower shall notify the Administrative Agent of any election to terminate or reduce the Commitments under Section 2.06(b) at least three Business Days before the effective date of such termination or reduction, specifying such election and the effective date thereof.  Promptly after it receives any such notice, the Administrative Agent shall advise the Lenders of the contents thereof.  Each notice delivered by the Borrower pursuant to this Section 2.06 will be irrevocable; provided that any such notice terminating the Commitments may state that it is conditioned on the effectiveness of other financing arrangements, in which case such notice may be revoked by the Borrower (by notice to the Administrative Agent on or before the specified effective date) if such condition is not satisfied.

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(d)               Any termination or reduction of the Commitments pursuant to this Section 2.06 will be permanent and will be applied among the Lenders in accordance with their respective Pro Rata Shares of the Aggregate Commitments.

Section 2.07.      Payment at Maturity; Evidence of Indebtedness.  (a) The Borrower unconditionally promises to pay to the Administrative Agent on the Maturity Date, for the account of each Lender, the then-unpaid principal amount of such Lender’s Loans.

(b)               The Borrower’s obligation to pay the principal of, and interest on, the Loans made by any Lender to the Borrower shall be evidenced by a promissory note, substantially in the form of Exhibit B, with blanks appropriately completed in conformity herewith (each, a “Note”).

(c)                Each Note issued on the date of the initial Borrowing to each Lender shall (i) be duly executed and delivered by the Borrower and guaranteed by the Guarantors (por aval) in accordance with the Brazilian Civil Code, (ii) be payable to such Lender, (iii) be in a stated principal amount equal to such Lender’s Commitment and (iv) bear interest as provided in Section 2.10.

(d)               Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of the Borrower to such Lender resulting from each Loan made by such Lender, including the amounts of principal and interest payable and paid to such Lender from time to time.

(e)                The Administrative Agent shall maintain accounts with respect to the Loans in which it shall record (i) the amount of each Loan made hereunder and each Interest Period (if any) applicable thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from the Borrower to each Lender hereunder and (iii) the amount of any sum received by the Administrative Agent hereunder for the account of the Lenders and each Lender’s pro rata share thereof.

(f)                The payment of any part of the principal or interest of any Note shall proportionally discharge the obligation of the Borrower under this Agreement to pay the principal or interest, as the case may be, of the Loan evidenced by such Note, and the payment of any principal or interest of the Loan in accordance with the terms hereof shall proportionally discharge the obligations of the Borrower under such Note evidencing such Loan.

(g)             The entries made in the accounts maintained pursuant to subsections (d) and (e) of this Section 2.07 shall be prima facie evidence of the existence and amounts of the obligations recorded therein; provided that any failure by any Lender or the Administrative Agent to maintain such accounts or any error therein shall not affect the Borrower’s obligation to repay the Loans in accordance with the terms of this Agreement.

(h)               If any Note shall become mutilated, destroyed, lost or stolen, the Borrower shall, upon the written request of and at the sole expense of the holder of such Note and the receipt by the Borrower of a Lost Promissory Note Affidavit from such holder, execute and deliver in replacement thereof a new Note, payable to the same holder in the same principal amount and on the same terms and dated the same date as such Note so mutilated, destroyed, lost or stolen.

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Section 2.08.      Optional Prepayments.  (a) The Borrower will have the right, from time to time, at any time to prepay any Loan in whole or in part in amounts not less than $5,000,000 or increments of $1,000,000 in excess thereof and otherwise in accordance with the provisions of this Section 2.08.  The Borrower shall notify the Administrative Agent in writing of any optional prepayment of any Borrowing hereunder, not later than 12:00 noon, New York City time, three (3) Business Days before the date of prepayment.  Each such notice shall be irrevocable and shall specify the prepayment date, the principal amount of each Borrowing or portion thereof to be prepaid; provided that, if a notice of optional prepayment is given in connection with a conditional notice of termination of the Commitments as contemplated by Section 2.06(c), then such notice of prepayment may be revoked if such notice of termination is revoked in accordance with Section 2.06(c).  Promptly after it receives any such notice, the Administrative Agent shall advise the Lenders of the contents thereof.

(b)               No prepayment hereunder will be subject to any premium, penalty or fee; provided that in the event that any prepayment is made on a day other than an Interest Payment Date, such prepayment shall include any break funding costs as provided for in Section 2.12.

(c)                Allocation of Prepayments.  Each prepayment of Loans pursuant to Section 2.08 shall be applied ratably to all Loans included in the relevant Borrowing then outstanding and being prepaid in accordance with the respective Dollar Amounts thereof.

(d)               Accrued Interest.  Each prepayment of a Borrowing shall be accompanied by accrued interest to the extent required by Section 2.10.

Section 2.09.      Fees.  (a) The Borrower shall pay to the Administrative Agent in respect of the Commitments, for the account of each Lender, a commitment fee in an amount, per annum, equal to 35.0% of the Applicable Margin multiplied by the actual daily amount by which (x) such Lender’s Commitment exceeds (y) the aggregate outstanding principal amount of such Lender’s Loans, during the period from the Effective Date to the Commitment Termination Date.  Accrued commitment fees will be payable in arrears on the last day of March, June, September and December of each year and the Commitment Termination Date, commencing on the first such day to occur after the date hereof.  All commitment fees will be computed on the basis of a year of three hundred and sixty (360) days and will be payable for the actual number of days elapsed (including the first day but excluding the last day).

(b)               The Borrower shall pay to the Administrative Agent for the account of each Lender in accordance with its Applicable Percentage, a utilization fee calculated as follows:

(i)                 0.15% per annum times the aggregate outstanding principal amount of all Loans on each day that such aggregate outstanding principal amount is greater than 33.0% and less than or equal to 66.0% of the actual daily amount of the Aggregate Commitments then in effect (or, if terminated, in effect immediately prior to such termination); and

(ii)               0.30% per annum times the aggregate outstanding principal amount of all Loans on each day that such aggregate outstanding principal amount is greater than 66.0% of the actual daily amount of the Aggregate Commitments then in effect (or, if terminated, in effect immediately prior to such termination);

in each case, giving effect to any adjustments as provided in Section 2.17(b).

(c)                The utilization fee shall be due and payable quarterly in arrears on the last Business Day of each March, June, September and December, commencing with the first such date to occur after the Effective Date, and on the last day of the Availability Period.  The utilization fee shall be calculated quarterly in arrears.

(d)             The Borrower shall pay to the Administrative Agent for its own account and/or for the account of each Lender and each Joint Bookrunner, as the case may be, such fees payable in the amounts and at the times set forth in the Fee Letters.

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Section 2.10.      Interest.  (a) Each Loan shall bear interest on the outstanding principal amount thereof, for each day during each Interest Period applicable thereto, at a rate per annum equal to the sum of the LIBO Rate plus the Applicable Margin applicable to such Interest Period.  Such interest shall be payable in arrears on each Interest Payment Date and the Maturity Date; provided that (i) interest accrued pursuant to paragraph (b) of this Section shall be payable on demand and (ii) in the event of any repayment or prepayment of the Loans, accrued interest on the principal amount repaid or prepaid shall be payable on the date of such repayment or prepayment.

(b)               Notwithstanding the foregoing, any overdue amounts under the Loan Documents shall bear interest, after as well as before judgment, at a rate per annum equal to 1.0% plus the rate otherwise applicable to the Loans as provided in Section 2.10(a) (whether or not any Loans are then outstanding) to the fullest extent permitted by applicable laws.

(c)                All interest hereunder will be computed on the basis of a year of three hundred sixty (360) days, except that interest computed by reference to the Base Rate at times when the Base Rate is based on the Prime Rate shall be computed on the basis of a year of three hundred sixty-five (365) days (or three hundred sixty-six (366) days in a leap year), and, in each case, will be payable for the actual number of days elapsed (including the first day but excluding the last day).

(d)               The Administrative Agent shall determine, in accordance with the terms of this Agreement, each interest rate applicable to the Loans hereunder.  The Administrative Agent shall promptly notify the Borrower and the Lenders, of each rate of interest so determined, and its determination thereof shall, absent manifest error, be conclusive.

(e)                On each Interest Determination Date, the Administrative Agent shall determine the LIBO Rate applicable to the Loans at the commencement of the next succeeding Interest Period for such Borrowing and shall promptly notify the Borrower and the Lenders thereof.

Section 2.11.      Increased Costs.  (a) If any Change in Law shall:

(i)                 impose, modify or deem applicable any reserve, special deposit, compulsory loan, insurance charge or similar requirement against assets of, deposits with or for the account of, or credit extended or participated in by, any Lender (except any reserve requirement reflected in the LIBO Rate); or

(ii)               subject any Lender or the Administrative Agent to any Taxes (other than (A) Indemnified Taxes, (B) Taxes described in clauses (B) through (D) of the definition of Excluded Taxes and (C) Connection Income Taxes) on its Loans, Commitments, or its deposits, reserves, other liabilities or capital attributable thereto; or

(iii)            impose on any Lender or the London interbank market any other condition, cost or expense (other than Taxes) affecting this Agreement or the Loans made by such Lender or participation therein;

and the result of any of the foregoing shall be to increase the cost to such Lender or the Administrative Agent of making, converting to, continuing or maintaining any Loan (or maintaining its obligation to make any such Loan) or to reduce any amount received or receivable by such Lender or the Administrative Agent hereunder (whether of principal, interest or otherwise), then the Borrower shall pay to such Lender or the Administrative Agent such additional amount or amounts as will compensate it for such additional cost incurred or reduction suffered.

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(b)               If any Lender determines that any Change in Law affecting such Lender or any lending office of such Lender or such Lender’s holding company, if any, regarding capital or liquidity requirements has or would have the effect of reducing the rate of return on such Lender’s capital or on the capital of such Lender’s holding company, if any, as a consequence of this Agreement, the Commitments of such Lender or the Loans made by such Lender, to a level below that which such Lender or such Lender’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s policies and the policies of such Lender’s holding company with respect to capital adequacy and liquidity), then from time to time the Borrower shall pay to such Lender such additional amount or amounts as will compensate it or its holding company for any such reduction suffered.

(c)                A certificate of a Lender setting forth in reasonable detail its calculation of the amount or amounts necessary to compensate it or its holding company, as the case may be, as specified in subsection (a) or (b) of this Section 2.11 shall be delivered to the Borrower and shall be conclusive absent manifest error.  In determining such amount or amounts, such Lender will act reasonably and in good faith and will use averaging and attribution methods which are reasonable.  The Borrower shall pay such Lender the amount shown as due on any such certificate within thirty (30) days after receipt thereof.

(d)               Failure or delay by any Lender to demand compensation pursuant to this Section 2.11 will not constitute a waiver of its right to demand such compensation; provided that the Borrower will not be required to compensate a Lender pursuant to this Section 2.11 for any increased cost or reduction incurred more than nine months before it notifies the Borrower of the Change in Law giving rise to such increased cost or reduction and of its intention to claim compensation therefor.  However, if the Change in Law giving rise to such increased cost or reduction is retroactive, then the nine month period referred to above will be extended to include the period of retroactive effect thereof.

(e)                At any time that any Loan is affected by the circumstances described in subsection (a) of this Section 2.11, the Borrower may (x) cancel any Borrowing Requests by giving the Administrative Agent notice in writing of cancellation on the same date that the Borrower receives notice of such circumstance pursuant to paragraph (c) of this Section 2.11, and (y) if any Loan is outstanding hereunder, upon at least three Business Days’ written notice to the Administrative Agent, (A) if, but only if, the affected Lender notifies the Borrower that use of the Base Rate would remedy such circumstances, require that the interest rate applicable to such Loan be the Base Rate in effect from time to time plus the Applicable Margin or (B) prepay such Loan pursuant to Section 2.08(c); provided, however, that if more than one Lender is affected at any time by substantially similar circumstances and costs, then all affected Lenders must be treated the same pursuant to this Section 2.11(e).

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Section 2.12.      Break Funding Payments.

(a)                If (i) any principal of any Loan is repaid on a day other than an Interest Payment Date, (ii) any LIBO Rate Loan is converted on a day other than on the last day of the Interest Period applicable thereto, (iii) the Borrower fails to borrow, convert, continue or prepay any Loan on the date specified in any notice delivered pursuant hereto or (iv) any Loan is assigned on a day other than an Interest Payment Date as a result of a request by the Borrower pursuant to Section 2.16, then the Borrower shall compensate each Lender for its loss, cost and expense attributable to such event. In the case of a LIBO Rate Loan, such loss, cost or expense to any Lender shall be deemed to include an amount determined by such Lender to be the excess, if any, of (x) the amount of interest that would have accrued on the principal amount of such Loan had such event not occurred, at the LIBO Rate that would have been applicable to such Loan, for the period from the date of such event to the end of the then-current Interest Period therefor (or, in the case of a failure to borrow, convert or continue, the Interest Period that would have begun on the date of such failure), over (y) the amount of interest that would accrue on such principal amount for such period at the interest rate that such Lender would bid were it to bid, at the commencement of such period, for dollar deposits of a comparable amount and period from other banks in the London interbank Eurodollar market.

(b)               A certificate of any Lender setting forth in reasonable detail the calculation of any amount or amounts that such Lender is entitled to receive pursuant to this Section 2.12 shall be delivered to the Borrower and shall be conclusive absent manifest error.  The Borrower shall pay such Lender the amount due under this Section 2.12 as shown on any such certificate within thirty (30) days after receipt thereof.

Section 2.13.      Taxes.  (a) For purposes of this Section 2.13, the following terms have the following meanings:

(i)                 “Excluded Taxes” means any of the following Taxes imposed on or with respect to a Lender Party or required to be withheld or deducted from a payment to a Lender Party:

(A)       Taxes imposed on or measured by net income (however denominated), franchise Taxes, and branch profits Taxes, in each case, (1) imposed as a result of such Lender Party being organized under the laws of, or having its principal office or, in the case of any Lender, its applicable lending office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (2) that are Other Connection Taxes;
(B)        any U.S. federal withholding Taxes imposed under FATCA;
(C)        Taxes attributable to such Lender Party’s failure to comply with Section 2.13(f); and
(D)       with respect to a Tax imposed by Luxembourg, Taxes that become payable upon a voluntary registration made by any party if such registration is not required by any applicable law or not necessary to evidence, prove, maintain, enforce, compel or otherwise assert the rights of such party or obligations of any party under a Loan Document.

(ii)               “Other Taxes” means all present or future stamp, court or documentary, intangible, recording, filing or similar Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Loan Document; provided that Other Taxes shall not include Other Connection Taxes imposed with respect to an assignment (other than an assignment made pursuant to Section 2.15 or Section 2.16).

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(iii)            Any reference to “law” includes FATCA.

(b)               Any and all payments by any Loan Party to or for the account of any Lender or the Administrative Agent under any Loan Document shall be made free and clear of and without deduction or withholding for any Taxes except as required by applicable law; provided that, if any Withholding Agent shall be required by applicable law to withhold or deduct any Taxes from any such payments, (i) if such Tax is an Indemnified Tax, then the sum payable shall be increased as necessary so that after making all required deductions and withholdings (including deductions and withholdings applicable to additional sums payable under this Section 2.13) such Lender or the Administrative Agent (as the case may be) receives an amount equal to the sum it would have received had no such deductions or withholdings been made, (ii) such Withholding Agent shall make such deductions or withholdings, (iii) such Withholding Agent shall pay the full amount deducted or withheld to the relevant Governmental Authority in accordance with applicable law and (iv) such Loan Party shall promptly furnish to the Administrative Agent, at its address referred to in Section 10.01, the original or a certified copy of a receipt or return issued by such Governmental Authority evidencing payment thereof, (or other evidence of payment reasonably satisfactory to the Administrative Agent) within ten (10) Business Days after the date such payment is made, and the Administrative Agent shall promptly forward such receipt to the relevant Lender.

(c)                The Loan Parties shall timely pay to the relevant Governmental Authority in accordance with applicable law, or at the option of the Administrative Agent timely reimburse it for the payment of, any Other Taxes.

(d)               Each Loan Party agrees to jointly and severally indemnify each Lender Party for the full amount of Indemnified Taxes (including any Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section 2.13) paid or payable by such Lender Party or required to be withheld or deducted from a payment to such Lender Party and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority.  A certificate as to the amount of such payment or liability delivered to the Loan Parties by a Lender Party (with a copy to the Administrative Agent), or by the Administrative Agent on its own behalf or on behalf of a Lender Party, shall be conclusive absent manifest error. This indemnification shall be paid within fifteen (15) days after such Lender Party makes demand therefor.

(e)                Each Lender agrees to severally indemnify the Administrative Agent, within fifteen (15) days after demand therefor, for (i) any Indemnified Taxes attributable to such Lender (but only to the extent that the Loan Parties have not already indemnified the Administrative Agent for such Indemnified Taxes and without limiting the obligation of the Loan Parties to do so), (ii) any Taxes attributable to such Lender’s failure to comply with the provisions of Section 10.04(l) relating to the maintenance of a Participant Register and (iii) any Excluded Taxes attributable to such Lender, in each case, that are payable or paid by the Administrative Agent in connection with any Loan Document, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to any Lender by the Administrative Agent shall be conclusive absent manifest error. Each Lender hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender under any Loan Document or otherwise payable by the Administrative Agent to the Lender from any other source against any amount due to the Administrative Agent under this paragraph (e).

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(f)                If a Lender or the Administrative Agent is eligible for the benefits of an income tax treaty with respect to any fees payable by any Loan Party hereunder, such Lender shall provide such Loan Party, at the time or times reasonably requested by such Loan Party, with any form, document or other certification, appropriately completed, and duly legalized or apostilled, if appropriate, that are necessary for such Lender or the Administrative Agent, respectively, to be exempt from, or entitled to a reduced rate of, Tax on payments of such fees.  In addition, each Lender, upon the reasonable request of any Loan Party or the Administrative Agent, shall provide to such Loan Party or the Administrative Agent such other form, certification or similar documentation, if any, as is currently required under applicable law, in order to obtain an exemption from, or reduced rate of, deduction, payment or withholding of Taxes to which such Lender or the Administrative Agent is entitled pursuant to an applicable tax treaty or applicable law if such Loan Party shall have furnished to such Lender or the Administrative Agent copies of such documentation and notice of the entirety of such requirements together with applicable instructions; provided that a Lender shall not be required to provide such other documentation if in such Lender’s reasonable judgment, such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender.

(g)               If any party determines, in its sole discretion exercised in good faith, that it has received a refund of any Taxes as to which it has been indemnified pursuant to this Section (including by the payment of additional amounts pursuant to this Section), it shall pay to the indemnifying party an amount equal to such refund (but only to the extent of indemnity payments made under this Section with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses (including Taxes) of such indemnified party and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund). Such indemnifying party, upon the request of such indemnified party, shall repay to such indemnified party the amount paid over pursuant to this paragraph (g) (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) in the event that such indemnified party is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this paragraph (g), in no event will the indemnified party be required to pay any amount to an indemnifying party pursuant to this paragraph (g) the payment of which would place the indemnified party in a less favorable net after-Tax position than the indemnified party would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid. This paragraph shall not be construed to require any indemnified party to make available its Tax returns (or any other information relating to its Taxes that it deems confidential) to the indemnifying party or any other Person.

(h)               Notwithstanding the foregoing, nothing in this Section 2.13 shall interfere with the rights of any Loan Party or any Lender Party, as the case may be, to conduct its fiscal or tax affairs in such manner as it deems fit.

Section 2.14.      Payments Generally; Pro Rata Treatment; Sharing of Set-offs.  (a)The Borrower shall make each payment required to be made by it under the Loan Documents (whether of principal, interest or fees, or amounts payable under Section 2.11, Section 2.12 or Section 2.13 or otherwise) before the time expressly required under the relevant Loan Document for such payment (or, if no such time is expressly required, before 12:00 noon, New York City time), on the date when due, in immediately available funds, without set‑off or counterclaim.  Any amount received after 3:00 p.m., New York City time on any day may, in the discretion of the Administrative Agent, be deemed to have been received on the next succeeding Business Day for purposes of calculating interest thereon.  All such payments shall be made to the Administrative Agent at the Administrative Agent’s Account.  The Administrative Agent shall distribute any such payment received by it for the account of any other Person to the appropriate recipient promptly after receipt thereof.  If any payment under any Loan Document shall be due on a day that is not a Business Day, the date for payment will be extended to the next succeeding Business Day and, if such payment accrues interest, interest thereon will be payable for the period of such extension.  All payments hereunder shall be made in Dollars.

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(b)               Subject to Section 7.02, if at any time insufficient funds are received by and available to the Administrative Agent to pay fully all amounts of principal, interest and fees relating to the Loans and other amounts then due hereunder, such funds shall be applied (i) first, to pay fees, expenses and other amounts (other than principal of, and interest on the Loans) then due hereunder, ratably among the parties entitled thereto in accordance with the amounts then due to such parties, (ii) second, to pay accrued and unpaid interest on the Loans and (iii) third, to pay principal of Loans then due hereunder with respect to such Loans, ratably among the parties entitled thereto in accordance with the amounts of principal then due to such parties.

(c)                If any Lender shall, by exercising any right of set-off or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of its Loans or payment of any other amount under this Agreement or the other Loan Documents, resulting in such Lender receiving a percentage of the principal of or interest on the Loans or such other amounts then due under the Loan Documents in excess of such Lender’s share thereof, then the Lender receiving such greater proportion shall purchase (for cash in Dollars at face value) participations in the Loans held by other Lenders to the extent necessary so that the benefit of all such payments shall be shared by such Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Loans and other amounts owing to them; provided that (i) if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest, and (ii) the provisions of this subsection shall not apply to any payment made by the Borrower pursuant to and in accordance with the express terms of this Agreement (including the application of funds arising from the existence of a Defaulting Lender) or any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans to any assignee or participant, other than to the Borrower or any Subsidiary or Affiliate thereof (as to which the provisions of this subsection shall apply).  The Borrower consents to the foregoing and agrees, to the extent it may effectively do so under applicable law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against the Borrower rights of set-off and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of the Borrower in the amount of such participation.

(d)               Unless, before the date on which any payment is due to the Administrative Agent for the account of one or more Lender Parties hereunder, the Administrative Agent receives from the Borrower notice that the Borrower will not make such payment, the Administrative Agent may assume that the Borrower has made such payment on such date in accordance herewith and may, in reliance on such assumption, distribute to each relevant Lender Party the amount due to it.  In such event, if the Borrower has not in fact made such payment, each Lender Party severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender Party with interest thereon, for each day from and including the day such amount is distributed to it to but excluding the day it repays the Administrative Agent at the greater of (i) the Federal Funds Rate and (ii) a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation.

(e)                If any Lender fails to make any payment required to be made by it pursuant to Section 2.04(b), Section 2.14(c) or Section 10.03(c), the Administrative Agent may, in its discretion (notwithstanding any contrary provision hereof), apply any amounts thereafter received by the Administrative Agent for the account of such Lender to satisfy such Lender’s obligations under such Sections until all such unsatisfied obligations are fully paid.

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Section 2.15.      Lender’s Obligation to Mitigate. If any Lender requests compensation under Section 2.11, or if the Borrower is required to pay any Indemnified Tax or additional amounts to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.13, or if any Lender gives notice pursuant to Section 2.19, then, at the written request of the Borrower, such Lender shall use reasonable efforts to designate a different Lending Office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the good faith judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 2.11 or Section 2.13, as the case may be, in the future, or eliminate the need for notice pursuant to Section 2.19 and (ii) would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender. The Borrower hereby agrees to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment.

Section 2.16.      Replacement of Lenders.  If (x) any Lender (A) requests compensation under Section 2.11 and has declined or is unable to designate a different lending office in accordance with Section 2.15 or (B) becomes a Defaulting Lender or (C) becomes a Non-Consenting Lender under Section 10.02, or (y) the Borrower is required to pay any Indemnified Tax or additional amounts to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.13, then the Borrower may, at its sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to assign, without recourse (in accordance with and subject to the restrictions contained in Section 10.04), all its interests, rights (other than its existing rights to payments pursuant to Section 2.11 and Section 2.13) and obligations under this Agreement and the other Loan Documents to an assignee that meets the requirements under Section 10.04 that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment); provided that (a) the Borrower shall have received the prior written consent of the Administrative Agent, which consent shall not unreasonably be withheld, conditioned or delayed, (b) such Lender shall have received payment of an amount equal to the outstanding principal of its Loans, accrued interest thereon, accrued fees and all other amounts payable to it hereunder and under the other Loan Documents (including any amounts under Section 2.12), from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrower (in the case of all other amounts), (c) in the case of any such assignment resulting from a claim for compensation under Section 2.11 or payments required to be made pursuant to Section 2.13, such assignment will result in a reduction in such compensation or payments thereafter, (d) such assignment shall not conflict with applicable law and (e) in the case of any assignment resulting from a Lender becoming a Non-Consenting Lender, the applicable assignee shall have consented to the applicable amendment, waiver or consent.  A Lender shall not be required to make any such assignment if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrower to require such assignment cease to apply.

Section 2.17.      Loans to be Made Pro Rata by Lenders; Defaulting Lenders.

(a)                The Loans under this Agreement shall be made by the Lenders pro rata on the basis of their respective Commitments. It is understood that no Lender shall be responsible for any default by any other Lender of its obligation to make any Loan on any date of the Borrowing hereunder and that each Lender shall be obligated to make the Loans provided to be made by it hereunder regardless of the failure of any other Lender to make any Loan on any date of the Borrowing hereunder.

(b)               Notwithstanding any provision of this Agreement to the contrary, if any Lender becomes a Defaulting Lender, then the following provisions shall apply for so long as such Lender is a Defaulting Lender, to the extent permitted by applicable law: (i) commitment fees shall cease to accrue on the unfunded portion of the Commitment of such Defaulting Lender pursuant to Section 2.09(a); and (ii) the Dollar Amount of such Defaulting Lender’s Loans and the Commitment of such Defaulting Lender shall not be included in determining whether the Required Lenders have taken or may take any action hereunder (including any consent to any amendment, waiver or other modification pursuant to Section 10.02), except that (1) the Commitment of any Defaulting Lender may not be increased or extended, or the maturity of its Loan may not be extended, the rate of interest on its Loan may not be reduced and the principal amount of its Loan may not be forgiven, in each case without the consent of such Defaulting Lender and (2) any amendment, waiver or consent requiring the consent of all the Lenders or each affected Lender that by its terms affects any Defaulting Lender more adversely than the other affected Lenders shall require the consent of such Defaulting Lender.

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(c)                Any payment of principal, interest, fees or other amounts received by the Administrative Agent for the account of such Defaulting Lender (whether voluntary or mandatory, at maturity, pursuant to Article 7 or otherwise) or received by the  Administrative Agent from a Defaulting Lender pursuant to Section 10.08 shall be applied at such time or times as may be determined by the Administrative Agent as follows: first, to the payment of any amounts owing by such Defaulting Lender to the Administrative Agent hereunder; second, as the Borrower may request (so long as no Default or Event of Default exists), to the funding of any Loan in respect of which such Defaulting Lender has failed to fund its portion thereof as required by this Agreement, as determined by the Administrative Agent; third, if so determined by the Administrative Agent and the Borrower, to be held in a deposit account and released pro rata in order to satisfy such Defaulting Lender’s potential future funding obligations with respect to Loans under this Agreement; fourth, to the payment of any amounts owing to the Lenders as a result of any judgment of a court of competent jurisdiction obtained by any Lender against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; fifth, so long as no Default or Event of Default exists, to the payment of any amounts owing to the Borrower as a result of any judgment of a court of competent jurisdiction obtained by the Borrower against such Defaulting Lender as a result of such Defaulting Lender's breach of its obligations under this Agreement; and sixth, to such Defaulting Lender or as otherwise directed by a court of competent jurisdiction; provided that if (x) such payment is a payment of the principal amount of any Loans in respect of which such Defaulting Lender has not fully funded its appropriate share, and (y) such Loans were made at a time when the conditions set forth in Section 4.02 were satisfied or waived, such payment shall be applied solely to pay the Loans of all other Lenders on a pro rata basis prior to being applied to the payment of any Loans of such Defaulting Lender until such time as all Loans are held by the Lenders pro rata in accordance with the Commitments. Any payments, prepayments or other amounts paid or payable to a Defaulting Lender that are applied (or held) to pay amounts owed by a Defaulting Lender pursuant to this Section shall be deemed paid to and redirected by such Defaulting Lender, and each Lender irrevocably consents hereto.

Section 2.18.      Inability to Determine Interest Rate.  (a) If, on or prior to the commencement of any Interest Period for any LIBO Rate Loans outstanding hereunder, (i) the Administrative Agent determines (which determination shall be conclusive absent manifest error) that adequate and reasonable means do not exist for ascertaining the LIBO Rate for such Interest Period; (ii) the Administrative Agent determines (which determination shall be conclusive absent manifest error) that Dollar deposits are not being offered to banks in the London interbank market for the applicable amount and Interest Period for any LIBO Rate Loan (in each case with respect to clauses (i) and (ii) above, the “Impacted LIBO Rate Loans”) or (iii) the Administrative Agent is advised by the Required Lenders that the LIBO Rate for such Interest Period does not adequately and fairly reflect the cost of making or maintaining the LIBO Rate Loans for such Interest Period, then the Administrative Agent shall give notice (the “LIBO Rate Determination Notice”) thereof to the Borrower and the Lenders in writing (including by e-mail) as promptly as practicable thereafter.

(b)               During the thirty (30) day period next succeeding the date of delivery of such LIBO Rate Determination Notice (the “LIBO Negotiation Period”), (1) the Administrative Agent (in consultation with the Lenders) and the Borrower will negotiate in good faith for the purpose of agreeing upon an alternative, mutually acceptable basis (the “LIBO Substitute Basis”) for determining the rate of interest to be applicable to the LIBO Rate Loans for such Interest Period; and (2) (x) the obligation of the Lenders to make or maintain LIBO Rate Loans in the affected currency or currencies shall be suspended, (to the extent of the affected LIBO Rate Loans or Interest Periods), and (y) in the event of a determination with respect to the LIBO Rate component of the Base Rate, the utilization of the LIBO Rate component in determining the Base Rate shall be suspended.

(c)                If at the expiry of the LIBO Negotiation Period, the Required Lenders and the Borrower have agreed upon a LIBO Substitute Basis, then the LIBO Rate Loans will accrue interest at a rate per annum equal to the LIBO Substitute Basis in effect from time to time plus the Applicable Margin for LIBO Rate Loans and such substitute rate shall be retroactive to, and take effect from, the beginning of such affected Interest Period.

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(d)               If, at the expiry of the LIBO Negotiation Period, a LIBO Substitute Basis shall not have been agreed upon as aforesaid, (1) the LIBO Rate Loans will accrue interest at a rate per annum equal to the Base Rate plus the Applicable Margin for Base Rate Loans and (2) the utilization of the LIBO Rate component in determining the Base Rate shall be suspended and such substitute rate shall be retroactive to, and take effect from, the beginning of such affected Interest Period.

(e)                Upon the receipt of such LIBO Rate Determination Notice, the Borrower may revoke any pending request for a Borrowing of LIBO Rate Loans (to the extent of the affected LIBO Rate Loans or Interest Periods) or, failing that, will be deemed to have converted such request into a request for a Borrowing of Base Rate Loans in the amount specified therein.

(f)                Notwithstanding the foregoing, if the Administrative Agent has made the determination described in this section, any alternative rate of interest shall apply with respect to the Impacted LIBO Rate Loans until (1) the circumstances giving rise to such LIBO Rate Determination Notice have ceased to apply and the Administrative Agent revokes the LIBO Rate Determination Notice delivered with respect to the Impacted LIBO Rate Loans under this Section, (2) the Administrative Agent notifies the Borrower that such alternative interest rate does not adequately and fairly reflect the cost to such Lenders of funding the Impacted LIBO Rate Loans, or (3) any Lender determines that any applicable law has made it unlawful, or that any Governmental Authority has asserted that it is unlawful, for such Lender or its applicable lending affiliate to make, maintain or fund Loans whose interest is determined by reference to such alternative rate of interest or to determine or charge interest rates based upon such rate or any Governmental Authority has imposed material restrictions on the authority of such Lender to do any of the foregoing and provides the Administrative Agent and the Borrower written notice thereof.

Section 2.19.      Illegality. If any Lender determines that any law has made it unlawful, or that any Governmental Authority has asserted that it is unlawful, for any Lender or its lending office to make, maintain or fund Loans or any Governmental Authority has imposed material restrictions on the authority of such Lender to purchase or sell, or to take deposits of, Dollars in the London interbank market, then such Lender shall promptly notify the Borrower thereof (with a copy to the Administrative Agent) following which (a) such Lender’s Commitment shall be suspended until such time as such Lender may again make and maintain its Loans hereunder and (b) if such law or such restrictions shall so mandate, such Lender’s Loans shall be prepaid by the Borrower, together with accrued and unpaid interest thereon and all other amounts payable by the Borrower under this Agreement on the last day of the then current Interest Period for such Loans (or on such earlier date as shall be notified to by the Lender as being the last permissible date for such prepayment under the relevant applicable law); provided, that, in the event that such Lender has notified the Borrower that it is not unlawful for such Lender to maintain Loans accruing interest at a rate determined by reference to the Base Rate, (i) each LIBO Rate Loan held by such Lender will automatically, upon such election, convert into a Base Rate Loan and (ii) the obligation of such Lender to make or maintain LIBO Rate Loans shall be suspended, in each case until the Administrative Agent shall notify the Borrower that such Lender has determined that the circumstances causing such suspension no longer exist (of which cessation each such Lender agrees to promptly notify the Administrative Agent).

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Section 2.20.      Benchmark Replacement Setting. Notwithstanding anything to the contrary herein or in any other Loan Document:

(a)                On March 5, 2021 the Financial Conduct Authority (“FCA”), the regulatory supervisor of USD LIBOR’s administrator (“IBA”), announced in a public statement the future cessation or loss of representativeness of overnight/Spot Next, 1-week, 1-month, 2-month, 3-month, 6-month and 12-month USD LIBOR tenor settings. On the earlier of (i) the date that all Available Tenors of USD LIBOR have either permanently or indefinitely ceased to be provided by IBA or have been announced by the FCA pursuant to public statement or publication of information to be no longer representative and (ii) the Early Opt-in Effective Date, if the then-current Benchmark is USD LIBOR, the Benchmark Replacement will replace such Benchmark for all purposes hereunder and under any Loan Document in respect of any setting of such Benchmark on such day and all subsequent settings without any amendment to, or further action or consent of any other party to this Agreement or any other Loan Document; provided that, in the Administrative Agent’s sole discretion and without obligation to do so, if the Administrative Agent determines that Term SOFR has become available and has been recommended for use by the Relevant Governmental Body, is administratively feasible for the Administrative Agent and would have been identified as the Benchmark Replacement in accordance with the foregoing if it had been so available at the time that the Benchmark Replacement then in effect was so identified, and the Administrative Agent notifies the Borrower of such availability, then, from and after the beginning of the Interest Period, relevant interest payment date or payment period for interest calculated, in each case, commencing no less than thirty (30) days after the date of such notice, the Benchmark Replacement shall be Term SOFR (giving effect to any spread adjustment to Term SOFR that is consistent with the prevailing market convention for similar U.S. dollar credit facilities). If the Benchmark Replacement is Daily Simple SOFR, all interest payments will be payable as provided in the corresponding Borrowing Notice for any such LIBO Rate Loan.

(b)               Upon the occurrence of a Benchmark Transition Event, the Benchmark Replacement will replace the then-current Benchmark for all purposes hereunder and under any Loan Document in respect of any Benchmark setting at or after 5:00 (five) p.m. on the fifth (5th) Business Day after the date notice of such Benchmark Replacement is provided to the Lenders without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Document so long as the Administrative Agent has not received, by such time, written notice of objection to such Benchmark Replacement from Lenders comprising the Required Lenders. At any time that the administrator of the then-current Benchmark has permanently or indefinitely ceased to provide such Benchmark or such Benchmark has been announced by the regulatory supervisor for the administrator of such Benchmark pursuant to public statement or publication of information to be no longer representative of the underlying market and economic reality that such Benchmark is intended to measure and that representativeness will not be restored, the Borrower may revoke any request for a borrowing of, conversion to or continuation of Loans to be made, converted or continued that would bear interest by reference to such Benchmark until the Borrower’s receipt of notice from the Administrative Agent that a Benchmark Replacement has replaced such Benchmark, and, failing that, the Borrower will be deemed to have converted any such request into a request for a borrowing of or conversion to Base Rate Loans. During the period referenced in the foregoing sentence, the component of Base Rate based upon the Benchmark will not be used in any determination of Base Rate.

(c)                In connection with the implementation and administration of a Benchmark Replacement, the Administrative Agent will have the right to make Benchmark Replacement Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Benchmark Replacement Conforming Changes will become effective without any further action or consent of any other party to this Agreement or any other Loan Document.

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(d)               The Administrative Agent will promptly notify the Borrower and the Lenders of (i) the implementation of any Benchmark Replacement and (ii) the effectiveness of any Benchmark Replacement Conforming Changes. Any determination, decision or election that may be made by the Administrative Agent or, if applicable, any Lender (or group of Lenders) pursuant to this Section, including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action, will be conclusive and binding absent manifest error and may be made in its or their sole discretion and without consent from any other party hereto or any other Loan Document, except, in each case, as expressly required pursuant to this Section, and shall not be a basis of any claim of liability of any kind or nature by any party hereto, all such claims being hereby waived individually by each party hereto.

(e)                At any time (including in connection with the implementation of a Benchmark Replacement), (i) if the then-current Benchmark is a term rate (including Term SOFR or USD LIBOR), then the Administrative Agent may remove any tenor of such Benchmark that is unavailable or non-representative for Benchmark (including Benchmark Replacement) settings and (ii) the Administrative Agent may reinstate any such previously removed tenor for Benchmark (including Benchmark Replacement) settings.

(f)                The Administrative Agent does not warrant or accept any responsibility for, and shall not have any liability with respect to, the administration, submission or any other matter related to USD LIBOR or with respect to any alternative, successor or replacement rate thereof (including any Benchmark Replacement), or any calculation, component definition thereof or rate referenced in the definition thereof, including, without limitation, (i) any such alternative, successor or replacement rate implemented pursuant to this Section 2.20, whether upon the occurrence of a Benchmark Transition Event or an Early Opt-In Election, and (ii) the effect, implementation or composition of any Benchmark Replacement Conforming Changes pursuant to Section 2.20(c), including without limitation, whether the composition or characteristics of any such alternative, successor or replacement reference rate will be similar to, or produce the same value or economic equivalence of, USD LIBOR or have the same volume or liquidity as did USD LIBOR prior to the discontinuance or unavailability of USD LIBOR. In addition, the discontinuation of USD LIBOR and any alternative, successor or replacement reference rate may result in a mismatch between the reference rate referenced in this Agreement and your other financial instruments, including potentially those that are intended as hedges. The Administrative Agent and its Affiliates and/or other related entities may engage in transactions that affect the calculation of any alternative, successor or replacement rate and/or any relevant adjustments thereto, in each case, with all determinations of such alternative, successor or replacement rate by the Administrative Agent to be conclusive, absent manifest error. The Administrative Agent may select information sources or services in its reasonable discretion to ascertain such alternative, successor or replacement rate, in each case pursuant to the terms of this Agreement (as amended, amended and restated, supplemented or otherwise modified from time to time), and shall have no liability to the Loan Parties, any Lender or any other person or entity for damages of any kind, including direct or indirect, special, punitive, incidental or consequential damages, costs, losses or expenses (whether in tort, contract or otherwise and whether at law or in equity), for any error or calculation of any such rate (or component thereof) provided by any such information source or service.

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Section 2.21.      Extension of Maturity Date.

(a)                The Borrower may, by notice to the Administrative Agent (who shall promptly notify the Lenders) (the “Extension Request Notice”) not earlier than three hundred and sixty days (360) days and not later than one hundred and twenty (120) days prior to the Maturity Date then in effect hereunder (the “Existing Maturity Date”), request that each Lender extend such Lender’s Maturity Date for an additional period of twelve months from the Existing Maturity Date.

(b)               Each Lender, acting in its sole and individual discretion, shall, by notice to the Administrative Agent given not later than the date (the “Notice Date”) that is sixty (60) days following the date of receipt of the Extension Request Notice, advise the Administrative Agent whether or not such Lender agrees to such extension (and each Lender that determines not to so extend its Maturity Date (a “Non-Extending Lender”) shall notify the Administrative Agent of such fact promptly after such determination (but in any event no later than the Notice Date) and any Lender that does not so advise the Administrative Agent on or before the Notice Date shall be deemed to be a Non-Extending Lender.  The election of any Lender to agree to such extension shall not obligate any other Lender to so agree.

(c)                The Administrative Agent shall promptly notify the Borrower of each Lender’s determination under Section 2.21(b) and in any event no later than the date that is five (5) Business Days following the Notice Date (or, if such date is not a Business Day, on the next preceding Business Day).

(d)               The Borrower shall have the right to replace each Non-Extending Lender with, and add as “Lenders” under this Agreement in place thereof, one or more assignees (each, an “Additional Commitment Lender”); provided that each of such Additional Commitment Lenders shall enter into an Assignment pursuant to which such Additional Commitment Lender shall, effective as of the Existing Maturity Date, undertake a Commitment (and, if any such Additional Commitment Lender is already a Lender, its Commitment shall be in addition to such Lender’s Commitment hereunder on such date).

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(e)                Effective as of the Existing Maturity Date, the Maturity Date of each Lender that has agreed to so extend its Maturity Date (each, an “Extending Lender”) and of each Additional Commitment Lender shall be extended to the date falling twelve months after the Existing Maturity Date (except that, if such date is not a Business Day, such Maturity Date as so extended shall be the next preceding Business Day) and each Additional Commitment Lender shall thereupon become a “Lender” for all purposes of this Agreement.

(f)                As a condition precedent to such extension, the Borrower shall:

(i)                 deliver to the Administrative Agent a certificate of each Loan Party dated as of the Existing Maturity Date (in sufficient copies for each Extending Lender and each Additional Commitment Lender) signed by a Responsible Officer of such Loan Party:

(A)       certifying and attaching the resolutions adopted by such Loan Party approving or consenting to such extension;
(B)        certifying that, before and after giving effect to such extension, (1) the representations and warranties contained in Article 3 are true and correct on and as of the Existing Maturity Date, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they are true and correct as of such earlier date, and except that for purposes of this Section 2.21, the representations and warranties contained in Section 3.04(a) and 3.04(b) shall be deemed to refer to the most recent statements furnished pursuant to clauses (a) and (b), respectively, of Section 6.01, and (2) no Default exists or would result therefrom;

(ii)               on the Maturity Date of each Non-Extending Lender, prepay any Loans of such Non-Extending Lenders outstanding on such date; and

(iii)            deliver a Note to each Extending Lender and each Additional Commitment Lender in accordance with Section 2.07.

(g)               In connection with any extension of the Maturity Date, the Borrower, the Administrative Agent and each Extending Lender participating in the extension of the Existing Maturity Date may make such amendments to this Agreement as the Administrative Agent determines to be reasonably necessary to evidence the extension; provided that no fee shall be required to be paid by the Borrower to the Administrative Agent or to any Lender in connection with any extension of the Maturity Date under this Section 2.21.

(h)               For the avoidance of doubt, no consent of any Lender (other than the Lenders participating in the extension of the Existing Maturity Date) shall be required for any extension of the Maturity Date pursuant to this Section 2.21 and this Section 2.21 shall supersede any provisions in Section 10.02 to the contrary.

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Section 2.22.      Sustainability Linked Loan Amendment.  Within thirty (30) days of the date on which the Loan Parties and the Lenders have agreed upon the key performance indicators that will be required for the purposes of calculating certain adjustments that may be made to the Applicable Margin together with such other terms required in order that this Agreement may be treated as a sustainability-linked loan, the parties hereto shall use reasonable commercial efforts to enter into an amendment to this Agreement in substantially the form of Exhibit D.

ARTICLE 3
Representations and Warranties

Each Loan Party represents and warrants to the Lender Parties on the date hereof that:

Section 3.01.      Organization; Powers.  It, and each of its Significant Subsidiaries, is duly organized and validly existing and, if applicable, in good standing, under the laws of the jurisdiction of its organization.  Except where failure to do so, in the aggregate, would not reasonably be expected to result in a Material Adverse Effect, each Loan Party and each of its Significant Subsidiaries has all requisite power and authority to carry on its business as now conducted and is qualified to do business in, and is in good standing in, every jurisdiction where such qualification is relevant and required.

Section 3.02.      Authorization; Enforceability.  (a) The Transactions are within the corporate powers of each Loan Party and have been duly authorized by all necessary corporate action.  This Agreement has been duly executed and delivered by each Loan Party and constitutes, and each other Loan Document to which each Loan Party is to be a party, when executed and delivered by such Loan Party, will constitute, a legal, valid and binding obligation of such Loan Party, in each case enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium and other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

(b)               Each Loan Party possesses all licenses, concessions, permits, consents, approvals and other authorizations issued by, and has made all declarations and filings with, the appropriate Governmental Authority, that are necessary for the ownership or lease of its properties or the conduct of its businesses and to keep all such licenses, concessions, permits, consents, approvals and other authorizations valid and in full force and effect, except to the extent that any of the foregoing would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

Section 3.03.      Governmental Approvals; No Conflicts. The Transactions (a) do not require any consent or approval of, registration or filing with, or other action by, any Governmental Authority, except such as have been obtained or made and are in full force and effect, (b) will not violate (i) any applicable law or regulation, except to the extent any such violations would not, in the aggregate, reasonably be expected to have a Material Adverse Effect or (ii) the organizational documents of any Loan Party, (c) will not violate or result in a default under any indenture, agreement or other instrument binding upon any Loan Party or any of its properties, or give rise to a right thereunder to require any Loan Party to make any payment, except to the extent such violations or defaults would not, in the aggregate, reasonably be expected to have a Material Adverse Effect and (d) will not result in the creation or imposition of any Lien on any property of any Loan Party.

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Section 3.04.      Financial Statements; No Material Adverse Change; No Default.  (a) English language versions of the audited annual financial statements of the Parent and its Consolidated Subsidiaries prepared on a consolidated basis in accordance with GAAP as of December 31, 2020, including statements of income, changes in equity and cash flows for the Fiscal Year then ended, reported on by PricewaterhouseCoopers Auditores Independentes, independent public accountants, all certified by its chief financial officer, present fairly, in all material respects, the financial position of the Parent and its Consolidated Subsidiaries as of such dates and their results of operations and cash flows for such periods in accordance with GAAP;

(b)               English language versions of the interim unaudited financial statements of (x) the Parent and its Consolidated Subsidiaries and (y) Natura Cosméticos, in each case, dated June 30, 2021, prepared on a consolidated basis in accordance with GAAP, including statements of income, changes in equity and cash flows for the Fiscal Quarter then ended on such date, present fairly, in all material respects, the financial position of such Person as of such dates and their results of operations and cash flows for such periods, subject to the absence of footnotes and to normal year-end audit adjustments in accordance with GAAP;

(c)                Since December 31, 2020 there has not occurred any event or condition that, individually or in the aggregate, has had or could reasonably be expected to result in a Material Adverse Effect.

(d)               No Default or Event of Default has occurred and is continuing.

Section 3.05.      Taxes.  Each Loan Party and each of its Significant Subsidiaries has timely filed or caused to be filed all Tax returns and reports required to have been filed by or on behalf of it and has timely paid or caused to be paid all Taxes required to have been paid by it, except (i) Taxes that are being contested in good faith by appropriate proceedings diligently conducted and for which such Person has set aside on its books adequate reserves in accordance with GAAP, where applicable or (ii) to the extent that the failure to do so would not reasonably be expected to result in a Material Adverse Effect.

Section 3.06.      Properties; Intellectual Property.  (a)  Each Loan Party and each of its Significant Subsidiaries has good title to, or valid leasehold interests in, all real and personal property material to its business, except for minor defects in title that do not interfere with its ability to conduct its business as currently conducted or to utilize such properties for their intended purposes or to the extent that any such failures would not in the aggregate reasonably be expected to have a Material Adverse Effect.

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(b)               Each of the Loan Parties and each of its Significant Subsidiaries owns, licenses or possesses the right to use all of the trademarks, tradenames, service marks, trade names, copyrights, patents, franchises, licenses and other intellectual property rights that are necessary for the operation of their respective businesses, as currently conducted, and the use thereof by any Loan Party and any Significant Subsidiary thereof does not conflict with the rights of any other Person, except to the extent that such failure to own, license or possess or such conflicts, either individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect. No claim or litigation regarding any of the foregoing is pending or, to the knowledge of such Loan Party, threatened that could reasonably be expected to be adversely determined, and, if so determined, could reasonably be expected to have a Material Adverse Effect.

Section 3.07.      Compliance with Laws.  (a) Each Loan Party and each of its Significant Subsidiaries (i) is in compliance in all respects with all applicable laws and regulations specified in Section 3.15 and (ii) is in compliance with all other applicable laws not covered by Section 3.15, except such noncompliance as could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(b)               Each Loan Party, its Significant Subsidiaries and their respective properties and operations are in compliance with all applicable Environmental Laws, except such noncompliance as could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(c)                There is no Environmental Liability of or relating to any Loan Party or any of its Significant Subsidiaries, and none of the Loan Parties nor any of their respective Significant Subsidiaries have assumed any liability of any Person under any Environmental Laws, except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

Section 3.08.      Investment Company Status.  No Loan Party is  required to register as an “investment company” as defined in the U.S. Investment Company Act of 1940, as amended.

Section 3.09.      Disclosure.  The written materials provided by the Loan Parties to the Administrative Agent or the Lenders, taken as a whole (and as modified or supplemented by other information so furnished), do not contain any material misstatement of fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that, with respect to projected financial information, the Loan Parties represent only that such information was prepared in good faith based upon assumptions believed to be reasonable at the time.

Section 3.10.      Ranking.  The payment obligations of the Loan Parties under this Agreement and the other Loan Documents constitute direct and unconditional unsecured unsubordinated obligations of the Loan Parties and will rank at least pari passu in right of payment with all other unsecured unsubordinated indebtedness of the Loan Parties.

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Section 3.11.      No Immunity.  None of the Loan Parties nor any of their respective property has any immunity from the jurisdiction of any court or from any legal process (whether through service or notice, attachment prior to judgment, attachment in aid of execution, execution or otherwise) under applicable law in respect of their obligations under the Loan Documents.

Section 3.12.      Legal Form.  Each of the Loan Documents is (or upon its coming into existence will be) in proper legal form under its governing law for the enforcement thereof against the parties thereto; provided that, in order for any Loan Document to be admissible in evidence in judicial proceedings in a court in Brazil, (a) the signatures of the parties signing such loan document outside Brazil must be notarized by a notary public qualified as such under the laws of the place of signing and, unless otherwise provided by an international treaty to which Brazil is a signatory, the signature of such notary public must be (i) authenticated by a Brazilian consular officer at the competent Brazilian consulate, or (ii) if the place of signing is a contracting party state to the Hague Convention Abolishing the Requirement of Legalization for Foreign Public Documents signed October 5, 1961, apostilled, and (b) if such Loan Document is executed in any language other than Portuguese, such Loan Document must be translated into Portuguese by a sworn translator and registered with the competent Brazilian Registry of Deeds and Documents (Registro de Títulos e Documentos). Subject to the preceding sentence, all formalities required in Brazil for the legality, validity, admissibility and enforceability (including any necessary registration, recording or filing with any court or other Governmental Authority) of each Loan Document have been accomplished, or will be accomplished within any time period permitted under applicable Brazilian law, and no Taxes are required to be paid for the validity and enforceability thereof except, in the case of enforcing any Loan Document in Brazil, the litigating party (plaintiff) that is not a resident in Brazil, does not have its head offices in Brazil, or is a foreign entity that does not have a branch regularly established in Brazil, and, further, does not own real estate property in Brazil, will have to post security or a performance bond to secure the payment of the costs of the proceeding and the fees of the opposite party’s (defendant) lawyer as required by Article 83 of the Brazilian Civil Procedure Code.  Under the applicable laws of Brazil (x) the choice of the laws of the State of New York as set forth in the loan documents is a valid choice of law, and (y) the irrevocable submission to jurisdiction and consent to service of process and appointment of the Process Agent is legal, valid, binding and effective, but any document in a foreign language (including without limitation documents relating to any foreign judgment) to be admitted in Brazilian courts or any other Brazilian public authority will have to be translated into the Portuguese language by a sworn translator and registered with the competent Brazilian Registry of Deeds and Documents (Registro de Títulos e Documentos).

Section 3.13.      Use Of Proceeds.  The Borrower shall use the proceeds of the Loans for general corporate purposes. No part of the proceeds of any Loan will be used, directly or indirectly, for any purpose that entails a violation of any of the Regulations of the Federal Reserve Board, including Regulations T, U and X.  No part of the proceeds of the Loans will be used, directly or indirectly, for any payments to any governmental official or employee, political party, official of a political party, candidate for political office, or anyone else acting in an official capacity, in order to obtain, retain or direct business or obtain any improper advantage, in violation of Anti-Corruption Laws.  No part of the proceeds of the Loans have been or will be used, directly or indirectly, to lend, contribute, provide, or have otherwise been or will be made available to fund, any activity or business with or related to any Sanctioned Person or Sanctioned Country, or in any other manner that will result in any violation or breach by any Person of Sanctions Laws.

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Section 3.14.      Litigation.  Except for Disclosed Matters, there are no actions, suits, investigations or proceedings, legal or administrative, pending or, to the best knowledge of any Loan Party, threatened, against such Loan Party or any of its Significant Subsidiaries, that would reasonably be expected to have a Material Adverse Effect.

Section 3.15.      Anti-Corruption Laws, Sanctions and Anti-Money Laundering Laws.

(a)                None of the Loan Parties nor any of their respective Subsidiaries nor, to the knowledge of any Loan Party, any Affiliate thereof or any director, officer, agent, employee or other Person acting on behalf of such Loan Party or any of its Subsidiaries is in violation of Anti-Corruption Laws; and each Loan Party and each of its Subsidiaries has instituted and maintains policies and procedures designed to ensure continued compliance therewith.

(b)               None of the Loan Parties nor any of their respective Subsidiaries nor, to the knowledge of any Loan Party, any Affiliate thereof or any director, officer, agent, employee or other Person acting on behalf of such Loan Party or any of its Subsidiaries (i) is, or is owned or controlled by, one or more Sanctioned Persons, (ii) is located, incorporated, organized, or resident in a Sanctioned Country in violation of Sanctions Laws, (iii) has any business affiliation or commercial dealings with, or investments in, any Sanctioned Country or Sanctioned Person in violation of Sanctions Laws or (iv) is in breach of or is the subject of any action or investigation under any Sanctions Laws or Anti-Money Laundering Laws.

(c)                Each Loan Party and each of its Subsidiaries has instituted and maintains policies and procedures designed to ensure compliance with Sanctions Laws and Anti-Money Laundering Laws.

Section 3.16.      Beneficial Ownership Certification.  As of the Effective Date, the information included in the Beneficial Ownership Certification, if applicable, is true and correct in all respects.

Section 3.17.      Labor Matters. Except for any Disclosed Matters or which, in the aggregate, would not reasonably be expected to have a Material Adverse Effect, there are no strikes, lockouts or other labor disputes pending or, to the knowledge of the Loan Parties, threatened against the Loan Parties.

Section 3.18.      Margin Regulations. The Borrower is not engaged and will not engage, principally or as one of its important activities, in the business of purchasing or carrying Margin Stock, or extending credit for the purpose of purchasing or carrying Margin Stock.

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Section 3.19.      ERISA Compliance.

(a)                Except as could not reasonably be expected, either individually or in the aggregate, to have a Material Adverse Effect, (i) each Plan is in compliance with the applicable provisions of ERISA, the Code and other federal or state laws and (ii) each Plan that is intended to be a qualified plan under Section 401(a) of the Code has received a favorable determination letter from the United States Internal Revenue Service to the effect that the form of such Plan is qualified under Section 401(a) of the Code and the trust related thereto has been determined by the United States Internal Revenue Service to be exempt from federal income tax under Section 501(a) of the Code, or an application for such a letter is currently being processed by the United States Internal Revenue Service, and, to the knowledge of such Loan Party, nothing has occurred that would prevent or cause the loss of such tax-qualified status.

(b)               There are no pending or, to the knowledge of such Loan Party, threatened or contemplated claims, actions or lawsuits, or action by any Governmental Authority, with respect to any Plan that, either individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

(c)                No ERISA Event has occurred, and no Loan Party or no ERISA Affiliate is aware of any fact, event or circumstance that, either individually or in the aggregate, could reasonably be expected to constitute or result in an ERISA Event with respect to any Pension Plan that, either individually or in the aggregate, has had or could reasonably be expected to have a Material Adverse Effect.

(d)               To the extent applicable, each Foreign Plan has been maintained in compliance with its terms and with the requirements of any and all applicable requirements of law and has been maintained, where required, in good standing with applicable regulatory authorities, except to the extent that the failure so to comply could not reasonably be expected, either individually or in the aggregate, to have a Material Adverse Effect. No Loan Party or no Subsidiary thereof has incurred any obligation in connection with the termination of or withdrawal from any Foreign Plan that could reasonably be expected to have a Material Adverse Effect.

ARTICLE 4
Conditions

Section 4.01.      Effective Date.  The Effective Date shall occur on the first date on which each of the following conditions shall have been met to the satisfaction of the Administrative Agent (or waived in accordance with the terms of this Agreement):

(a)                The Administrative Agent (or its counsel) shall have received from each relevant party hereto, either (i) a counterpart of this Agreement and each Fee Letter signed on behalf of such party or (ii) written evidence satisfactory to the Administrative Agent (which may include scanned transmission of a signed signature page) that such party has signed a counterpart of this Agreement and each Fee Letter.

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(b)               The Administrative Agent shall have received a favorable written opinion (addressed to the Administrative Agent and the Lenders and dated the Effective Date) of each of (i) Davis Polk & Wardwell LLP, special New York counsel for the Loan Parties, regarding certain matters of New York Law, (ii) Trench, Rossi e Watanabe Advogados, special Brazilian counsel for the Loan Parties, regarding certain matters of Brazilian Law and (iii) Loyens & Loeff Luxembourg S.à r.l., special Luxembourg counsel for the Loan Parties, regarding certain matters of Luxembourg Law.  The Borrower requests such counsel to deliver such opinions.

(c)                The Administrative Agent shall have received a certificate of a Responsible Officer of each Guarantor, dated as of the Effective Date, (i) attaching its certificate of incorporation or similar documents (such as the registration form, ficha cadastral, issued by the relevant Board of Trade), (ii) attaching its memorandum and articles of association, the estatuto social, by-laws or other similar documents, if applicable, duly filed (protocolado) before the applicable Board of Trade (Junta Comercial), if applicable, (iii) attaching documents (including, if necessary, appropriate resolutions of the board of directors or similar body of each Guarantor, and, if necessary, shareholder or similar approvals) evidencing the due authorization by it of the execution of each Loan Document to which it is a party and the performance of such Loan Documents, if applicable, including evidence of the filing (protocolo) of any such documents before the applicable Board of Trade (Junta Comercial), if applicable and (iv) certifying as to the authority, incumbency and specimen signatures of the individuals who have executed the Loan Documents and other documents contemplated hereby on behalf of such Guarantor.

(d)               The Administrative Agent shall have received a certificate of a Responsible Officer of the Borrower, dated as of the Effective Date, (i) attaching (A) an up-to-date copy of the articles of association of the Borrower, (B) an electronic up-to-date extract (extrait) from the Luxembourg Companies Register dated no earlier than two (2) Business Days prior to the Effective Date, (C) an electronic up-to-date negative certificate (certificat de non-inscription d’une décision judiciaire) from the Luxembourg Companies Register in respect of the Borrower, dated no earlier than two (2) Business Days prior to the Effective Date, stating that no judicial decision has been registered with the Luxembourg Companies Register by application of article 13, items 2 to 12 and article 14 of the Luxembourg law dated December 19, 2002 relating to the register of commerce and companies and (D) documents (including a copy of the resolutions of the board of managers of the Borrower) evidencing the due authorization by it of the execution of each Loan Document to which it is a party, (ii) confirming that (A) the Borrower is not subject to bankruptcy (faillite), insolvency, voluntary or judicial liquidation (liquidation volontaire ou judiciaire), composition with creditors (concordat préventif de la faillite), controlled management (gestion contrôlée), reprieve from payment (sursis de paiement), general settlement with creditors, reorganization or similar laws affecting the rights of creditors generally, (B) no receiver, administrative receiver, administrator, trustee, custodian, sequestrator, conservator, juge délégué, commissaire, juge-commissaire, mandataire ad hoc, administrateur provisoire, liquidateur or curateur has been appointed with respect to the Company or any of its assets, and (C) the Borrower is not in cessation of payments (cessation de paiements) and has not lost its creditworthiness, and (iii) certifying as to the authority, incumbency and specimen signatures of the individuals who have executed the Loan Documents and other documents contemplated hereby on behalf of the Borrower.

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(e)                The Administrative Agent shall have received (x) a copy of a letter from the Process Agent (i) irrevocably accepting its appointment pursuant to Section 10.10 hereof, on behalf of each Loan Party for a term through and including a date that is six (6) months after the Maturity Date and (ii) agreeing to forward any service of process to such Loan Party and (y) evidence of payment in full for each such appointment.

(f)                The Loan Parties shall have paid all fees and other amounts due and payable to the Lender Parties on or before the Effective Date, including, amounts due under the Fee Letters and to the extent invoiced to the Loan Parties at least two (2) Business Days prior to the Effective Date with reasonable documentation thereof, all out-of-pocket expenses required to be reimbursed or paid by the Loan Parties under the Loan Documents; provided that, in respect of any fees and expenses of legal counsel, the Borrower shall have made satisfactory arrangements for the payment of such fees and expenses within thirty (30) days from the Effective Date.

(g)               The Administrative Agent shall have received evidence that all approvals, authorizations or filings with any Governmental Authority required in connection with the execution, delivery and performance of this Agreement shall have been obtained.

(h)               The Administrative Agent shall have received (i) the English language versions of the audited annual financial statements of the Parent and its Consolidated Subsidiaries for the Fiscal Year ended December 31, 2020 and (ii) the English language versions of the interim unaudited financial statements of each of (x) the Parent and its Consolidated Subsidiaries and (y) Natura Cosméticos, in each case, for the Fiscal Quarter ended June 30, 2021.

(i)                 To the extent requested by the Administrative Agent or any Lender, the Administrative Agent or such Lender, as the case may be, shall have received at least five Business Days prior to the Effective Date all documentation and other information required by regulatory authorities under the PATRIOT Act and other applicable “know your customer” and anti-money laundering rules and regulations, including, if requested by the Administrative Agent or any Lender, a Beneficial Ownership Certification in relation to each Loan Party.

Forthwith upon the occurrence thereof, the Administrative Agent shall notify the Loan Parties and the Lenders in writing of the Effective Date and such notice shall be conclusive and binding.  The Administrative Agent shall be entitled to assume that the conditions specified in this Section 4.01 have been fulfilled unless it receives written notice to the contrary from any Lender prior to the Effective Date.

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Section 4.02.      Each Borrowing.  The obligation of each Lender to make a Loan on the occasion of any Borrowing, (including any Borrowings on the Effective Date) is subject to the satisfaction of the following conditions:

(a)                The representations and warranties of the Loan Parties set forth in this Agreement shall be true and correct in all material respects on and as of the date of such Borrowing, except (i) for such representations and warranties which by their term are made as of a specified date, which shall be true and correct in all material respects as of such specified date (other than any representations and warranties that are already qualified by materiality, in which case they shall be true and correct in all respects) and (ii) that the representations and warranties contained in Sections 3.04(a) and (b) shall be deemed to refer to the most recent statements furnished pursuant to clauses (a) and (b), respectively of Section 5.01.

(b)               At the time of and immediately after giving effect to such Borrowing, no Default shall have occurred and be continuing or would result from such Borrowing.

(c)                With respect only to the initial Borrowing, the Administrative Agent shall have received the executed Notes dated the date of the initial Borrowing that complies with the provisions of Section 2.07.

The acceptance of any Loans by the Borrower shall constitute a representation and warranty by the Borrower as of such date of the Borrowing to each of the Lenders extending a Loan to the Borrower that the conditions specified in Section 4.02(a) and (b) (with respect to any Borrowing) and Section 4.02(c) (with respect to the initial Borrowing) have been satisfied as of that time.

The Administrative Agent shall be entitled to assume that the conditions specified in Section 4.01 and Section 4.02 have been fulfilled unless it receives written notice to the contrary from any Lender prior to the Effective Date.

ARTICLE 5
Affirmative Covenants

Until all the Commitments have expired or terminated and the principal of and interest on each Loan and all fees payable hereunder have been paid in full, each Loan Party covenants and agrees with the Administrative Agent and the Lenders that:

Section 5.01.      Financial Statements and Other Information.  The Parent will furnish to the Administrative Agent:

(a)                as soon as available and in any event within one hundred twenty (120) days after the end of each Fiscal Year, English language versions of the audited annual financial statements of the Parent and its Consolidated Subsidiaries prepared on a consolidated basis in accordance with GAAP, as of the end of such Fiscal Year, including statements of income, changes in equity and cash flows of the Parent for such Fiscal Year, setting forth in each case in comparative form the figures for the previous Fiscal Year, all reported on by independent public accountants of recognized national standing as being prepared in accordance with GAAP;

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(b)               within sixty (60) days after the end of each of the first three Fiscal Quarters of each Fiscal Year, English language versions of the interim unaudited financial statements of (x) the Parent and its Consolidated Subsidiaries and (y) Natura Cosméticos, prepared on a consolidated basis in accordance with GAAP, as of the end of such Fiscal Quarter, including statements of income, changes in equity and cash flows for the Fiscal Quarter then ended on such date and for the then-elapsed portion of such Fiscal Year, setting forth in each case in comparative form the figures for the corresponding period or periods of the previous Fiscal Year;

provided that, if the Parent makes freely available the reports mentioned herein on its internet page or in the internet page of the CVM or the SEC, the Parent will be deemed to have satisfied the reporting requirements set forth in Section 5.01(a) and Section 5.01(b) above;

(c)                within five (5) Business Days of the delivery of audited annual financial statements under clause (a) above, a certificate of a Financial Officer (a “Compliance Certificate”) (x) certifying as to whether, to the best knowledge of such Financial Officer, no Default has occurred and, if a Default has occurred, specifying the details thereof and (y) stating that such financial statements have been prepared in accordance with GAAP and present fairly in all material respects the consolidated (if applicable) financial condition of the Persons covered thereby at the date of the statements of financial condition and the consolidated (if applicable) results of the operations of such Persons for the period covered thereby;

(d)               within five (5) Business Days after obtaining knowledge thereof, a notice of the occurrence of any Default, together with a statement of a Financial Officer setting forth the details thereof and any action taken or proposed to be taken with respect thereto;

(e)                within fifteen (15) Business Days after obtaining knowledge thereof, a notice of any litigation or governmental proceeding filed or commenced against any Loan Party or any of its Significant Subsidiaries that could reasonably be expected to be adversely determined, and, if so determined, could reasonably be expected to have a Material Adverse Effect;

(f)                promptly (but in any event within five (5) Business Days) upon the Borrower obtaining knowledge thereof, notice of any matter that has resulted or would reasonably be expected to result in a Material Adverse Effect;

(g)               from time to time, such other information as may be required by regulatory authorities under the PATRIOT Act or other applicable “know your customer” and anti-money laundering rules and regulations (including, without limitation, the Beneficial Ownership Regulation) as the Administrative Agent or any Lender may reasonably request; and

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(h)               from time to time, such other information relating to the business affairs and financial condition of the Loan Parties as the Administrative Agent or any Lender may reasonably request.

Section 5.02.      Existence; Conduct of Business.  Each Loan Party will and will cause each of its Significant Subsidiaries to (a) preserve and keep in full force and effect its legal existence and, if applicable, good standing under the laws of its jurisdiction of organization, (b) take all reasonable action to maintain all rights, privileges and licenses necessary to the conduct of its business, except to the extent that failure to take such action to maintain such rights, licenses, permits, privileges and franchises could not reasonably be expected to result in a Material Adverse Effect and (c) preserve or renew all of its registered patents, trademarks, trade names and service marks, the non-preservation of which could reasonably be expected to have a Material Adverse Effect, and, in each case, except as otherwise permitted under this Agreement.

Section 5.03.      Payment of Obligations.  Each Loan Party will, and will cause each of its Significant Subsidiaries to, pay its obligations, including tax liabilities, that, if not paid, would reasonably be expected to result in a Material Adverse Effect, before the same shall become delinquent or in default, except where (a) the validity or amount thereof is being contested in good faith by appropriate proceedings and (b) such Loan Party or such Significant Subsidiary has set aside on its books adequate reserves with respect thereto to the extent required by GAAP.

Section 5.04.      Maintenance of Properties and Insurance.  Each Loan Party will, and will cause its Significant Subsidiaries to, (a) keep all property necessary to its business in reasonably good working order and condition, ordinary wear and tear excepted and (b) maintain with financially sound and reputable insurance companies, insurance in at least such amounts, with such deductibles and against at least such risks as are customarily maintained by companies engaged in the same or similar businesses operating in the same or similar locations, except where the failure to maintain any such property or insurance would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

Section 5.05.      Proper Records; Rights to Inspect and Appraise.  Each Loan Party will, and will cause each of its Significant Subsidiaries to, keep proper books of record and account in which complete and correct entries are made of all transactions relating to its business and activities.  Upon prior reasonable notice, each Loan Party will permit any representatives designated by the Administrative Agent or any Lender, under the guidance of its officers, to visit and inspect its properties, to examine and make extracts from its books and records (except to the extent prohibited by law), and to discuss its affairs, finances and condition with its officers and independent accountants, all at such reasonable times and as often as reasonably requested; provided that, unless an Event of Default has occurred and is continuing the Administrative Agent and the Lenders shall be limited to one such visit or inspection in each Fiscal Year and such visit or inspection shall be at the sole cost and expense of the Administrative Agent or applicable Lenders (except that the Administrative Agent (on behalf of the applicable Lenders) may make one such visit during each Fiscal Year and the reasonable cost and expense thereof shall be borne by the Loan Parties).

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Section 5.06.      Compliance with Laws.

(a)                Each Loan Party will, and will cause each of its Significant Subsidiaries to, comply with all laws, rules, regulations and orders of any Governmental Authority applicable to it or its property (including, but not limited to, all applicable Environmental Laws), except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

(b)               Each Loan Party will, and will cause its Subsidiaries to, comply, in all material respects, with all Sanctions Laws, Anti-Money Laundering Laws and Anti-Corruption Laws.

Section 5.07.      Use of Proceeds.  The Borrower shall use the proceeds of the Loans for general corporate purposes.

Section 5.08.      Further Assurances.  Each Loan Party will execute and deliver any and all further documents, agreements and instruments, and take all such further actions, that may be required under any applicable law, or that the Administrative Agent or the Required Lenders may reasonably request, in order to effect the purposes of this Agreement or to protect the rights or interests of the Lender Parties under the Loan Documents.

Section 5.09.      Ranking.  The Loan Parties will take all actions as may be reasonably necessary to ensure that all payment obligations under the Loan Documents will constitute direct and unconditional unsecured unsubordinated obligations of the Loan Parties and will rank at least pari passu in right of payment with all other unsecured unsubordinated indebtedness of the Loan Parties.

Section 5.10.      Sanctions; Anti-Money Laundering Laws; Anti-Corruption Laws.

(a)                Each Loan Party shall and shall procure that each of its Subsidiaries shall maintain and enforce policies and procedures designed to ensure compliance by the Loan Parties, their Subsidiaries, and each of their respective directors, officers, employees, agents and representatives with Sanctions Laws, Anti-Corruption Laws and Anti-Money Laundering Laws.

(b)               Each Loan Party shall, and shall procure that each of its Subsidiaries shall, ensure that no funds used to pay the obligations under the Loan Documents (i) constitute the property of, or are beneficially owned, directly or indirectly, by any Sanctioned Person, (ii) are derived from any transactions or business with any Sanctioned Person or Sanctioned Country, or (iii) are derived from any unlawful activity, including activity in violation of Sanctions Laws, Anti-Money Laundering Laws or Anti-Corruption Laws.

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ARTICLE 6
Negative Covenants

Until all the Commitments have expired or terminated and the principal of and interest on each Loan and all fees payable hereunder have been paid in full, each Loan Party covenants and agrees with the Administrative Agent and the Lenders that:

Section 6.01.      Liens.  No Loan Party shall, nor shall it permit any of its Subsidiaries to, create, agree to create, incur, assume or suffer to exist any Lien upon or with respect to any of its property or assets, whether now owned or hereafter acquired; provided that nothing in this Section 6.01 shall prevent the creation, agreement to create, incurrence, assumption or existence of the following Liens:

(1)               Liens for Taxes, assessments or governmental charges or claims either (a) not delinquent or (b) contested in good faith by appropriate proceedings and as to which such Loan Party or any of its Subsidiaries shall have set aside on its books such reserves as may be required pursuant to GAAP;
(2)               statutory Liens of landlords and Liens of carriers, warehousemen, mechanics, suppliers, materialmen, repairmen and other Liens imposed by law or pursuant to customary reservations or retentions of title incurred in the ordinary course of business for sums not yet delinquent or being contested in good faith, if such reserve or other appropriate provision, if any, as shall be required by GAAP shall have been made in respect thereof;
(3)               Liens incurred or deposits made in the ordinary course of business in connection with workers’ compensation, unemployment insurance and other types of social security, including any Lien securing letters of credit issued in the ordinary course of business consistent with past practice in connection therewith, or to secure the performance of tenders, statutory obligations, surety and appeal bonds, bids, leases, government contracts, performance and return-of-money bonds and other similar obligations (exclusive of obligations for the payment of borrowed money);
(4)               any judgment Lien not giving rise to an Event of Default;
(5)               easements, rights-of-way, defects, zoning restrictions and other similar charges or encumbrances in respect of real property not interfering in any material respect with the ordinary course of the business of any of the Loan Parties or any of their respective Subsidiaries;
(6)               any interest or title of a lessor under any Capital Lease Obligation; provided that such Liens do not extend to any property or assets which is not leased property subject to such Capital Lease Obligation;
(7)               Liens securing Purchase Money Indebtedness; provided, however, that (a) the Indebtedness shall not exceed (but may be less than) the cost (i.e., purchase price) of the property or assets acquired, together, in the case of real property, with the cost of the construction thereof and improvements thereto, and shall not be secured by a Lien on any property or assets of any Loan Party or any Subsidiary of any Loan Party other than such property or assets so acquired or constructed and improvements thereto and (b) the Lien securing such Indebtedness shall be created within 180 days of such acquisition or construction or, in the case of a Refinancing of any Purchase Money Indebtedness, within 180 days of such Refinancing; and provided, further, that, to the extent that the property or asset acquired is Share Capital, the Lien also may encumber other property or assets of the Person so acquired;
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(8)               Liens upon specific items of inventory or other goods and proceeds of any Person securing such Person’s obligations in respect of bankers’ acceptances issued or created for the account of such Person to facilitate the purchase, shipment or storage of such inventory or other goods;
(9)               Liens securing reimbursement obligations with respect to commercial letters of credit which encumber documents and other property relating to such letters of credit and products and proceeds thereof;
(10)           Liens encumbering deposits made to secure obligations arising from statutory, regulatory, contractual, or warranty requirements of any Loan Party or any its Subsidiaries, including rights of offset and setoff;
(11)           Liens securing Interest Swap Obligations which Interest Swap Obligations relate to Indebtedness that is otherwise permitted under this Agreement;
(12)           Liens securing Indebtedness under Currency Agreements and Commodity Agreements that are permitted under this Agreement;
(13)           Liens securing Acquired Indebtedness; provided that: (a) such Liens secured such Acquired Indebtedness at the time of and prior to the incurrence of such Acquired Indebtedness by any Loan Party or any of its Subsidiaries and were not granted in connection with, or in anticipation of, the incurrence of such Acquired Indebtedness by such Loan Party or such Subsidiary; and (b) such Liens do not extend to or cover any property or assets of any Loan Party or of any of its Subsidiaries other than the property or assets that secured the Acquired Indebtedness prior to the time such Indebtedness became Acquired Indebtedness of such Loan Party or such Subsidiary and are no more favorable to the lienholders than those securing the Acquired Indebtedness prior to the incurrence of such Acquired Indebtedness by such Loan Party or such Subsidiary;
(14)           Liens existing as of the date of this Agreement, and any extension, renewal or replacement thereof; provided, however, that the total amount of Indebtedness so secured, if applicable, is not increased;
(15)           Liens securing Indebtedness which is incurred to Refinance any Indebtedness which has been secured by a Lien permitted under this Section 6.01; provided, however, that such Liens: (i) are no less favorable to the Lenders and are not more favorable to the lienholders with respect to such Liens than the Liens in respect of the Indebtedness being Refinanced; and (ii) do not extend to or cover any property or assets of any Loan Party or any of its Subsidiaries not securing the Indebtedness so Refinanced;
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(16)           Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods;
(17)           any rights of set-off of any person with respect to any deposit account of any Loan Party or any of its Subsidiaries arising in the ordinary course of business and not constituting a financing transaction;
(18)           any Liens granted by any Loan Party or any of its Subsidiaries to secure borrowings from, directly or indirectly, (a) Banco Nacional de Desenvolvimento Econômico e Social — BNDES or any other Brazilian governmental development bank or credit agency, or (b) any international or multilateral development bank, government-sponsored agency, export import bank or official export-import credit insurer;
(19)           any Liens on inventory or receivables of any Loan Party or any of its Subsidiaries securing the obligations of such Person under any lines of credit or working capital facility, receivables facility, securitization, factoring, discounting or similar financing transaction, or in connection with any structured export or import financing or other trade transaction; provided that the aggregate amount of inventory or receivables, as the case may be, securing Indebtedness shall not exceed 80.0% of the Parent’s consolidated aggregate inventory or outstanding receivables, as the case may be, from time to time;
(20)           Liens on carbon credits or certificates of emission reductions or Liens securing clean development mechanisms projects; and
(21)           Liens incurred by any Loan Party or any of its Subsidiaries with respect to obligations that do not exceed, at the time of incurrence, 15.0% of the Consolidated Total Assets of the Parent at any one time outstanding.

Section 6.02.      Fundamental Changes.

(a)                Neither Guarantor will, in a single transaction or series of related transactions, (x) consolidate or merge with or into any Person, or (y) sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its assets (determined on a consolidated basis) whether as an entirety or substantially as an entirety to any Person unless, in the case of each of (x) and (y):

(i)                 either (I) such Guarantor shall be the surviving or continuing entity or (II) the Person (if other than such Guarantor) formed by such consolidation or into which such Guarantor is merged or the Person which acquires by sale, assignment, transfer, lease, conveyance or other disposition the properties and assets of such Guarantor and of such Guarantor’s Subsidiaries, substantially as an entirety:

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(A)       shall be a Person organized and validly existing under the laws of Brazil, the Grand Duchy of Luxembourg, the United States of America, any state thereof or the District of Columbia, Canada, the United Kingdom or any country that is a member country of the European Union and in respect of which the Administrative Agent and each Lender is provided with all necessary documentation and other information as the Required Lenders may reasonably require (including appropriate corporate documentation, resolutions and legal opinions in form and substance reasonably satisfactory to the Required Lenders) as to the due organization, authorization, execution, delivery, legality, validity, binding effect and enforceability of such transactions, as well as such documents as required by regulatory authorities under the PATRIOT Act and other applicable “know your customer” and anti-money laundering rules and regulations, in form and substance reasonably satisfactory to the Administrative Agent; and
(B)        expressly assumes the obligations of such Guarantor under each Loan Document to which it is a party;

(ii)               immediately after giving effect to such transaction, no Default shall have occurred or be continuing; and

(iii)            the Guarantor or such Person will have delivered to the Administrative Agent a certificate signed by a Responsible Officer of such Person stating that such consolidation, merger, sale, assignment, transfer, lease, conveyance or other disposition complies with the conditions set forth in this Section 6.02(a).

(b)               For the avoidance of doubt, any merger or consolidation of any Loan Party with an Affiliate organized solely for the purpose of reincorporating such Loan Party in another jurisdiction shall also comply with the conditions set forth in Section 6.02(a) or Section 6.02(c), as the case may be.

(c)                The Borrower may not, and each Guarantor will not cause or permit the Borrower to (x) consolidate with or merge into any other Person or permit any other Person to consolidate with or merge into the Borrower (other than a consolidation or merger of either Guarantor or any Subsidiary of either Guarantor with or into the Borrower and the Borrower is the surviving entity) or (y) directly or indirectly, transfer, sell, lease or otherwise dispose of all or substantially all of its assets (determined on a consolidated basis of the Borrower and its Subsidiaries) to any Person (other than to either Guarantor or any Subsidiary of either Guarantor), unless, in the case of each of (x) and (y):

(i)                 in the case of a transaction in which the Borrower does not survive:

(A)       the successor entity shall be (1) a Guarantor, (2) a Subsidiary of a Guarantor or (3) a Person organized and validly existing under the laws of Brazil, the Grand Duchy of Luxembourg, the United States of America, any state thereof or the District of Columbia, Canada, the United Kingdom or any country that is a member country of the European Union;
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(B)        if the successor entity is not a Guarantor, the Administrative Agent and each Lender is provided with all necessary documentation and other information with respect to such successor entity as the Required Lenders may reasonably require (including appropriate corporate documentation, resolutions and legal opinions in form and substance reasonably satisfactory to the Required Lenders) as to the due organization, authorization, execution, delivery, legality, validity, binding effect and enforceability of such transactions, as well as such documents as required by regulatory authorities under the PATRIOT Act and other applicable “know your customer” and anti-money laundering rules and regulations, in form and substance reasonably satisfactory to the Administrative Agent; and
(C)        the successor entity expressly assumes the obligations of the Borrower under each Loan Document to which it is party;

(ii)               immediately after giving effect to such transaction, no Default shall have occurred or be continuing; and

(iii)            the successor entity will have delivered to the Administrative Agent a certificate signed by a Responsible Officer of such Person stating that such consolidation, merger, sale, assignment, transfer, lease, conveyance or other disposition complies with the conditions set forth in this Section 6.02(c).

Section 6.03.      Restricted Payments. The Parent will not declare or make any Restricted Payment, unless immediately before or after giving effect thereto no Event of Default shall have occurred and be continuing; provided that nothing in this Section 6.03 shall prevent the declaration or payment of minimum compulsory dividends (dividendos mínimos obrigatórios) required under the Parent’s organizational documents and/or by applicable law.

Section 6.04.      Anti-Corruption Laws, Sanctions and Anti-Money Laundering Laws.

(a)                No Loan Party shall, nor shall it permit any of its Subsidiaries or any director, officer, agent, employee or other Person acting on behalf of such Loan Party or any of its Subsidiaries to take any action, directly or indirectly, that would result in a violation by such Person of any Anti-Corruption Laws.

(b)               No Loan Party shall, nor shall it permit any of its Subsidiaries to, (i) become a Sanctioned Person, (ii) become owned or controlled by a Sanctioned Person, (iii) become located, incorporated, organized, or resident in a Sanctioned Country, (iv) have any business affiliation or commercial dealings with, or investments in, any Sanctioned Country or Sanctioned Person in violation of applicable Sanctions Laws, or (v) become in breach of any Sanctions Laws or Anti-Money Laundering Laws.

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Section 6.05.      Restrictions on Use of Proceeds.

(a)                No part of the proceeds of any Loan will be used, directly or indirectly, for any purpose that entails a violation of any of the Regulations of the Federal Reserve Board, including Regulations T, U and X.

(b)               No part of the proceeds of the Loans shall be used, directly or indirectly, for any payments to any governmental official or employee, political party, official of a political party, candidate for political office, or anyone else acting in an official capacity, in order to obtain, retain or direct business or obtain any improper advantage, in violation of Anti-Corruption Laws.

(c)                No part of the proceeds of the Loans shall be used, directly or indirectly, or lent, contributed, provided, or otherwise made available to fund, any activity or business with or related to any Sanctioned Person or Sanctioned Country, or in any other manner that will result in any violation or breach by any Person of Sanctions Laws and Anti-Money Laundering Laws, or that could reasonably be expected to cause any party to the Loan Documents to become a Sanctioned Person.

ARTICLE 7
Events of Default

Section 7.01.      Events of Default.  If any of the following events (“Events of Default”) shall occur:

(a)                the Borrower shall default in the payment when due of (i) any principal of any Loan or any Note or (ii) any interest on any Loan or any Note or any other amounts owing hereunder or under any Loan Document and, solely in the case of clause (ii), such default shall continue unremedied for two (2) or more Business Days;

(b)               any representation, warranty or certification made or deemed made by or on behalf of any Loan Party in this Agreement or in any other Loan Document or in any report, certificate, financial statement or other document furnished to any Lender or the Administrative Agent pursuant to the provisions hereof or any other Loan Document, shall prove to have been incorrect in any material respect when made or deemed made; provided that, it shall not be an Event of Default if such representation, warranty or certification is (i) capable of being cured and (ii) cured within thirty (30) days of (x) the Administrative Agent or any Lender notifying such Loan Party or (y) such Loan Party becoming aware of such inaccuracy;

(c)                any Loan Party shall fail to observe or perform any covenant or agreement contained in Sections 5.01(d), 5.01(f), 5.02, 5.07, 5.10 or Article 6;

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(d)               any Loan Party fail to observe or perform any covenant or agreement contained in any Loan Document (other than those specified in clause (a) through (c) above), and such failure shall continue unremedied for a period of sixty (60) days after (x) written notice thereof is delivered to such Loan Party by the Administrative Agent or any Lender or (y) such Loan Party becomes aware of such failure;

(e)                (i) any Loan Party shall fail to pay any principal or interest under any Material Indebtedness, when due and payable, after giving effect to any applicable grace period in the agreement or instrument evidencing such Material Indebtedness or under which such Material Indebtedness has been incurred, or (ii) any event or condition occurs that results in any Material Indebtedness becoming due and payable or to be required to be prepaid, redeemed, purchased or defeased, in each case prior to its stated maturity by reason of any default, event of default or the like (however described);

(f)                any Loan Party shall: (i) apply for or consent to the appointment of, or the taking of possession by, a receiver, custodian, trustee, examiner, administrator, liquidator, a juge délégué, expert-vérificateur, commissaire, juge-commissaire, mandataire ad hoc, administrateur provisoire, liquidateur or curateur or similar Person of itself or of all or any substantial part of its Property; (ii) make a general assignment for the benefit of its creditors; (iii) file a petition seeking bankruptcy, insolvency, reorganization in an insolvency or comparable context, recuperação judicial, recuperação extrajudicial, liquidation, falência, faillite, liquidation volontaire ou judiciaire, concordat préventif de la faillite, sursis de paiement, gestion contrôlée, dissolution, arrangement or winding up or composition or readjustment of debts; or (iv) take any corporate action for the purpose of effecting any of the foregoing;

(g)               an involuntary proceeding or case shall be commenced against any Loan Party, without its application or consent, seeking: (i) its reorganization, liquidation, dissolution, arrangement or winding up, or the composition or readjustment of its debts; (ii) the appointment of a receiver, custodian, trustee, examiner, administrator, liquidator or similar Person of it or of all or any substantial part of its Property; or (iii) similar relief in respect of it under any applicable law relating to bankruptcy, insolvency, reorganization, recuperação judicial, recuperação extrajudicial, liquidation, falência, faillite, liquidation volontaire ou judiciaire, concordat préventif de la faillite, sursis de paiement, gestion contrôlée, cessation de paiements, dissolution or winding up or composition or readjustment of debts, and either (x) such proceeding shall not be contested by such Loan Party, or (y) such proceeding shall continue undismissed for any period of sixty (60) consecutive days unless a judicial deposit is made for the claimed amounts;

(h)               one or more final non-appealable judgments by courts of competent jurisdiction or decrees shall be entered against any Loan Party involving in the aggregate a liability in excess of $125,000,000 (or its equivalent in other currencies, but in any event determined net of any amount paid or covered by a valid and binding policy of insurance issued by an insurer believed by such Loan Party to be reputable, if and to the extent that such insurer shall have been notified of, and not denied coverage for, the claim made for payment of such judgment or decree) and such judgments remain undischarged, unpaid or unstayed for a period of sixty (60) consecutive days after such judgment or judgments become final and non-appealable and amounts thereunder are due and payable;

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(i)                 (x) any Loan Document shall at any time be suspended, revoked or terminated or for any reason cease to be valid and binding or in full force and effect (other than upon expiration in accordance with the terms thereof), (y) performance by any Loan Party of any obligation under any Loan Document shall become unlawful, or any Loan Party shall so assert in writing, or (z) the validity or enforceability of any Loan Document shall be contested in writing by any Loan Party;

(j)                 any Governmental Authority shall take any action to condemn, seize, nationalize, expropriate or appropriate all or any substantial part of the property of any Loan Party (either with or without payment of compensation); or

(k)               a Change of Control shall occur;

then, and in every such event (other than an event with respect to any Loan Party described in clause (f) or (g) above), and at any time thereafter during the continuance of such event, the Administrative Agent shall, at the written request of the Required Lenders, by written notice to the Borrower, take either or both of the following actions, at the same or different times:  (i) terminate the Commitments, and thereupon the Commitments shall terminate immediately, and (ii) declare the Loans then outstanding to be due and payable in whole (or in part, in which case any principal not so declared to be due and payable may thereafter be declared to be due and payable), and thereupon the principal of the Loans so declared to be due and payable, together with accrued interest thereon and all fees and other obligations of the Borrower accrued hereunder, shall become due and payable immediately, without presentment, demand, protest or other notice of any kind, all of which are waived by the Borrower; and in the case of any event with respect to the Borrower described in clause (f) or (g) above, the Commitments shall automatically terminate and the principal of the Loans then outstanding, together with accrued interest thereon and all fees and other obligations of the Borrower accrued hereunder, shall automatically become due and payable, without presentment, demand, protest or other notice of any kind, all of which are waived by the Borrower.  The Administrative Agent shall promptly notify the Lenders of any Event of Default pursuant to this Article 7.

Section 7.02.      Application of Payments.  Notwithstanding anything herein to the contrary, following the occurrence and during the continuance of an Event of Default, and notice thereof to the Administrative Agent by any Loan Party or the Required Lenders, all payments received on account of the Loan Obligations shall, subject to Section 2.17(c), shall be applied by the Administrative Agent as follows:

(a)                first, to payment of that portion of the Loan Obligations constituting fees, indemnities, expenses and other amounts (including fees and disbursements and other charges of counsel payable under Section 10.03 and amounts payable under any Fee Letter) payable to the Administrative Agent in its capacity as such;

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(b)               second, to payment of that portion of the Loan Obligations constituting fees, indemnities and other amounts (other than principal and interest) payable to the Lenders (including fees and disbursements and other charges of counsel payable under Section 10.03) arising under the Loan Documents, ratably among them in proportion to the respective amounts described in this clause (b) payable to them;

(c)                third, to payment of that portion of the Loan Obligations constituting charges and interest on the Loans, ratably among the Lenders in proportion to the respective amounts described in this clause (c) payable to them;

(d)               fourth, to payment of that portion of the Loan Obligations constituting unpaid principal of the Loans, ratably among the Lenders in proportion to the respective amounts described in this clause (d) payable to them;

(e)                fifth, to the payment in full of all other Loan Obligations, in each case ratably among the Administrative Agent and the Lenders based upon the respective aggregate amounts of all such obligations owing to them in accordance with the respective amounts thereof then due and payable; and

(f)                finally, the balance, if any, after all Loan Obligations have been indefeasibly paid in full, to the Loan Parties or as otherwise required by law.

ARTICLE 8
The Administrative Agent

Section 8.01.      Appointment and Authorization.  Each of the Lenders hereby irrevocably appoints the Administrative Agent its agent and authorizes the Administrative Agent to take such actions on its behalf and to exercise such powers as are delegated to the Administrative Agent by the terms hereof, together with such actions and powers as are reasonably incidental thereto.  Except as otherwise provided in Section 8.06(b), the provisions of this Article are solely for the benefit of the Administrative Agent and the Lenders, and no Loan Party shall have rights as a third-party beneficiary of any of such provisions. It is understood and agreed that the use of the term “agent” herein or in any other Loan Documents (or any other similar term) with reference to the Administrative Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable law. Instead such term is used as a matter of market custom, and is intended to create or reflect only an administrative relationship between contracting parties.

Section 8.02.      Rights and Powers as a Lender.  Any bank serving as the Administrative Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not the Administrative Agent, and the term “Lender” or “Lenders” shall, unless otherwise expressly indicated or unless the context otherwise requires, include the Person serving as the Administrative Agent hereunder in its individual capacity. Such Person and its branches and its Affiliates may accept deposits from, lend money to, own securities of, act as the financial advisor or in any other advisory capacity for, and its Affiliates may accept deposits from, lend money to and generally engage in any kind of business with the Borrower or any of its Affiliates as if it were not the Administrative Agent hereunder and without any duty to account therefor to the Lenders.

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Section 8.03.      Limited Duties and Responsibilities.  The Administrative Agent shall not have any duties or obligations except those expressly set forth herein and in the other Loan Documents, and its duties hereunder shall be administrative in nature.  Without limiting the generality of the foregoing, (a) the Administrative Agent shall not be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing, (b) the Administrative Agent shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Loan Documents that the Administrative Agent is required in writing to exercise by the Required Lenders (or such other number or percentage of the Lenders as shall be expressly provided for herein or in any other Loan Document), provided that the Administrative Agent shall not be required to take any action that, in its opinion or the opinion of its counsel, may expose the Administrative Agent to liability or that is contrary to any Loan Document or applicable law including, for the avoidance of doubt, any action that may be in violation of the automatic stay under any Debtor Relief Law or that may effect a forfeiture, modification or termination of property of a Defaulting Lender in violation of any Debtor Relief Law and (c) except as expressly set forth herein and in the other Loan Documents, the Administrative Agent shall not have any duty to disclose or any liability for any failure to disclose, any information relating to the Borrower or any of its Affiliates that is communicated to or obtained by the bank serving as the Administrative Agent or any of its branches or Affiliates in any capacity.  The Administrative Agent shall not be liable for any action taken or not taken by it with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary, or as the Administrative Agent shall believe in good faith shall be necessary, under the circumstances as provided in Section 7.01 and Section 10.02) or in the absence of its own gross negligence or willful misconduct as determined by a final non-appealable judgment by a court of competent jurisdiction.  The Administrative Agent shall be deemed not to have knowledge of any Default unless and until written notice thereof is given to the Administrative Agent by the Borrower or a Lender, and the Administrative Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement or any other Loan Document, (ii) the contents of any certificate, report or other document delivered thereunder or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein or the occurrence of any Default, (iv) the validity, enforceability, effectiveness or genuineness of any Loan Document or any other agreement, instrument or document or (v) the satisfaction of any condition set forth in Article 4 or elsewhere in any Loan Document, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent.

Section 8.04.      Authority to Rely on Certain Writings, Statements and Advice.  The Administrative Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing (including any electronic message, Internet or intranet website posting or other distribution)believed by it to be genuine and to have been signed, sent or otherwise authenticated by the proper Person.  The Administrative Agent also may rely upon any statement made to it orally or by telephone and believed by it to have been made by the proper Person, and shall not incur any liability for relying thereon. In determining compliance with any condition hereunder to the making of a Loan that by its terms must be fulfilled to the satisfaction of a Lender, the Administrative Agent may presume that such condition is satisfactory to such Lender unless the Administrative Agent shall have received notice to the contrary from such Lender prior to the making of such Loan. The Administrative Agent may consult with legal counsel (who may be counsel for the Borrower), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

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Section 8.05.      Sub-Agents and Related Parties.  The Administrative Agent may perform any and all its duties and exercise its rights and powers by or through one or more sub-agents appointed by it.  The Administrative Agent and any such sub-agent may perform any and all its duties and exercise its rights and powers through their respective Related Parties.  The exculpatory provisions of the preceding Sections of this Article shall apply to any such sub-agent and to the Related Parties of the Administrative Agent and any such sub-agent, and shall apply to activities in connection with the syndication of the credit facilities provided for herein as well as activities as Administrative Agent.  The Administrative Agent shall not be responsible for the negligence or misconduct of any sub-agents except to the extent that a court of competent jurisdiction determines in a final and nonappealable judgment that the Administrative Agent acted with gross negligence or willful misconduct in the selection of such sub-agents.

Section 8.06.      Resignation; Successor Administrative Agent.

(a)                Subject to the appointment and acceptance of a successor Administrative Agent as provided in this paragraph, the Administrative Agent may resign at any time by notifying the Lenders and the Borrower.  Upon any such resignation, the Required Lenders shall have the right, in consultation with the Borrower, to appoint a successor.  If no successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within thirty (30) days after the retiring Administrative Agent gives notice of its resignation, then the retiring Administrative Agent may, on behalf of the Lenders, appoint a successor Administrative Agent from among the Lenders which shall be a bank with an office in New York, New York; provided that, in no event shall any such successor Administrative Agent be a Defaulting Lender.

(b)               If the Person serving as Administrative Agent is a Defaulting Lender pursuant to clause (e) of the definition thereof, the Required Lenders may, to the extent permitted by applicable law, by notice in writing to the Borrower and such Person, remove such Person as Administrative Agent and, in consultation with the Borrower, appoint a successor. Any such removal shall become effective only upon the appointment of, and acceptance by, a successor Administrative Agent. If no such successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within thirty (30) days (or such earlier day as shall be agreed by the Required Lenders), the Administrative Agent may (i) on behalf of the Lenders, appoint a successor Administrative Agent, which shall be a Lender, if any Lender shall be willing to serve and if reasonably acceptable to the Required Lenders and the Borrower or (ii) petition a court of competent jurisdiction for the appointment of a successor Administrative Agent.

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(c)                Upon acceptance of its appointment as Administrative Agent hereunder by a successor, such successor shall succeed to and become vested with all the rights, powers, privileges and duties of the retiring or replaced Administrative Agent, and the retiring or replaced Administrative Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents.  Immediately thereupon, the successor Administrative Agent shall give notice of its acceptance of its appointment as Administrative Agent to the Borrower and the Lenders.  The fees payable by the Borrower to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed by the Borrower and such successor.  After the Administrative Agent’s resignation or removal hereunder, the provisions of this Article and Section 10.03 shall continue in effect for the benefit of such retiring or replaced Administrative Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while the retiring or replaced Administrative Agent was acting as Administrative Agent.

Section 8.07.      Credit Decisions by Lenders.  Each Lender acknowledges that it has, independently and without reliance on the Administrative Agent or any other Lender or any of their Related Parties and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement.  Each Lender also acknowledges that it will, independently and without reliance on the Administrative Agent or any other Lender and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based on this Agreement, any other Loan Document or any related agreement or any document furnished hereunder or thereunder.  Each Lender represents and warrants that (i) the Loan Documents set forth the terms of a commercial lending facility set forth herein and (ii) it is engaged in making, acquiring or holding commercial loans or providing other similar facilities in the ordinary course and is entering into this Agreement as a Lender for the purpose of making, acquiring or holding commercial loans and providing other facilities set forth herein as may be applicable to such Lender, and not for the purpose of purchasing, acquiring or holding any other type of financial instrument, and each Lender agrees not to assert a claim in contravention of the foregoing. Each Lender represents and warrants that it is sophisticated with respect to decisions to make, acquire or hold commercial loans and to provide other facilities set forth herein, as may be applicable to such Lender, and either it, or the Person exercising discretion in making its decision to make, acquire or hold such commercial loans or to provide such other facilities, is experienced in making, acquiring or holding such commercial loans or providing such other facilities.

Section 8.08.      No Other Duties.  Anything herein to the contrary notwithstanding, neither the Joint Bookrunners nor the Arranger shall have any powers, duties or responsibilities under this Agreement or any of the other Loan Documents, except in their capacity, as applicable, as the Administrative Agent or a Lender hereunder.

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Section 8.09.      Erroneous Payments.

(a)                If the Administrative Agent (x) notifies a Lender or any Person who has received funds on behalf of a Lender (any such Lender or other recipient (and each of their respective successors and assigns), a “Payment Recipient”) that the Administrative Agent has determined in its sole discretion (whether or not after receipt of any notice under immediately succeeding clause (b)) that any funds (as set forth in such notice from the Administrative Agent) received by such Payment Recipient from the Administrative Agent or any of its Affiliates were erroneously or mistakenly transmitted to, or otherwise erroneously or mistakenly received by, such Payment Recipient (whether or not known to such Lender or other Payment Recipient on its behalf) (any such funds, whether  transmitted or received as a payment, prepayment or repayment of principal, interest, fees, distribution or otherwise, individually and collectively, an “Erroneous Payment”) and (y) demands in writing the return of such Erroneous Payment (or a portion thereof), such Erroneous Payment shall at all times remain the property of the Administrative Agent pending its return or repayment as contemplated below in this Section 8.09 and held in trust for the benefit of the Administrative Agent, and such Lender shall (or, with respect to any Payment Recipient who received such funds on its behalf, shall cause such Payment Recipient to) promptly, but in no event later than two Business Days thereafter (or such later date as the Administrative Agent may, in its sole discretion, specify in writing), return to the Administrative Agent the amount of any such Erroneous Payment (or portion thereof) as to which such a demand was made, in same day funds (in the currency so received), together with interest thereon (except to the extent waived in writing by the Administrative Agent) in respect of each day from and including the date such Erroneous Payment (or portion thereof) was received by such Payment Recipient to the date such amount is repaid to the Administrative Agent in same day funds at the greater of the Federal Funds Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation from time to time in effect. A notice of the Administrative Agent to any Payment Recipient under this Section 8.09(a) shall be conclusive, absent manifest error.

(b)               Without limiting Section 8.09(a), each Lender or any Person who has received funds on behalf of a Lender (and each of its successors and assigns), agrees that if it receives a payment, prepayment or repayment (whether received as a payment, prepayment or repayment of principal, interest, fees, distribution or otherwise) from the Administrative Agent (or any of its Affiliates) (x) that is in a different amount than, or on a different date from, that specified in this Agreement or in a notice of payment, prepayment or repayment sent by the Administrative Agent (or any of its Affiliates) with respect to such payment, prepayment or repayment, (y) that was not preceded or accompanied by a notice of payment, prepayment or repayment sent by the Administrative Agent (or any of its Affiliates), or (z) that such Lender or other such recipient, otherwise becomes aware was transmitted, or received, in error or by mistake (in whole or in part), then in each such case:

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(i)                 it acknowledges and agrees that (A) in the case of immediately preceding clauses (x) or (y), an error and mistake shall be presumed to have been made (absent written confirmation from the Administrative Agent to the contrary) or (B) an error and mistake has been made (in the case of immediately preceding clause (z)), in each case, with respect to such payment, prepayment or repayment; and

(ii)               such Lender shall use commercially reasonable efforts to (and shall use commercially reasonable efforts to cause any other recipient that receives funds on its respective behalf to) promptly (and, in all events, within one Business Day of its knowledge of the occurrence of any of the circumstances described in immediately preceding clauses (x), (y) and (z)) notify the Administrative Agent of its receipt of such payment, prepayment or repayment, the details thereof (in reasonable detail) and that it is so notifying the Administrative Agent pursuant to this Section 8.09(b).

For the avoidance of doubt, the failure to deliver a notice to the Administrative Agent pursuant to this Section 8.09(b) shall not have any effect on a Payment Recipient’s obligations pursuant to Section 8.09(a) or on whether or not an Erroneous Payment has been made.

(c)                Each Lender hereby authorizes the Administrative Agent to set off, net and apply any and all amounts at any time owing to such Lender under any Loan Document, or otherwise payable or distributable by the Administrative Agent to such Lender under any Loan Document with respect to any payment of principal, interest, fees or other amounts, against any amount that the Administrative Agent has demanded to be returned under Section 8.09(a)

(d)               In the event that an Erroneous Payment (or portion thereof) is not recovered by the Administrative Agent for any reason, after demand therefor in accordance with Section 8.09(a), from any Lender that has received such Erroneous Payment (or portion thereof) (and/or from any Payment Recipient who received such Erroneous Payment (or portion thereof) on its respective behalf)  (such unrecovered amount, an “Erroneous Payment Return Deficiency”), upon the Administrative Agent’s notice to such Lender at any time, then effective immediately (with the consideration therefor being acknowledged by the parties hereto), (A) such Lender shall be deemed to have assigned its Loans (but not its Commitments) with respect to which such Erroneous Payment was made (the “Erroneous Payment Impacted Class”) in an amount equal to the Erroneous Payment Return Deficiency (or such lesser amount as the Administrative Agent may specify) (such assignment of the Loans (but not Commitments) of the Erroneous Payment Impacted Class, the “Erroneous Payment Deficiency Assignment”) (on a cashless basis and such amount calculated at par plus any accrued and unpaid interest (with the assignment fee to be waived by the Administrative Agent in such instance)), and is hereby (together with the Borrower) deemed to execute and deliver an Assignment (or, to the extent applicable, an agreement incorporating an Assignment by reference pursuant to the Platform as to which the Administrative Agent and such parties are participants) with respect to such Erroneous Payment Deficiency Assignment, (B) the Administrative Agent as the assignee Lender shall be deemed to have acquired the Erroneous Payment Deficiency Assignment, (C) upon such deemed acquisition, the Administrative Agent as the assignee Lender shall become a Lender, as applicable, hereunder with respect to such Erroneous Payment Deficiency Assignment and the assigning Lender shall cease to be a Lender, as applicable, hereunder with respect to such Erroneous Payment Deficiency Assignment, excluding, for the avoidance of doubt, its obligations under the indemnification provisions of this Agreement and its applicable Commitments which shall survive as to such assigning Lender, (D) the Administrative Agent and the Borrower shall each be deemed to have waived any consents required under this Agreement to any such Erroneous Payment Deficiency Assignment, and (E) the Administrative Agent will reflect in the Register its ownership interest in the Loans subject to the Erroneous Payment Deficiency Assignment. For the avoidance of doubt, no Erroneous Payment Deficiency Assignment will reduce the Commitments of any Lender and such Commitments shall remain available in accordance with the terms of this Agreement.

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(e)                Subject to Section 10.04 (but excluding, in all events, any assignment consent or approval requirements (whether from the Borrower or otherwise)), the Administrative Agent may, in its discretion, sell any Loans acquired pursuant to an Erroneous Payment Deficiency Assignment and upon receipt of the proceeds of such sale, the Erroneous Payment Return Deficiency owing by the applicable Lender shall be reduced by the net proceeds of the sale of such Loan (or portion thereof), and the Administrative Agent shall retain all other rights, remedies and claims against such Lender (and/or against any recipient that receives funds on its respective behalf). In addition, an Erroneous Payment Return Deficiency owing by the applicable Lender (x) shall be reduced by the proceeds of prepayments or repayments of principal and interest, or other distribution in respect of principal and interest, received by the Administrative Agent on or with respect to any such Loans acquired from such Lender pursuant to an Erroneous Payment Deficiency Assignment (to the extent that any such Loans are then owned by the Administrative Agent) and (y) may, in the sole discretion of the Administrative Agent, be reduced by any amount specified by the Administrative Agent in writing to the applicable Lender from time to time.

(f)                The parties hereto agree that (x) irrespective of whether the Administrative Agent may be equitably subrogated, in the event that an Erroneous Payment (or portion thereof) is not recovered from any Payment Recipient that has received such Erroneous Payment (or portion thereof) for any reason, the Administrative Agent shall be subrogated to all the rights and interests of such Payment Recipient (and, in the case of any Payment Recipient who has received funds on behalf of a Lender, to the rights and interests of such Lender) under the Loan Documents with respect to such amount (the “Erroneous Payment Subrogation Rights”) (provided that the Loan Parties’ Loan Obligations in respect of the Erroneous Payment Subrogation Rights shall not be duplicative of such Loan Obligations in respect of Loans that have been assigned to the Administrative Agent under an Erroneous Payment Deficiency Assignment) and (y) an Erroneous Payment shall not pay, prepay, repay, discharge or otherwise satisfy any Loan Obligations owed by any Loan Party; provided that this Section 8.09 shall not be interpreted to increase (or accelerate the due date for), or have the effect of increasing (or accelerating the due date for), the Loan Obligations of the Borrower relative to the amount (and/or timing for payment) of the Loan Obligations that would have been payable had such Erroneous Payment not been made by the Administrative Agent; provided, further, that for the avoidance of doubt, immediately preceding clauses (x) and (y) shall not apply to the extent any such Erroneous Payment is, and solely with respect to the amount of such Erroneous Payment that is, comprised of funds received by the Administrative Agent from the Borrower for the purpose of making such Erroneous Payment.

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(g)               To the extent permitted by applicable law, no Payment Recipient shall assert any right or claim to  an Erroneous Payment, and hereby waives, and is deemed to waive, any claim, counterclaim, defense or right of set-off or recoupment with respect to any demand, claim or counterclaim by the Administrative Agent for the return of any Erroneous Payment received, including, without limitation, any defense based on “discharge for value” or any similar doctrine.

(h)               Each party’s obligations, agreements and waivers under this Section 8.09 shall survive the resignation or replacement of the Administrative Agent, any transfer of rights or obligations by, or the replacement of, a Lender, the termination of the Commitments and/or the repayment, satisfaction or discharge of all Loan Obligations (or any portion thereof) under any Loan Document.

Section 8.10.      Administrative Agent May File Proofs of Claim.  In case of the pendency of any proceeding under any Debtor Relief Law or any other judicial  proceeding relative to any Loan Party, the Administrative Agent (irrespective of whether the principal of any Loan shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Administrative Agent shall have made any demand on any Loan Party) shall be entitled and empowered (but not obligated) by intervention in such proceeding or otherwise:

(a)                to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans and all other Loan Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders and the Administrative Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of the Lenders and the Administrative Agent and their respective agents and counsel and all other amounts due the Lenders and the Administrative Agent under Section 10.03) allowed in such judicial proceeding; and

(b)               to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same;

and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender to make such payments to the Administrative Agent and, in the event that the Administrative Agent shall consent to the making of such payments directly to the Lenders, to pay to the Administrative Agent any amount due for the reasonable compensation, expenses, disbursements and advances of the Administrative Agent and its agents and counsel, and any other amounts due the Administrative Agent under Section 10.03.

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ARTICLE 9
Guarantee

Section 9.01.      Guarantee.

(a)                Each Guarantor hereby unconditionally, absolutely and irrevocably guarantees, on a joint and several basis, until termination of this guarantee pursuant to Section 9.07, the full and punctual payment of each and all of the obligations of the Borrower under this Agreement and under the other Loan Documents when due (whether at stated maturity, upon acceleration or otherwise) (collectively, the “Guaranteed Obligations”). If the Borrower fails to pay any Guaranteed Obligation when due (after giving effect to any applicable grace period), each Guarantor agrees that, within two (2) Business Days of such failure to pay, it will pay or cause to be paid such overdue Guaranteed Obligation at the place and in the manner specified in this Agreement or any other Loan Document, as applicable. Each Guarantor further agrees that this guarantee constitutes a guarantee of payment and not of collection.  Without limiting the generality of the foregoing, the Guaranteed Obligations shall include any such indebtedness, obligations, and liabilities which may be or hereafter become unenforceable or shall be an allowed or disallowed claim under any proceeding or case commenced by or against any Guarantor or the Borrower under any Debtor Relief Laws, and shall include interest that accrues after the commencement by or against the Borrower of any proceeding under any Debtor Relief Laws.

(b)               The obligations of each Guarantor hereunder are those of primary obligor, and not merely as surety, and are independent of the Guaranteed Obligations and the obligations of any other guarantor, and a separate action may be brought against any Guarantor to enforce this guarantee whether or not the Borrower or any other person or entity is joined as a party.

(c)                Notwithstanding anything contained herein to the contrary, the obligations of any Guarantor  hereunder at any time shall be limited to the maximum amount as will result in the obligations of such Guarantor under this Agreement not constituting a fraudulent transfer or conveyance for purposes of any Debtor Relief Law to the extent applicable to this Agreement and the obligations of such Guarantor hereunder.

Section 9.02.      Guarantee Unconditional. The obligations of each Guarantor under this guarantee shall be unconditional and absolute and, without limiting the generality of the foregoing, shall not be released, discharged or otherwise affected by:

(a)                any extension, renewal, settlement, compromise, waiver or release in respect of any Guaranteed Obligation, or any obligation of any other guarantor or any other Person under any Loan Document by operation of law or otherwise;

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(b)               any change in the corporate existence, structure or ownership of the Borrower, any other guarantor or any other Person or any of their respective Subsidiaries, or any insolvency, bankruptcy, reorganization or other similar proceeding affecting the Borrower, any other guarantor or any other Person or any of their assets or any resulting release or discharge of any obligation of the Borrower, any other guarantor or any other Person under any Loan Document;

(c)                the existence of any claim, set-off or other right that any Guarantor may have at any time against the Borrower, any other guarantor, any Lender Party or any other Person, whether in connection with the Loan Documents or any unrelated transactions, provided that nothing herein shall prevent the assertion of any such claim by separate suit or compulsory counterclaim;

(d)               any invalidity or unenforceability relating to or against the Borrower, any other guarantor or any other Person for any reason of any Loan Document, or any provision of applicable law or regulation purporting to prohibit the payment of any Guaranteed Obligation by the Borrower, any other guarantor or any other Person; or

(e)                any other act or omission to act or delay of any kind by the Borrower, any other guarantor, any other party to any Loan Document, any Lender Party or any other Person, or any other circumstance whatsoever that might, but for the provisions of this clause (e), constitute a legal or equitable discharge of or defense to any obligation of any Guarantor.

Section 9.03.      Waiver by Guarantor. Each Guarantor irrevocably waives acceptance hereof, presentment, demand, protest and any notice not provided for herein, as well as any requirement that at any time any action be taken by any Lender Party against the Borrower.

Section 9.04.      Subrogation. Payment by any Guarantor with respect to a Guaranteed Obligation hereunder shall be subrogated to the rights of the payee against the Borrower with respect to such payment; provided, however, that no Guarantor shall enforce its rights against the Borrower to any repayment by way of subrogation or by exercising its rights of contribution, indemnification, exoneration, participation or reimbursement or the right to participate in any security now or hereafter held by or for the benefit of any Lender Party until the Guaranteed Obligations have been paid in full and the Commitments have been terminated.

Section 9.05.      Stay of Acceleration. If acceleration of the time for payment of any Guaranteed Obligation by the Borrower is stayed, all Guaranteed Obligations otherwise subject to acceleration under the terms of any Loan Documents shall nonetheless be payable by each Guarantor forthwith on demand by the Administrative Agent.

Section 9.06.      Continuing Guarantee. This guarantee is a continuing guarantee, it shall be binding on each Guarantor and its successors and assigns, and shall be enforceable by the Administrative Agent until termination of this guarantee pursuant to Section 9.07.

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Section 9.07.      Termination. The provisions of this Article 9 shall remain in effect until the indefeasible payment in full in cash of all Guaranteed Obligations and the Commitments have been terminated. This guarantee shall continue to be effective or be reinstated, as the case may be, if at any time any payment of the Guaranteed Obligations is rescinded or must otherwise be returned by any Lender Party upon the insolvency, bankruptcy or reorganization of the Borrower or otherwise, all as though such payment had not been made.

ARTICLE 10
Miscellaneous

Section 10.01.  Notices.  (a) All notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by email, as follows:

(i)                 if to the Borrower, to it at:

Natura &Co Luxembourg Holdings S.à r.l.
8-10, Avenue de la Gare, L - 1610 Luxembourg
R.C.S. Luxembourg B98931
Attention: Bruno Lawaree, Head of Treasury
Email:  bruno.lawaree@thebodyshop.com

With a copy to:

Natura &Co Luxembourg Holdings S.à r.l.
8-10, Avenue de la Gare, L - 1610 Luxembourg
R.C.S. Luxembourg B98931
Attention: Itamar Gaino Filho, Chief Legal and Compliance Officer, Natura &Co Holding S.A.
Email:  itamargaino@natura.net

With a copy to (for informational purposes only and which shall not constitute notice):

Davis Polk & Wardwell LLP
450 Lexington Avenue
New York, NY 10017
Attention: Manuel Garciadiaz
Email: manuel.garciadiaz@davispolk.co

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(ii)               if to the Guarantors, to them at:

Natura &Co Holding S.A.
Avenida Alexandre Colares, No. 1188
Room A17-Block A, Vila Jaguara,
05106-000, Brazil
Attention: Itamar Gaino Filho, Chief Legal and Compliance Officer
Telephone: +55 (11) 4389-7881
Email:  itamargaino@natura.net

Natura Cosméticos S.A.
Avenida Alexandre Colares, No. 1188
Vila Jaguara,
05106-000, Brazil
Attention: Itamar Gaino Filho, Chief Legal and Compliance Officer, Natura &Co Holding S.A.
Telephone: +55 (11) 4389-7881
Email:  itamargaino@natura.net

With a copy to (for informational purposes only and which shall not constitute notice):

Davis Polk & Wardwell LLP
450 Lexington Avenue
New York, NY 10017
Attention: Manuel Garciadiaz
Email: manuel.garciadiaz@davispolk.com

(iii)            if to the Administrative Agent, to it at:

Mizuho Bank, Ltd.
Attention: Hikaru Morita
Telephone: 1 212 282 3615
Email:  Hikaru.Morita@mizuhogroup.com

Attention: Joshua Adler
Telephone: 1 212 282 3231
Email: Joshua.Adler@mizuhogroup.com

if to any other Lender, to it at its address set forth in its Administrative Questionnaire.

(b)               Notices and other communications to the Lenders hereunder may be delivered or furnished by electronic communications pursuant to procedures approved by the Administrative Agent; provided that the foregoing shall not apply to notices pursuant to Article 2 unless otherwise agreed by the Administrative Agent and the applicable Lender.  The Administrative Agent or the Borrower may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it; provided that approval of such procedures may be limited to particular notices or communications.

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(c)                Any party hereto may change its address for notices and other communications hereunder by notice to the Administrative Agent and the Borrower.

(d)               All such notices and communications shall be effective upon receipt; provided that, unless the Administrative Agent otherwise prescribes, (i) notices and other communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement), and (ii) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient, at its e-mail address as described in the foregoing clause (i), of notification that such notice or communication is available and identifying the website address therefor; provided that, for both clauses (i) and (ii) above, if such notice, email or other communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next business day for the recipient. The Administrative Agent hereby confirms it is located at the above address.

(e)                Platform.

(i)                 Each Loan Party agrees that the Administrative Agent may, but shall not be obligated to, make the Communications (as defined below) available to the Lenders by posting the Communications on the Platform.

(ii)               The Platform is provided “as is” and “as available.” The Agent Parties (as defined below) do not warrant the adequacy of the Platform and expressly disclaim liability for errors or omissions in the Communications. No warranty of any kind, express, implied or statutory, including any warranty of merchantability, fitness for a particular purpose, non-infringement of third-party rights or freedom from viruses or other code defects, is made by any Agent Party in connection with the Communications or the Platform. In no event shall the Administrative Agent or any of its Related Parties (collectively, the “Agent Parties”) have any liability to any Loan Party, any Lender or any other Person or entity for damages of any kind, including direct or indirect, special, incidental or consequential damages, losses or expenses (whether in tort, contract or otherwise) arising out of any Loan Party’s or the Administrative Agent’s transmission of communications through the Platform. “Communications” means, collectively, any notice, demand, communication, information, document or other material provided by or on behalf of any Loan Party pursuant to any Loan Document or the transactions contemplated therein that is distributed to the Administrative Agent or any Lender by means of electronic communications pursuant to this Section, including through the Platform.

(f)                Each Loan Party hereby acknowledges that certain of the Lenders (each, a “Public Lender”) may have personnel who do not wish to receive material non-public information with respect to the Loan Parties or their respective Affiliates, or the respective securities of any of the foregoing, and who may be engaged in investment and other market-related activities with respect to such Persons’ securities. Each Loan Party hereby agrees that it will use commercially reasonable efforts to identify that portion of the materials and information provided by or on behalf of the Loan Parties hereunder and under the other Loan Documents (collectively, “Loan Party Materials”) that may be distributed to the Public Lenders and that (i) all such Loan Party Materials shall be clearly and conspicuously marked “PUBLIC,” which, at a minimum, shall mean that the word “PUBLIC” shall appear prominently on the first page thereof; (ii) by marking Loan Party Materials “PUBLIC,” each Loan Party shall be deemed to have authorized the Administrative Agent and the Lenders to treat such Loan Party Materials as not containing any material non-public information with respect to the Loan Parties or their securities for purposes of U.S. federal and state securities laws (provided, however, that to the extent that such Loan Party Materials constitute Information, they shall be subject to Section 10.16); (iii) all Loan Party Materials marked “PUBLIC” are permitted to be made available through a portion of the Platform designated “Public Side Information;” and (iv) the Administrative Agent shall be entitled to treat any Loan Party Materials that are not marked “PUBLIC” as being suitable only for posting on a portion of the Platform not designated “Public Side Information”. Each Public Lender will designate one or more representatives that shall be permitted to receive information that is not designated as being available for Public Lenders.

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Section 10.02.  Waivers; Amendments.  (a) No failure or delay by any Lender Party in exercising any right, power or privilege hereunder or under any other Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or privilege, or any abandonment or discontinuance of steps to enforce such a right, power or privilege, preclude any other or further exercise thereof or the exercise of any other right, power or privilege.  The rights, remedies, powers and privileges of the Lender Parties hereunder and under the other Loan Documents are cumulative and are not exclusive of any rights, remedies, powers or privileges that they would otherwise have.

(b)               Notwithstanding anything to the contrary contained herein or in any other Loan Document, the authority to enforce rights and remedies hereunder and under the other Loan Documents against the Loan Parties shall be vested exclusively in, and all actions and proceedings at law in connection with such enforcement shall be instituted and maintained exclusively by, the Administrative Agent in accordance with Section 7.01 for the benefit of all the Lenders; provided that the foregoing shall not prohibit (i) the Administrative Agent from exercising on its own behalf the rights and remedies that inure to its benefit (solely in its capacity as Administrative Agent) hereunder and under the other Loan Documents, (ii) any Lender from exercising setoff rights in accordance with Section 10.08 (subject to the terms of Section 2.14) or (iii) any Lender from filing proofs of claim or appearing and filing pleadings on its own behalf during the pendency of a proceeding relative to any Loan Party under any Debtor Relief Law; provided, further, that if at any time there is no Person acting as Administrative Agent hereunder and under the other Loan Documents, then (x) the Required Lenders shall have the rights otherwise provided to the Administrative Agent pursuant to Section 7.01 and (y) in addition to the matters set forth in clauses (ii) and (iii) of the preceding proviso and subject to Section 2.14, any Lender may, with the consent of the Required Lenders, enforce any rights or remedies available to it and as authorized by the Required Lenders.

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(c)                No waiver of any provision of this Agreement or consent to any departure by any Loan Party therefrom shall in any event be effective unless the same shall be permitted by this subsection (c), and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given.

(d)               No Loan Document or provision thereof may be waived, amended or modified except, in the case of this Agreement, by an agreement or agreements in writing entered into by the Loan Parties and the Required Lenders or, in the case of any other Loan Document, by an agreement or agreements in writing entered into by the parties thereto with the consent of the Required Lenders; provided that no such agreement shall:

(i)                 extend or increase the Commitment of any Lender without its written consent;

(ii)               reduce the principal amount of any Loan or reduce the rate of interest thereon, or reduce any fee or other amount payable hereunder or under any other Loan Document, without the written consent of each Lender Party affected thereby;

(iii)            postpone the maturity of any Loan or any date for the payment of any interest, fee or other amount payable hereunder or under any other Loan Document, or reduce the amount of, waive or excuse any such payment, or postpone the scheduled date of expiration of any Commitment, in each case, without the written consent of each Lender Party affected thereby;

(iv)             change Section 2.14(b) or (c) in a manner that would alter the pro rata sharing of payments required thereby or change Section 7.02, in each case, without the written consent of each Lender;

(v)               waive any condition set forth in Section 4.01 without the written consent of each Lender;

(vi)             substitute or release any Loan Party other than as permitted under this Agreement without the written consent of each Lender;

(vii)           change the currency of payment of any amount under this Agreement without the written consent of each Lender affected thereby;

(viii)        change Section 10.09(a) in a manner that would alter the governing law of this Agreement without the written consent of each Lender;

(ix)             change any provision of this Section or the percentage set forth in the definition of “Required Lenders”, “Applicable Percentage” or any other provision of any Loan Document specifying the number or percentage of Lenders required to take any action thereunder, in each case, without the written consent of each Lender; or

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(x)               amend, modify or waive any provision of this Section 10.02 without the written consent of each Lender;

provided further that no such agreement shall amend, modify or otherwise affect the rights or duties of the Administrative Agent without its prior written consent.

(e)                Notwithstanding the foregoing, if any Lender does not consent to a proposed amendment, waiver, consent or release with respect to any Loan Document that requires the consent of each Lender (or all affected Lenders) and that has been approved by the Required Lenders (a “Non-Consenting Lender”), the Borrower may replace such Non-Consenting Lender in accordance with Section 2.16; provided that such amendment, waiver, consent or release can be effected as a result of the assignment contemplated by such Section 2.16 (together with all other such assignments required by the Borrower to be made pursuant to this paragraph).

Section 10.03.  Expenses; Indemnity; Damage Waiver. (a) The Loan  Parties shall pay (i) all reasonable and documented out‑of‑pocket expenses incurred by the Administrative Agent, including the reasonable and documented fees, charges and disbursements of legal counsel, in connection with the syndication of the credit facilities provided for herein, the preparation, negotiation, execution, delivery and administration of this Agreement and the other Loan Documents and any amendments, modifications or waivers of the provisions hereof or thereof (whether or not the transactions contemplated hereby or thereby shall be consummated) and (ii) all out-of-pocket expenses incurred by any Lender Party, including any fees, charges and disbursements of any counsel for any Lender Party, in connection with the enforcement or protection of its rights in connection with this Agreement and the other Loan Documents (including its rights under this Section), or in connection with the Loans made hereunder, including all such out-of-pocket expenses incurred during any workout, restructuring or negotiations in respect of such Loans.

(b)               The Loan Parties shall indemnify each of the Lender Parties (and any sub-agent thereof) and their respective Related Parties (each such Person being called an “Indemnitee”) against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and reasonable and documented related expenses, including the fees, charges and disbursements of counsel for any Indemnitee, incurred by or asserted against any Indemnitee arising out of, in connection with, or as a result of (i) the execution or delivery of any Loan Document or any other agreement or instrument contemplated thereby, the performance by the parties hereto of their respective obligations thereunder or the consummation of the Transactions or any other transactions contemplated thereby, (ii) any Loan or the use of the proceeds therefrom, (iii) any actual or alleged presence or release of Hazardous Materials on or from any property owned, leased or operated by any Loan Party, or any Environmental Liability related in any way to any Loan Party or any Subsidiary thereof or (iv) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory and regardless of whether any Indemnitee is a party thereto or whether brought by a third party or by any Loan Party; provided that such indemnity shall not be available to any Indemnitee to the extent that such losses, claims, damages, liabilities or related expenses have resulted from the gross negligence or willful misconduct by such Indemnitee or any of its Related Persons as determined by a final non-appealable judgment of a court of competent jurisdiction (or, in the case of any Indemnitee that is a Related Person of a Lender Party, by the related Lender Party or its Related Persons).

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(c)                To the extent that the Loan Parties fail to pay any amount required to be paid by it to the Administrative Agent (or any sub-agent thereof) or any Related Party of the foregoing under subsection (a) or (b) of this Section, each Lender severally agrees to pay to any such Person such Lender’s pro rata share (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount (including any such unpaid amount in respect of a claim asserted by such Lender); provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against such Person.  For purposes hereof, a Lender’s “pro rata share” shall be determined based on its share of the sum of the total outstanding principal amount of the Loans and unused Commitments at the time.

(d)               To the extent permitted by applicable law, no Loan Party shall assert, and hereby waives, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Loan Document or any agreement or instrument contemplated hereby, the Transactions, any Loan or the use of the proceeds thereof.  No Indemnitee referred to in paragraph (b) above shall be liable for any damages arising from the use by unintended recipients of any information or other materials distributed by it through telecommunications, electronic or other information transmission systems in connection with this Agreement or the other Loan Documents or the transactions contemplated hereby or thereby.

(e)                All amounts due under this Section shall be payable promptly, but in no event later than fifteen (15) days, after written demand therefor.

Section 10.04.  Successors and Assigns.  (a) The provisions of this Agreement shall be binding on and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that (i) no Loan Party may assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of each Lender (and any attempted assignment or transfer by such Loan Party without such consent shall be null and void) and (ii) no Lender may assign or otherwise transfer its rights or obligations hereunder except in accordance with this Section 10.04.  Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (except the parties hereto, their respective successors and assigns permitted hereby, Participants to the extent provided in paragraph (e) of this Section and, to the extent expressly provided herein, the Related Parties of the Lender Parties) any legal or equitable right, remedy or claim under or by reason of this Agreement.

(b)               Any Lender may assign to one or more assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of any Commitment it has at the time and any Loans at the time owing to it); provided that:

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(i)                 the Administrative Agent must give prior written consent to any such assignment, other than an assignment of all or any portion of a Loan to a Lender, an Affiliate of a Lender or of any Commitment to an assignee that is a Lender with a Commitment immediately prior to giving effect to such assignment (which consent shall not be unreasonably withheld or delayed);

(ii)               the Borrower must give prior written consent to any such assignment (which consent shall not be unreasonably withheld and shall be considered to be given if the Borrower does not expressly notify the assigning Lenders and the Administrative Agent otherwise within ten (10) Business Days after such consent has been requested in writing from the Borrower), provided that no consent of the Borrower shall be required for an assignment to a Lender, an Affiliate of a Lender or, if an Event of Default has occurred and is continuing, any other assignee;

(iii)            each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement;

(iv)             unless each of the Administrative Agent and the Borrower otherwise consents (provided that no such consent of the Borrower shall be required if an Event of Default has occurred and be continuing), the amount of the Commitment or Loans of the assigning Lender subject to each such assignment (determined as of the date on which the relevant Assignment is delivered to the Administrative Agent) shall not be less than $5,000,000; provided that this clause (iv) shall not apply to an assignment to a Lender or an Affiliate of a Lender or an assignment of the entire remaining amount of the assigning Lender’s Commitment or Loans;

(v)               the parties to each assignment shall execute and deliver to the Administrative Agent an Assignment, together with a processing and recordation fee of $5,000;

(vi)             the assignee, if it shall not be a Lender, shall deliver to the Administrative Agent (x) a completed Administrative Questionnaire in which the assignee designates one or more credit contacts to whom all syndicate-level information (which may contain material non-public information about the Borrower and its related parties or their respective securities) will be made available and who may receive such information in accordance with the assignee’s compliance procedures and applicable laws, including Federal and state securities laws and (y) applicable tax form(s);

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(vii)           no such assignment shall be made to (A) any Loan Party or any of the Loan Party’s Affiliates or Subsidiaries or (B) any natural person (or a holding company, investment vehicle or trust for, or owned and operated for the primary benefit of, a natural person); and

(viii)        in connection with any assignment of rights and obligations of any Defaulting Lender hereunder, no such assignment shall be effective unless and until, in addition to the other conditions thereto set forth herein, the parties to the assignment shall make such additional payments to the Administrative Agent in an aggregate amount sufficient, upon distribution thereof as appropriate (which may be outright payment, purchases by the assignee of participations or subparticipations, or other compensating actions, including funding, with the consent of the Borrower and the Administrative Agent, the applicable ratable share of Loans previously requested but not funded by the Defaulting Lender, to each of which the applicable assignee and assignor hereby irrevocably consent), to (x) pay and satisfy in full all payment liabilities then owed by such Defaulting Lender to the Administrative Agent and each Lender hereunder (and interest accrued thereon), and (y) acquire (and fund as appropriate) its full ratable share of all Loans in accordance with its applicable percentage; provided that, notwithstanding the foregoing, in the event that any assignment of rights and obligations of any Defaulting Lender hereunder shall become effective under applicable law without compliance with the provisions of this paragraph, then the assignee of such interest shall be deemed to be a Defaulting Lender for all purposes of this Agreement until such compliance occurs.

Subject to acceptance and recording thereof pursuant to subsection (d) of this Section, from and after the effective date specified in each Assignment the assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment, be released from its obligations under this Agreement (and, in the case of an Assignment covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Section 2.11, Section 2.12, Section 2.13 and Section 10.03).  The assignee shall not be entitled to receive any greater amount under Section 2.11 and Section 2.13 than the assigning Lender would have been entitled to receive.  Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this subsection shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with subsection (e) of this Section 10.04.

(c)                The Administrative Agent, acting for this purpose as agent of the Borrower, shall maintain at one of its offices in New York City a copy of each Assignment delivered to it and a register for the recordation of the names and addresses of the Lenders, their respective Commitments and the principal amounts (and stated interest) of the Loans owing to each Lender pursuant to the terms hereof from time to time (the “Register”).  The entries in the Register shall be conclusive absent manifest error, and the parties hereto shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender for all purposes of this Agreement, notwithstanding notice to the contrary.  The Register shall be available for inspection by any party hereto at any reasonable time and from time to time upon reasonable prior notice.

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(d)               Upon its receipt of a duly completed Assignment executed by an assigning Lender and an assignee, the assignee’s completed Administrative Questionnaire (unless the assignee shall already be a Lender hereunder), the processing and recordation fee referred to in subsection (b) of this Section 10.04 and any written consent to such assignment required by subsection (b) of this Section, the Administrative Agent shall accept such Assignment and record the information contained therein in the Register.  No assignment shall be effective for purposes of this Agreement unless it has been recorded in the Register as provided in this subsection.

(e)                Any Lender may, without the consent of, or notice to, any Loan Party or any other Lender Party, sell participations to any Person (other than a natural person, or a holding company, investment vehicle or trust for, or owned and operated for the primary benefit of, a natural person, or any Loan Party or any of the Loan Parties’ Affiliates or Subsidiaries) (“Participants”) in all or a portion of such Lender’s rights or obligations under this Agreement (including all or a portion of its Commitments or the Loans owing to it); provided that (i) such Lender’s obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the Borrower, the Administrative Agent and the other Lender Parties shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement.  For the avoidance of doubt, each Lender shall be responsible for the indemnity under Section 10.03(b) with respect to any payments made by such Lender to its Participant(s). Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce the Loan Documents and to approve any amendment, modification or waiver of any provision of the Loan Documents; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver described in the first proviso to Section 10.02(d) that affects such Participant.  Subject to subsection (f) of this Section, each Loan Party agrees that each Participant shall be entitled to the benefits of  Section 2.11, Section 2.12 and Section 2.13 (subject to the requirements and limitations therein, including the requirements under Section 2.13(f) (it being understood that the documentation required under Section 2.13(f) shall be delivered to the participating Lender)) to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to subsection (b) of this Section 10.04; provided that such Participant agrees to be subject to the provisions of Section 2.15 as if it were an assignee under paragraph (b) of this Section.  To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 10.08 as though it were a Lender, provided that such Participant agrees to be subject to Section 2.14(c) as though it were a Lender.  Each Lender that sells a participation shall, acting solely for this purpose as a non-fiduciary agent of the Borrower, maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant’s interest in the Loans or other obligations under the Loan Documents (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any Participant or any information relating to a Participant’s interest in any Commitment, Loan or its other obligations under any Loan Document) to any Person except to the extent that such disclosure is necessary to establish that such Commitment, Loan or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations or is required by the applicable laws of Brazil.  The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary.  For the avoidance of doubt, the Administrative Agent (in its capacity as Administrative Agent) shall have no responsibility for maintaining a Participant Register.

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(f)                A Participant shall not be entitled to receive any greater payment under Section 2.11 or Section 2.13 with respect to any participation, than its participating Lender would have been entitled to receive, except to the extent such entitlement to receive a greater payment results from a Change in Law that occurs after the Participant acquired the applicable participation.

(g)               Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank; provided that no such pledge or assignment of a security interest shall release a Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

Section 10.05.  Survival.  All covenants, agreements, representations and warranties made by any Loan Party herein, in any other Loan Document and in certificates or other instruments delivered in connection with or pursuant hereto or thereto shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of this Agreement and of the other Loan Documents and the making of any Loans, regardless of any investigation made by any such other party or on its behalf and notwithstanding that any Lender Party may have had notice or knowledge of any Default or incorrect representation or warranty at the time any credit is extended hereunder, and shall continue in full force and effect as long as any principal of or accrued interest on any Loan or any other Loan Obligation is outstanding and unpaid or any Commitment has not expired or terminated.  The provisions of Section 2.11, Section 2.12, Section 2.13 and Section 10.03, Section 10.05, Section 10.09, Section 10.10, Section 10.11, Section 10.12, Section 10.13, Section 10.16, Section 10.19 and Article 8 shall survive and remain in full force and effect regardless of the resignation or replacement of the Administrative Agent or any assignment of rights by, or the replacement of a Lender, the consummation of the Transactions, the repayment of the Loans, the expiration or termination of the Commitments or the termination of this Agreement or any provision hereof.

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Section 10.06.  Counterparts; Integration; Effectiveness.  This Agreement may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract.  This Agreement, the other Loan Documents and any separate letter agreements with respect to fees payable to the Administrative Agent constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof.  Delivery of an executed counterpart of a signature page of this Agreement by email or any other electronic means that reproduces an image of the actual executed signature page shall be effective as delivery of a manually executed counterpart of this Agreement.  The words “execution,” “signed,” “signature,” “delivery,” and words of like import in or relating to any document to be signed in connection with this Agreement, the other Loan Documents and the transactions contemplated hereby and thereby shall be deemed to include Electronic Signatures or electronic records, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.  Except as provided in Section 4.01, this Agreement shall become effective when it shall have been executed by the Administrative Agent and when the Administrative Agent shall have received counterparts hereof that, when taken together, bear the signatures of each of the other parties hereto, and thereafter shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

Section 10.07.  Severability.  If any provision of this Agreement or any other Loan Document is held to be invalid, illegal or unenforceable, (a) the validity, legality and enforceability of the remaining provisions of this Agreement and the other Loan Documents shall not be affected or impaired thereby and (b) the parties shall endeavor in good faith negotiations to replace the illegal, invalid or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the illegal, invalid or unenforceable provisions. The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.  Without limiting the foregoing provisions of this Section, if and to the extent that the enforceability of any provision of this Agreement relating to Defaulting Lenders shall be limited by Debtor Relief Laws, as determined in good faith by the Administrative Agent, then such provision shall be deemed to be in effect only to the extent not so limited.

Section 10.08.  Right of Set-off.  If an Event of Default shall have occurred and be continuing, each Lender and each of its respective branches and Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final, in whatever currency) at any time held and other obligations at any time owing by such Lender to or for the credit or the account of any Loan Party against any obligations (in whatever currency) of such Loan Party now or hereafter existing hereunder or any other Loan Document and held by such Lender, irrespective of whether or not such Lender shall have made any demand hereunder or under any other Loan Document.  The rights of each Lender and its branches and Affiliates under this Section 10.08 are in addition to other rights and remedies (including other rights of setoff) that such Lender may have.

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Section 10.09.  Governing Law; Jurisdiction; Consent to Service of Process.  (a) This Agreement and any claim, controversy, dispute or cause of action (whether in contract or tort or otherwise) based upon, arising out of or relating to this Agreement and the transactions contemplated hereby shall be governed by, and construed in accordance with, the laws of the State of New York.

(b)               Each party hereto irrevocably and unconditionally submits, for itself and its property, to the jurisdiction of the courts of the State of New York sitting in New York County and of the United States District Court of the Southern District of New York, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement or any Loan Document (except as is otherwise provided in such other Loan Document), or for recognition or enforcement of any judgment with respect thereto, and each party hereto irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State court or, to the extent permitted by law, in such Federal court.  Each party hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement shall affect any right that the Administrative Agent or any Lender may otherwise have to bring any action or proceeding relating to this Agreement against any Loan Party or its properties in the courts of any jurisdiction.

(c)                Each party hereto hereby irrevocably and unconditionally waives, to the fullest extent permitted by applicable law, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or any other Loan Document in any court referred to in subsection (b) of this Section 10.09.  Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by applicable law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

Section 10.10.  Appointment of Agent For Service of Process.  (a) Each Loan Party hereby irrevocably designates, appoints, authorizes and empowers as its agent for service of process, Cogency Global Inc., at its offices currently located at 122 East 42nd Street, 18th Floor, New York, New York 10168 (such agent, and any successor agent that may be appointed by the Loan Parties pursuant to the next sentence, the “Process Agent”), to receive on its behalf service of any and all process, notices or other documents that may be served in any suit, action or proceeding relating hereto in any New York State or Federal court sitting in the State of New York.  If for any reason such agent shall cease to be available to act as such, the Loan Parties agree promptly to designate a new agent satisfactory to the Administrative Agent in the Borough of Manhattan, The City of New York to receive, accept and acknowledge on its behalf service of any and all process, notices or other documents that may be served in any suit, action or proceeding relating hereto in any New York State or Federal court sitting in the State of New York.

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(b)               Each Loan Party consents to process being served in any suit, action or proceeding of the nature referred to in Section 10.09 by serving a copy thereof upon the Process Agent.  Without prejudice to the foregoing, the Lenders and the Administrative Agent agree that to the extent lawful and possible, written notice of said service upon the Process Agent shall also be mailed by internationally recognized overnight courier, postage prepaid, return receipt requested, to each Loan Party at the address specified in or pursuant to Section 10.01 or to any other address of which such Loan Party shall have given written notice to the Administrative Agent.  If said service upon the Process Agent shall not be possible or shall otherwise be impractical after reasonable efforts to effect the same, the applicable Loan Party consents to process being served in any suit, action or proceeding of the nature referred to in Section 10.09 by the mailing of a copy thereof by registered or certified airmail, postage prepaid, return receipt requested, to the address of such Loan Party specified in or pursuant to Section 10.01 or to any other address of which such Loan Party shall have given written notice to the Administrative Agent.  To the fullest extent permitted by Law, each Loan Party hereby irrevocably waives any objection to such services of process and further irrevocably waives and agrees not to plead or claim in any action or proceeding commenced hereunder that service of process was in any way invalid or ineffective.

(c)                Nothing in this Section 10.10 shall affect the right of any party hereto to serve process in any manner permitted by law, or limit any right that any party hereto may have to bring proceedings against any other party hereto in the courts of any jurisdiction or to enforce in any lawful manner a judgment obtained in one jurisdiction in any other jurisdiction.

Section 10.11.  Waiver of Immunity.  To the extent that any Loan Party has or hereafter may acquire any immunity from jurisdiction of any court or from any legal process (whether through service or notice, attachment prior to judgment, attachment in aid or execution, or otherwise) with respect to itself or its property, such Loan Party hereby irrevocably waives such immunity in respect of its obligations under the Loan Documents to the extent permitted by applicable law and, without limiting the generality of the foregoing, agrees that the waivers set forth in this Section shall have effect to the fullest extent permitted under the Foreign Sovereign Immunities Act of 1976 of the United States of America and are intended to be irrevocable for purposes of such Act.

Section 10.12.  Judgment Currency.  (a) If, for the purpose of obtaining judgment in any court, it is necessary to convert a sum due hereunder in Dollars into another currency (the “Judgment Currency”), the parties hereto agree, to the fullest extent that they may legally and effectively do so, that the rate of exchange used shall be that at which in accordance with normal banking procedures the Administrative Agent could purchase Dollars with such Judgment Currency in New York, New York, on the Business Day immediately preceding the day on which final judgment is given.

(b)               The obligation of any Loan Party in respect of any sum due to any Lender hereunder in Dollars shall, to the extent permitted by applicable law, notwithstanding any judgment in a currency other than Dollars, be discharged only to the extent that on the Business Day following receipt of any sum adjudged to be so due in the Judgment Currency such Lender may in accordance with normal banking procedures purchase the Dollars in the amount originally due to such Lender with the Judgment Currency.  If the amount of Dollars so purchased is less than the sum originally due to such Lender, such Loan Party agrees, as a separate obligation and notwithstanding any such judgment, to indemnify such Lender against the resulting loss; and if the amount of Dollars so purchased is greater than the sum originally due to such Lender, such Lender agrees to repay such excess to such Loan Party.

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Section 10.13.  WAIVER OF JURY TRIAL.  EACH PARTY HERETO IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO ANY LOAN DOCUMENT OR ANY TRANSACTION CONTEMPLATED THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY).  EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

Section 10.14.  Use of English Language.  Except as provided in Section 3.12, any translation of this Agreement into another language shall have no interpretive effect.  All documents or notices to be delivered pursuant to or in connection with this Agreement (other than any Note) shall be in the English language or, if any such document or notice is not in the English language, accompanied by an English translation thereof, and the English language version of any such document or notice shall control for purposes hereof.

Section 10.15.  Headings.  Article and Section headings and the Table of Contents herein are for convenience of reference only, are not part of this Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Agreement.

Section 10.16.  Confidentiality.  Each Lender Party agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its branches and its Affiliates’ and to its Related Parties (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (b) to the extent required or requested by any bank examiners, auditors or accountants or to any other regulatory agency or body with proper authority over such Person and its Related Parties (including non-governmental regulatory agencies or bodies and self-regulatory agencies), (c) to the extent required by applicable laws or regulations or by any subpoena or similar legal process, (d) to any other party to this Agreement, (e) in connection with the exercise of any remedy hereunder or under any other Loan Document or any suit, action or proceeding relating to any Loan Document or the enforcement of any right thereunder, (f) subject to an agreement containing provisions substantially the same as those of this Section 10.16, to (i) any actual or prospective assignee of or Participant in any of its rights or obligations under this Agreement or (ii) any actual or prospective counterparty (or its advisors) to any swap or derivative transaction relating to each Loan Party and its obligations, this Agreement or payments hereunder (g) to any insurance brokers, insurers and reinsurers (including any credit insurance providers), (h) with the consent of the Loan Parties or (i) on a confidential basis to (x) any rating agency in connection with rating any Loan Party or any Subsidiary thereof or the facility provided hereunder or (y) the CUSIP Service Bureau or any similar agency in connection with the issuance and monitoring of CUSIP numbers with respect to the facility provided hereunder, or (j) to the extent such Information either (x) becomes publicly available other than as a result of a breach of this Section or (y) becomes available to any Lender Party or any of its branches or Affiliates on a non-confidential basis from a source other than the Loan Parties.  In addition, the Administrative Agent and the Lenders may disclose the existence of this Agreement and information about this Agreement to market data collectors, similar service providers to the lending industry and service providers to the Administrative Agent or any Lender in connection with the administration of this Agreement, the other Loan Documents, and the Commitments. For the purposes of this Section, “Information” means all information received from or on behalf of any Loan Party relating to such Loan Party or its Subsidiaries, other than any such information that is available to any Lender Party on a non-confidential basis before disclosure by or on behalf of such Loan Party; provided that, in the case of information received from or on behalf of such Loan Party after the date hereof, such information is clearly identified at the time of delivery as confidential.  Any Person required to maintain the confidentiality of Information as provided in this Section 10.16 shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.

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Section 10.17.  USA PATRIOT Act.  Each Lender that is subject to the PATRIOT Act, hereby notifies each Loan Party that, pursuant to the requirements of the PATRIOT Act, it is required to obtain, verify and record information that identifies such Loan Party, which information includes the name and address of such Loan Party and other information that will allow such Lender to identify such Loan Party in accordance with the PATRIOT Act.

Section 10.18.  Interest Rate Limitation. Notwithstanding anything herein to the contrary, if at any time the interest rate applicable to any Loan or other Loan Obligation owing under this Agreement, together with all fees, charges and other amounts that are treated as interest on such Loan or other Loan Obligation under applicable law (collectively, “charges”), shall exceed the maximum lawful rate (the “Maximum Rate”) that may be contracted for, charged, taken, received or reserved by the Lender or other Person holding  such Loan or other Loan Obligation in accordance with applicable law, the rate of interest payable in respect of such Loan or other Loan Obligation hereunder, together with all charges payable in respect thereof, shall be limited to the Maximum Rate. To the extent lawful, the interest and charges that would have been paid in respect of such Loan or other Loan Obligation but were not paid as a result of the operation of this Section shall be cumulated and the interest and charges payable to such Lender or other Person in respect of other Loans or such other Loan Obligations or periods shall be increased (but not above the amount collectible at the Maximum Rate therefor) until such cumulated amount, together with interest thereon at the Federal Funds Rate for each day to the date of repayment, shall have been received by such Lender or other Person. Any amount collected by such Lender or other Person that exceeds the maximum amount collectible at the Maximum Rate shall be applied to the reduction of the principal balance of such Loan or other Loan Obligation or refunded to the Borrower so that at no time shall the interest and charges paid or payable in respect of such Loan or other Loan Obligation exceed the maximum amount collectible at the Maximum Rate.

Section 10.19.  Payments Set Aside. To the extent that any payment by or on behalf of any Loan Party is made to the Administrative Agent or any Lender, or the Administrative Agent or any Lender exercises its right of setoff, and such payment or the proceeds of such setoff or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by the Administrative Agent or such Lender in its discretion) to be repaid to a trustee, receiver or any other party, in connection with any proceeding under any Debtor Relief Law or otherwise, then (a) to the extent of such recovery, the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such setoff had not occurred, and (b) each Lender severally agrees to pay to the Administrative Agent upon demand its applicable share (without duplication) of any amount so recovered from or repaid by the Administrative Agent, plus interest thereon from the date of such demand to the date such payment is made at a rate per annum equal to the Federal Funds Rate from time to time in effect.

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Section 10.20.  No Advisory or Fiduciary Responsibility.  In connection with all aspects of each transaction contemplated hereby (including in connection with any amendment, waiver or other modification hereof or of any other Loan Document), each Loan Party acknowledges and agrees that: (a) (i) no fiduciary, advisory or agency relationship among the Loan Parties and their respective Subsidiaries and any Joint Bookrunner, the Arranger, the Administrative Agent or any Lender is intended to be or has been created in respect of the transactions contemplated hereby or by the other Loan Documents, irrespective of whether any Joint Bookrunner, the Arranger, the Administrative Agent or any Lender has advised or is advising any Loan Party or any Subsidiary thereof on other matters, (ii) the arranging and other services regarding this Agreement provided by the Administrative Agent, the Joint Bookrunners, the Arranger, and the Lenders are arm’s-length commercial transactions between each Loan Party and its Affiliates, on the one hand, and the Administrative Agent, the Joint Bookrunners, the Arranger and the Lenders, on the other hand, (ii) each Loan Party has consulted its own legal, accounting, regulatory and tax advisors to the extent it has deemed appropriate, and (iii) each Loan Party is capable of evaluating, and understands and accepts, the terms, risks and conditions of the transactions contemplated hereby and by the other Loan Documents; (b) (i) each of the Administrative Agent, each Joint Bookrunner, the Arranger and each Lender is and has been acting solely as a principal and, except as expressly agreed in writing by the relevant parties, has not been, is not, and will not be acting as an advisor, agent or fiduciary for any Loan Party or any of its Affiliates, or any other Person and (ii) none of the Administrative Agent, any Joint Bookrunner, the Arranger or any Lender has any obligation to any Loan Party or any of its Affiliates with respect to the transactions contemplated hereby except those obligations expressly set forth herein and in the other Loan Documents; and (c) the Administrative Agent, the Joint Bookrunners, the Arranger and the Lenders and their respective branches and Affiliates may be engaged, for their own accounts or the accounts of customers, in a broad range of transactions that involve interests that differ from those of the Loan Parties and their Affiliates, and none of the Administrative Agent, any Joint Bookrunner, the Arranger or any Lender has any obligation to disclose any of such interests to the Loan Parties or any of their Affiliates.  To the fullest extent permitted by law, each Loan Party hereby waives and releases any claims that it may have against the Administrative Agent, any Joint Bookrunner, the Arranger or any Lender with respect to any breach or alleged breach of agency or fiduciary duty in connection with any aspect of any transaction contemplated hereby.

Section 10.21.  Acknowledgement and Consent to Bail-In of Affected Financial Institutions. Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among the parties thereto, each party hereto acknowledges that any liability of any Affected Financial Institution arising under any Loan Document, to the extent such liability is unsecured, may be subject to the Write-Down and Conversion Powers of the applicable Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:

(a)                the application of any Write-Down and Conversion Powers by the applicable Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an Affected Financial Institution; and

(b)               the effects of any Bail-in Action on any such liability, including, if applicable:

(i)                 a reduction in full or in part or cancellation of any such liability;

(ii)               a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such Affected Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or

(iii)            the variation of the terms of such liability  in connection with the exercise of the Write-Down and Conversion Powers of the applicable Resolution Authority.

[Signature pages follow]

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

NATURA &CO LUXEMBOURG HOLDINGS S.À R.L, as a Borrower

By:	/s/ Bruno Lawaree
	Name:	Bruno Lawaree
	Title:	VP Group Treasury

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NATURA COSMÉTICOS S.A., as a Guarantor

By:	/s/ João Paulo Brotto Gonçalves Ferreira
	Name:	João Paulo Brotto Gonçalves Ferreira
	Title:	Chief Executive Officer/ Investor Relations Officer

By:	/s/ Ana Beatriz Macedo da Costa
	Name:	Ana Beatriz Macedo da Costa
	Title:	Chief Legal Officer

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NATURA &CO HOLDING S.A., as a Guarantor

By:	/s/ Guilherme Strano Castellan
	Name:	Guilherme Strano Castellan
	Title:	Chief Financial Officer

By:	/s/ Itamar Gaino Filho
	Name:	Itamar Gaino Filho
	Title:	Chief Legal and Compliance Officer

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ADMINISTRATIVE AGENT:

MIZUHO BANK, LTD., as Administrative Agent

By:	/s/ Brian Caldwell
	Name:	Brian Caldwell
	Title:	Managing Director

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LENDERS:

BANK OF AMERICA, N.A. LONDON BRANCH, as Lender

By:	/s/ Christopher Coney
	Name:	Christopher Coney
	Title:	Authorized Signatory

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CITIBANK, N.A., as Lender

By:	/s/ Fábio Baptiste Ribeiro
	Name:	Fábio Baptiste Ribeiro
	Title:	Authorized Signatory

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HSBC BANK USA, NATIONAL ASSOCIATION, as Lender

By:	/s/ Christopher M Samms
	Name:	Christopher M Samms
	Title:	Senior Vice President, #9426

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ITAU BBA INTERNATIONAL PLC, as Lender

By:	/s/ Paulo Lopes
	Name:	Paulo Lopes
	Title:	Authorized Signatory

By:	/s/ João Fonseca
	Name:	João Fonseca
	Title:	Authorized Signatory

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JPMORGAN CHASE BANK, N.A., as Lender

By:	/s/ Christophe Vohmann
	Name:	Christophe Vohmann
	Title:	Executive Director

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MIZUHO BANK, LTD., as Lender

By:	/s/ Brian Caldwell
	Name:	Brian Caldwell
	Title:	Managing Director

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MORGAN STANLEY SENIOR FUNDING, INC., as Lender

By:	/s/ Michael King
	Name:	Michael King
	Title:	Authorized Signatory

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SCHEDULE 1.01

Administrative Agent’s Account

Mizuho Bank Ltd. New York Branch

ABA 026004307 / CHPS 0430 / SWIFT MHCBUS33

Account Name:  ISA LOAN AGENCY

Account Number: H79-740-005344

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SCHEDULE 2.01

Commitments

Lender	Title	Commitment
Bank of America, N.A., London Branch	Joint Bookrunner	$100,000,000
Citibank, N.A.	Joint Bookrunner	$100,000,000
HSBC Bank USA, National Association	Joint Bookrunner	$100,000,000
Itau BBA International plc	Joint Bookrunner	$100,000,000
JPMorgan Chase Bank, N.A.	Joint Bookrunner	$100,000,000
Mizuho Bank, Ltd.	Joint Bookrunner	$100,000,000
Morgan Stanley Senior Funding, Inc.	Arranger	$25,000,000

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EXHIBIT A

Form of Assignment

This Assignment and Assumption (this “Assignment and Assumption”) is dated as of the Effective Date set forth below and is entered into by and between [the][each]1 Assignor identified in item 1 below ([the][each, an] “Assignor”) and [the][each]2 Assignee identified in item 2 below ([the][each, an] “Assignee”).  [It is understood and agreed that the rights and obligations of [the Assignors][the Assignees]3 hereunder are several and not joint.]4  Capitalized terms used but not defined herein shall have the meanings given to them in the Credit Agreement identified below (as amended, the “Credit Agreement”), receipt of a copy of which is hereby acknowledged by [the][each] Assignee.  The Standard Terms and Conditions set forth in Annex 1 attached hereto are hereby agreed to and incorporated herein by reference and made a part of this Assignment and Assumption as if set forth herein in full.

For an agreed consideration, [the][each] Assignor hereby irrevocably sells and assigns to [the Assignee][the respective Assignees], and [the][each] Assignee hereby irrevocably purchases and assumes from [the Assignor][the respective Assignors], subject to and in accordance with the Standard Terms and Conditions and the Credit Agreement, as of the Effective Date inserted by the Administrative Agent as contemplated below (i) all of [the Assignor’s][the respective Assignors’] rights and obligations in [its capacity as a Lender][their respective capacities as Lenders] under the Credit Agreement and any other documents or instruments delivered pursuant thereto in the amount[s] and equal to the percentage interest[s] identified below of all of such outstanding rights and obligations under the respective facilities identified below (including, without limitation, any guarantees included in such facilities) and (ii) to the extent permitted to be assigned under applicable law, all claims, suits, causes of action and any other right of [the Assignor (in its capacity as a Lender)][the respective Assignors (in their respective capacities as Lenders)] against any Person, whether known or unknown, arising under or in connection with the Credit Agreement, any other documents or instruments delivered pursuant thereto or the loan transactions governed thereby or in any way based on or related to any of the foregoing, including, but not limited to, contract claims, tort claims, malpractice claims, statutory claims and all other claims at law or in equity related to the rights and obligations sold and assigned pursuant to clause (i) above (the rights and obligations sold and assigned by [the][any] Assignor to [the][any] Assignee pursuant to clauses (i) and (ii) above being referred to herein collectively as [the][an] “Assigned Interest”).  Each such sale and assignment is without recourse to [the][any] Assignor and, except as expressly provided in this Assignment and Assumption, without representation or warranty by [the][any] Assignor.

1	For bracketed language here and elsewhere in this form relating to the Assignor(s), if the assignment is from a single Assignor, choose the first bracketed language. If the assignment is from multiple Assignors, choose the second bracketed language.

2	For bracketed language here and elsewhere in this form relating to the Assignee(s), if the assignment is to a single Assignee, choose the first bracketed language. If the assignment is to multiple Assignees, choose the second bracketed language.

3	Select as appropriate.
4	Include bracketed language if there are either multiple Assignors or multiple Assignees.

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1.	Assignor[s]:

2.	Assignor[s]:

              [Assignee is [a Lender][an Affiliate of [identify Lender]]5

3.Borrower:  Natura &Co Luxembourg Holdings S.à r.l.,

4. Guarantors:  Natura Cosméticos S.A. and Natura &Co Holding S.A.

5.Administrative Agent: Mizuho Bank, Ltd., as the administrative agent under the Credit Agreement

5.Credit Agreement: Revolving Credit and Guaranty Agreement, dated as of October 28, 2021, among Natura &Co Luxembourg Holdings S.à r.l., as Borrower, Natura Cosméticos S.A. and Natura &Co Holding S.A. as Guarantors, the Lenders from time to time party thereto and Mizuho Bank, Ltd., as Administrative Agent.

5	For each Assignee, identify if applicable.

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6.                   Assigned Interest[s]:

Assignor[s][6]	Assignee[s][7]	Aggregate Amount of Commitment/Loans for all Lenders[8]	Amount of Commitment /Loans Assigned	Percentage Assigned of Commitment/Loans[9]
		$______________	$________	__________%
		$______________	$________	__________%
		$______________	$________	__________%

[7.	Trade Date:	[10]

Effective Date: __________________, 20__ [TO BE INSERTED BY ADMINISTRATIVE AGENT AND WHICH SHALL BE THE EFFECTIVE DATE OF RECORDATION OF TRANSFER IN THE REGISTER THEREFOR.]

6	List each Assignor, as appropriate.
4	List each Assignee and, if available, its market entity identifier, as appropriate.
8

Amounts in this column and in the column immediately to the right to be adjusted by the counterparties to take into account any payments or prepayments made between the Trade Date and the Effective Date.

9	Set forth, to at least 9 decimals, as a percentage of the Commitment/Loans of all Lenders thereunder.
10	To be completed if the Assignor(s) and the Assignee(s) intend that the minimum assignment amount is to be determined as of the Trade Date.

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The terms set forth in this Assignment and Assumption are hereby agreed to:

ASSIGNOR
[NAME OF ASSIGNOR]

By:
Name:
Title:

ASSIGNOR
[NAME OF ASSIGNEE]

By:
Name:
Title:

[Consented to and Accepted:

MIZUHO BANK, LTD., as Administrative Agent

By:
Name:
	Title:	] [11]

[Consented to:

NATURA &CO LUXEMBOURG HOLDINGS S.À R.L.], as Borrower under the Credit Agreement

By:
Name:
	Title:	] [12]

11	To be added only if the consent of the Administrative Agent is required by the terms of the Credit Agreement.
12	To be added only if the consent of the Borrower and/or other parties is required by the terms of the Credit Agreement.

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ANNEX 1 TO ASSIGNMENT AND ASSUMPTION

STANDARD TERMS AND CONDITIONS FOR

ASSIGNMENT AND ASSUMPTION

1.                   Representations and Warranties.

1.1.            Assignor[s].  [The][Each] Assignor (a) represents and warrants that (i) it is the legal and beneficial owner of [the][the relevant] Assigned Interest, (ii) [the][such] Assigned Interest is free and clear of any lien, encumbrance or other adverse claim, (iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby and (iv) it is [not] a Defaulting Lender; and (b) assumes no responsibility with respect to (i) any statements, warranties or representations made in or in connection with the Credit Agreement or any other Loan Document, (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Loan Documents, (iii) the financial condition of the Borrower, any of its Subsidiaries or Affiliates or any other Person obligated in respect of any Loan Document or (iv) the performance or observance by the Borrower, any of its Subsidiaries or Affiliates or any other Person of any of their respective obligations under any Loan Document.

1.2.            Assignee.  [The][Each] Assignee (a) represents and warrants that: (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby and to become a Lender under the Credit Agreement; (ii) it meets all the requirements to be an assignee under Section 10.04(b) of the Credit Agreement (subject to such consents, if any, as may be required under Section 10.04(b) of the Credit Agreement); (iii) from and after the Effective Date, it shall be bound by the provisions of the Credit Agreement as a Lender thereunder and, to the extent of [the][the relevant] Assigned Interest, shall have the obligations of a Lender thereunder; (iv) it is sophisticated with respect to decisions to acquire assets of the type represented by [the][such] Assigned Interest and either it, or the Person exercising discretion in making its decision to acquire [the][such] Assigned Interest, is experienced in acquiring assets of such type; (v) it has received a copy of the Credit Agreement, and has received or has been accorded the opportunity to receive copies of the most recent financial statements delivered pursuant to Section 5.01 thereof, as applicable, and such other documents and information as it deems appropriate to make its own credit analysis and decision to enter into this Assignment and Assumption and to purchase [the][such] Assigned Interest; and (vi) it has, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Assignment and Assumption and to purchase [the][such] Assigned Interest; and (b) agrees that (i) it will, independently and without reliance upon the Administrative Agent, [the][any] Assignor or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents; and (ii) it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender.;

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2.                   Payments.  From and after the Effective Date, the Administrative Agent shall make all payments in respect of [the][each] Assigned Interest (including payments of principal, interest, fees and other amounts) to [the][the relevant] Assignor for amounts which have accrued to but excluding the Effective Date and to [the][the relevant] Assignee for amounts which have accrued from and after the Effective Date.  Notwithstanding the foregoing, the Administrative Agent shall make all payments of interest, fees or other amounts paid or payable in kind from and after the Effective Date to [the][the relevant] Assignee.

3.                   General Provisions.  This Assignment and Assumption shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns.  This Assignment and Assumption may be executed in any number of counterparts, which together shall constitute one instrument.  Acceptance and adoption of the terms of this Assignment and Assumption by Electronic Signatures or electronic records or delivery of an executed counterpart of a signature page of this Assignment and Assumption by email or any other electronic means that reproduces an image of the actual executed signature page shall be effective as delivery of a manually executed counterpart of this Assignment and Assumption to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.  This Assignment and Assumption shall be governed by, and construed in accordance with, the laws of the State of New York.

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EXHIBIT B

Form of Note

This Promissory Note shall be executed in Portuguese. The English version is only for	Esta Nota Promissória será assinada em português. A versão em inglês é apenas para referência.
EXHIBIT B - FORM OF NOTE	ANEXO B - FORMA DA NOTA PROMISSÓRIA
(1) PROMISSORY NOTE	NOTA PROMISSÓRIA
Amount: [Lender’s Commitment to be included]	Valor: [Compromisso do Credor a ser incluído]

MATURITY DATE: PURSUANT TO ARTICLE 34 OF DECREE 57.663 OF 24 JANUARY 1966, THE HOLDER OF THIS PROMISSORY NOTE IS AUTHORIZED TO PRESENT IT AT ANY TIME WITHIN A PERIOD OF 03 YEARS FROM THE DATE OF THIS PROMISSORY NOTE.

DATA DE VENCIMENTO: DE ACORDO COM O ARTIGO 34 DO DECRETO 57.663, DE 24 DE JANEIRO DE 1966, O TITULAR DESTA NOTA PROMISSÓRIA ESTÁ AUTORIZADO A APRESENTÁ-LA A QUALQUER TEMPO DENTRO DO PRAZO DE 03 ANOS A PARTIR DA DATA DESTA NOTA PROMISSÓRIA.

PLACE OF PAYMENT: PURSUANT TO ARTICLE 54, PARAGRAPH 2nd OF DECREE 2,044, OF 31 DECEMBER 1908, THE PLACE OF PAYMENT OF THIS PROMISSORY NOTE SHALL BE THE CITY OF SÃO PAULO OR NEW YORK CITY, AT THE DISCRETION OF THE BENEFICIARY.

LOCAL DE PAGAMENTO: NOS TERMOS DO ARTIGO 54, PARÁGRAFO 2º DO DECRETO 2.044, DE 31 DE DEZEMBRO DE 1908, O LOCAL DE PAGAMENTO DA PRESENTE NOTA PROMISSÓRIA SERÁ A CIDADE DE SÃO PAULO OU NOVA YORK, A CRITÉRIO DO BENEFICIÁRIO.

By means of this Promissory Note (the “Promissory Note”), issued in connection with and pursuant to the terms of the RCF Agreement (as defined below), NATURA &CO LUXEMBOURG HOLDINGS S.À R.L., a private limited company (société à responsabilité limitée), with registered office at [8- 10, Avenue de la Gare, L-1610 Luxembourg, Grand Duchy of Luxembourg, registered with the Luxembourg Trade and Companies Register under number B 98931 (the “Issuer”), irrevocably and unconditionally promises to pay cash, in immediately available funds, in the lawful money of the Federative Republic of Brazil or in the lawful money of the United States of America, in São

Por meio desta Nota Promissória (a “Nota Promissória”), emitida em conexão e de acordo com os termos do Contrato RCF (conforme definido abaixo), a NATURA &CO LUXEMBOURG HOLDINGS S.À R.L., sociedade de responsabilidade limitada (société à responsabilité limitée), com sede na [8-10, Avenue de la Gare, L- 1610 Luxemburgo, Grão-Ducado de Luxemburgo, registrada no Registro de Comércio e Empresas de Luxemburgo sob o número B 98931 (a “Emitente”), promete irrevogável e incondicionalmente pagar em dinheiro, em fundos imediatamente disponíveis, no dinheiro legítimo da República Federativa do Brasil ou no dinheiro legítimo dos Estados Unidos da

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Paulo, Brazil, or in New York City, United States of America, respectively, as designated by the Beneficiary (as defined below), at its sole and absolute discretion, to [LENDER'S CORPORATE NAME], [please include corporate qualification] (the “Beneficiary”), in its capacity as Lender under the Revolving Credit and Guaranty Agreement entered into on October 28, 2021, as amended from time to time, between, among others, the Issuer, as borrower, the Guarantors (as defined below), certain financial institutions named thereto as Lenders, and Mizuho Bank Ltd., named thereto as Administrative Agent (the "RCF Agreement"), or to its order, in the account to be designated in writing by the Beneficiary, the amount of [each of Lender’s Commitment to be included], which shall bear the interest indicated below, free of any deductions of taxes of any kind, present or future, provided that if this Promissory Note is required to be paid in Brazil, such amount shall be converted into Brazilian currency at the Conversion Rate described below, on the date of presentation of this Promissory Note for payment.

América, em São Paulo, Brasil, ou na Cidade de Nova York, Estados Unidos da América, respectivamente, conforme designado pelo Beneficiário (conforme definido abaixo), a seu exclusivo e absoluto critério, ao [RAZÃO SOCIAL DO CREDOR], [por favor incluir a qualificação corporativa] (o "Beneficiário"), em sua qualidade de Credor nos termos do Revolving Credit and Guaranty Agreement celebrado em 28 de outubro de 2021, conforme aditado de tempos em tempos, entre a Emitente, como devedora, os Avalistas (conforme definido abaixo), determinadas instituições financeiras designadas como Credores, e Mizuho Bank Ltd., designado como Agente Administrativo (o "Contrato RCF"), ou à sua ordem, na conta a ser designada por escrito pelo Beneficiário, o valor de [Compromisso de cada Credor deve ser incluído], no qual incidirão os juros indicados abaixo, livre de quaisquer deduções de impostos de qualquer tipo, presentes ou futuros, de modo que, caso esta Nota Promissória seja paga no Brasil, tal valor deverá ser convertido em moeda brasileira à Taxa de Conversão descrita abaixo, na data de apresentação desta Nota Promissória para pagamento.

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NATURA COSMÉTICOS S.A., a company incorporated in Brazil with company registration number 71.673.990/0001-77 whose registered office is at Avenida Alexandre Colares, nº 1.188, Parque Anhanguera, ZIP Code 05106-000, São Paulo, SP, Brazil ("Natura Cosméticos") and NATURA &CO HOLDING S.A. a company incorporated in Brazil with company registration number 32.785.497/0001-97 whose registered office is at Avenida Alexandre Colares, nº 1.188, room A17, block A, Parque Anhanguera, ZIP Code 05106-000, São Paulo, SP, Brazil (the “Parent” and together with Natura Cosméticos, the “Guarantors”) hereby unconditionally, absolutely and irrevocably guarantees, por aval, on joint and a several basis, as provided in Article 897 and subsequent articles of the Brazilian Civil Code, and in Article 30 and subsequent articles of the Uniform Law for Bills of Exchange and Promissory Notes, approved by Decree 57.663 of 24 January 1966, as amended, (the "Aval"), the full and punctual payment of and all of the obligations of the Borrower under the RCF Agreement and under the other Loan Documents when due (whether at stated maturity, upon acceleration or otherwise), represented hereby this Promissory Note (collectively, the “Guaranteed Obligations”).

NATURA COSMÉTICOS S.A., empresa constituída no Brasil, inscrita no CNPJ sob o número 71.673.990/0001-77, com sede na Avenida Alexandre Colares, n° 1.188, Parque Anhanguera, CEP 05106-000, São Paulo, SP, Brasil, ("Natura Cosméticos") e NATURA &CO HOLDING S.A., empresa constituída no Brasil, inscrita no CNPJ sob o número 32.785.497/0001-97, com sede na Avenida Alexandre Colares, n° 1.188, Sala A17, Bloco A, Parque Anhanguera, CEP 05106-000, São Paulo, SP, Brasil (a “Controladora” e, em conjunto com Natura Cosméticos, os "Avalistas”) por meio desta, garante, incondicionalmente, absolutamente e irrevogavelmente, por aval, de forma solidária entre si, nos termos do Artigo 897 e seguintes do Código Civil Brasileiro, e do Artigo 30 e seguintes da Lei Uniforme sobre Letras de Câmbio e Notas Promissórias, aprovada pelo Decreto 57.663 de 24 de janeiro de 1966, conforme alterada, (o "Aval"), o pagamento total e pontual de todas as obrigações da Emitente, nos termos do Contrato RCF e dos outros Documentos do Empréstimo, quando devido (seja no vencimento declarado, mediante aceleração ou de outra forma), representado por esta Nota Promissória (em conjunto, as “Obrigações Garantidas”).

Payment by any Guarantor with respect to this Promissory Note shall be subrogated to the rights of the payee against the Issuer with respect to such payment; provided, however, that no Guarantor shall enforce its rights against the Issuer to any repayment by way of subrogation or by exercising its rights of contribution, indemnification, exoneration, participation or reimbursement or the right to participate in any security now or hereafter held by or for the benefit of any Lender Party until the Guaranteed Obligations have been paid in full and the Commitments have been terminated.

O pagamento por qualquer Avalista com relação a esta Nota Promissória será sub-rogado nos direitos do beneficiário contra a Emitente com relação a tal pagamento; desde que, no entanto, nenhum Avalista faça cumprir seus direitos, contra a Emitente, de qualquer quitação por meio de sub-rogação ou exercendo seus direitos de contribuição, indenização, exoneração, participação ou reembolso, ou o direito de participar de qualquer título agora ou no futuro detido por ou para o benefício de qualquer Parte Credora até que as Obrigações Garantidas tenham sido pagas integralmente e os Compromissos tenham sido rescindidos.

As provided in the RCF Agreement, the Beneficiary is only allowed to make a demand under this Promissory Note upon the acceleration of the loans. The Beneficiary is automatically entitled, regardless of any notification or any other additional procedures whatsoever, upon simple presentation of this instrument with a statement setting out the amount due and payable under the RCF Agreement, to demand of the Issuer the full and immediate payment of this Promissory Note.

Conforme previsto no Contrato RCF, o Beneficiário somente poderá fazer a cobrança desta Nota Promissória quando da aceleração dos empréstimos. O Beneficiário tem automaticamente, independentemente de qualquer notificação ou quaisquer outros procedimentos adicionais de qualquer natureza, mediante a simples apresentação deste instrumento com uma declaração estabelecendo o valor devido e a ser quitado nos termos do Contrato RCF, o direito de exigir da Emitente o pagamento total e imediato desta Nota promissória.

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(a) This Promissory Note shall bear interest on the outstanding principal amount thereof, for each day during each Interest Period applicable thereto, at a rate per annum equal to the sum of the LIBO Rate plus the Applicable Margin applicable to such Interest Period.  Such interest shall be payable in arrears on each Interest Payment Date and the Maturity Date; provided that (1) interest accrued pursuant to item (b) of this paragraph shall be payable on demand and (2) in the event of any repayment or prepayment of the Loans, accrued interest on the principal amount repaid or prepaid shall be payable on the date of such repayment or prepayment; (b) Notwithstanding the foregoing, any overdue amounts under the Loan Documents shall bear interest, after as well as before judgment, at a rate per annum equal to 1.0% plus the rate otherwise applicable to the Loans as provided in item (a) above (whether or not any Loans are then outstanding) to the fullest extent permitted by applicable laws; (c) All interest hereunder will be computed on the basis of a year of three hundred sixty (360) days, except that interest computed by reference to the Base Rate at times when the Base Rate is based on the Prime Rate shall be computed on the basis of a year of three hundred sixty-five (365) days (or three hundred sixty-six (366) days in a leap year), and, in each case, will be payable for the actual number of days elapsed (including the first day but excluding the last day); (d) The Administrative Agent shall determine, in accordance with the terms of the RCF Agreement, each interest rate applicable to the Loans thereunder. The Administrative Agent shall promptly notify the Borrower and the Lenders, of each rate of interest so determined, and its determination thereof shall, absent manifest error, be conclusive; (e) On each Interest Determination Date, the Administrative Agent shall determine the LIBO Rate applicable to the Loans at the commencement of the next succeeding Interest Period for such Borrowing and shall promptly notify the Borrower and the Lenders thereof.

(a) Esta Nota Promissória terá a incidência de juros sobre o valor do principal em aberto, para cada dia durante cada Período de Juros aplicável, a uma taxa por ano igual à soma da Taxa LIBO mais a Margem Aplicável aplicável para tal Período de Juros. Tais juros deverão ser pagos em cada Data de Pagamento de Juros e na Data de Vencimento; desde que (1) os juros acumulados de acordo com o item (b) deste parágrafo sejam pagáveis à vista e (2) no caso de qualquer quitação ou pagamento antecipado dos Empréstimos, os juros acumulados sobre o valor principal quitado ou pago antecipado sejam pagáveis na data de tal quitação ou pré-pagamento; (b) Não obstante o acima exposto, sobre quaisquer valores em atraso nos termos dos Documentos de Empréstimo deverão incidir juros, tanto depois como antes de um julgamento, a uma taxa anual igual a 1,0% (um por cento) mais a taxa de outra forma aplicável aos Empréstimos, conforme previsto no item (a) acima (estejam ou não quaisquer Empréstimos em aberto) em toda a extensão permitida pelas leis aplicáveis; (c) Todos os juros a seguir serão calculados com base em um ano de 360 (trezentos e sessenta) dias, exceto os juros calculados por referência à Taxa Base nos momentos em que a Taxa Base for baseada na Taxa Principal, que deverão ser calculados com base em um ano de 365 (trezentos e sessenta e cinco) dias (ou 366 (trezentos e sessenta e seis) dias em um ano bissexto), e, em cada caso, será pago pelo número real de dias decorridos (incluindo o primeiro dia, mas excluindo o último dia); (d) O Agente Administrativo deverá determinar, de acordo com os termos do Contrato RCF, cada taxa de juros aplicável aos Empréstimos nele previstos. O Agente Administrativo deverá notificar prontamente a Emitente e os Credores de cada taxa de juros assim determinada, e sua determinação, na ausência de erro manifesto, deverá ser conclusiva; (e) Em cada Data de Determinação de Juros, o Agente Administrativo deverá determinar a Taxa LIBO aplicável aos Empréstimos no início do próximo Período de Juros subsequente para tal Empréstimo e deverá notificar imediatamente a Emitente e os Credores.

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This Promissory Note is an extrajudicial execution document in accordance with the provisions of Article 784 of the Brazilian Code of Civil Procedure and the Beneficiary shall have the right, exercisable at its sole discretion to commence summary legal proceedings against the Issuer and Guarantors in Brazil.

Esta Nota Promissória é um documento de execução extrajudicial de acordo com as disposições do Artigo 784 do Código de Processo Civil Brasileiro e o Beneficiário terá o direito, exercível a seu exclusivo critério, de iniciar processos judiciais sumários contra a Emitente e os Avalistas no Brasil.

This Promissory Note may only be assigned, endorsed, or transferred to the Beneficiary’s successor under and pursuant to the terms of the RCF Agreement. Any other form of assignment, endorsement, or transfer shall be considered null and void.

Esta Nota Promissória só pode ser cedida, endossada ou transferida para o sucessor do Beneficiário de acordo com os termos do Contrato RCF. Qualquer outra forma de cessão, endosso ou transferência deve ser considerada nula e inválida.

The obligations of the Issuer and Guarantors hereunder shall be binding upon their successors and inure to the benefit of the Beneficiary and its successors at any time.	As obrigações da Emitente e dos Avalistas nos termos deste documento vincularão seus sucessores e vigorarão em benefício do Beneficiário e seus sucessores a qualquer momento.

For the purposes of this Promissory Note, “Conversion Rate” means the exchange rate of United State Dollars in Brazil, pursuant to the index PTAX, as disclosed on the website of the Central Bank of Brazil, on the immediately preceding business day of the date of the presentation of this Promissory Note for payment. If such rate for any reason is not published on such date, the Conversion Rate shall be the exchange rate of United State Dollars (USD) to Brazilian Real (BRL) which is displayed on the public website of Thomson Reuters available at the following link (https://www.reuters.com/markets/currencies) or another appropriate online page on which Thomson Reuters may publish that rate from time to time on the date of presentation of this Promissory Note for payment.

Para os fins desta Nota Promissória, “Taxa de Conversão” significa a taxa de câmbio de dólares dos Estados Unidos no Brasil, de acordo com a taxa PTAX, conforme divulgado no site do Banco Central do Brasil, no dia útil imediatamente anterior à data de apresentação desta Nota Promissória para pagamento. Se tal taxa, por qualquer motivo, não for publicada em tal data, a Taxa de Conversão será a taxa de câmbio de Dólares dos Estados Unidos (USD) para Real Brasileiro (BRL) que é exibida no site público da Thomson Reuters disponível no seguinte link (https://www.reuters.com/markets/currencies) ou outra página online apropriada na qual a Thomson Reuters pode publicar essa taxa de tempos em tempos na data de apresentação desta Nota Promissória para pagamento.

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The Issuer and Guarantors waives all protest, demand and/or notice requirements in any way with respect to this Promissory Note.	A Emitente e os Avalistas renunciam a todos os requisitos de protesto, intimação e/ou aviso de qualquer forma com relação a esta Nota Promissória.

This Promissory Note is issued in [the City of São Paulo, State of São Paulo] / or [London, England], and will be governed by the laws of the Federative Republic of Brazil. Any suit, action, or proceeding arising out of or based upon the Promissory Note may be instituted in any court in the city of São Paulo, State of São Paulo, Brazil, including for the purposes of the second and third paragraphs of Article 784 of the Brazilian Law No. 13.105 of March 16, 2015, as amended (Brazilian Civil Procedure Code).

Esta Nota Promissória é emitida na [Cidade de São Paulo, Estado de São Paulo] / ou [Londres, Inglaterra], e será regida pelas leis da República Federativa do Brasil. Qualquer processo, ação ou procedimento decorrente ou baseado na Nota Promissória poderá ser instaurado em qualquer tribunal na cidade de São Paulo, Estado de São Paulo, Brasil, inclusive para os fins dos §§ 2º e 3º do artigo 784 da Lei nº 13.105 de 16 de março de 2015, conforme alterada (Código de Processo Civil Brasileiro).

This Promissory Note is executed and issued on _____________________, 2021, in the city of [São Paulo, State of São Paulo, Brazil] / or [London, England].	Esta Nota Promissória é assinada e emitida em _____________________, 2021, na cidade de [São Paulo, Estado de São Paulo, Brasil] / [Londres, Inglaterra].
Capitalized terms used in this Promissory Note and not defined herein have the meaning assigned to them in the RCF Agreement.	Os termos com letras maiúsculas usados nesta Nota Promissória e nela não definidos têm o significado que lhes é atribuído no Contrato RCF.

[São Paulo/ London], _____________________, 2021.

NATURA &CO LUXEMBOURG HOLDINGS S.À R.L.
como emitente da Nota Promissória/ as issuer of the Promissory Note

Nome/ Name:	Nome/ Name:
Cargo/ Title:	Cargo/ Title:

NATURA COSMÉTICOS S.A.
como avalista da Nota Promissória/ as guarantor (avalista) of the Promissory Note

Nome/ Name:	Nome/ Name:
Cargo/ Title:	Cargo/ Title:

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NATURA &CO HOLDING S.A.
como avalista da Nota Promissória/ as guarantor (avalista) of the Promissory Note

Nome/ Name:	Nome/ Name:
Cargo/ Title:	Cargo/ Title:

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EXHIBIT C

Form of Borrowing Request

To: Mizuho Bank, Ltd., as Administrative Agent	[Insert Date][13]

Attention: Hikaru Morita

Email: Hikaru.Morita@mizuhogroup.com

Attention: Joshua Adler

Email: Joshua.Adler@mizuhogroup.com

Ladies and Gentlemen:

The undersigned, Natura &Co Luxembourg Holdings S.à r.l., a  private limited company (société à responsabilité limitée) organized under the laws of the Grand Duchy of Luxembourg (the “Borrower”), refers to the Revolving Credit and Guaranty Agreement, dated as of October 28, 2021 (as modified, amended or supplemented from time to time, the “Agreement”), by and among the Borrower, Natura Cosméticos S.A. and Natura &Co Holding S.A. as Guarantors, the Lenders from time to time party thereto and Mizuho Bank, Ltd., as Administrative Agent, and hereby gives you notice, irrevocably, pursuant to Section 2.03 of the Agreement, that the undersigned hereby requests a Borrowing under the Agreement, and in that connection sets forth below the information relating to such Borrowing (the “Proposed Borrowing”) as required by Section 2.03 of the Agreement:

(i)                 The aggregate principal amount of the Proposed Borrowing is $[●];

(ii)               The date of the Proposed Borrowing is [●], 20[●], which is a Business Day;

(iii)             The Interest Period commencing on the date of the Proposed Borrowing, applicable to all Loans comprising such Borrowing, shall be a [one/three/six month] Interest Period; and

(iv)             Pursuant to Section 2.04(a) of the Agreement, the account to which the Proposed Borrowing shall be disbursed is:

Beneficiary: [●]

Account Number: [●]

ABA Number: [●]

13	Note to Exhibit: To be dated no later than the third Business Day before the date of the Proposed Borrowing.

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The undersigned hereby certifies to the Administrative Agent and the Lenders that as of the date hereof and as of the date of the making of the Proposed Borrowing and after giving effect thereto:

(a)   The representations and warranties of the Loan Parties set forth in the Agreement are true and correct in all material respects, except (i) for such representations and warranties which by their term are made as of a specified date, which are true and correct in all material respects as of such specified date (other than any representations and warranties that are already qualified by materiality, in which case they are true and correct in all respects) and (ii) that the representations and warranties contained in Sections 3.04(a) and (b) are deemed to refer to the most recent statements furnished pursuant to clauses (a) and (b), respectively, of Section 5.01.

(b)   No Default or Event of Default shall have occurred and be continuing or would result from such Proposed Borrowing.

Capitalized terms not otherwise defined herein have the meanings ascribed to them in the Agreement.

Very truly yours,

NATURA &CO LUXEMBOURG HOLDINGS S.À R.L.,

as Borrower

By:
Name:
Title:

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EXHIBIT D

Form of Amendment

AMENDMENT NO. 1 TO REVOLVING CREDIT AND GUARANTY AGREEMENT

Amendment No. 1 to the Revolving Credit and Guaranty Agreement, dated as of [●], 2021 (this “Amendment”), is made by and among:

(2)NATURA &CO LUXEMBOURG HOLDINGS S.À R.L., a private limited company (société à responsabilité limitée), with registered office at 8-10, Avenue de la Gare, L-1610 Luxembourg, Grand Duchy of Luxembourg, registered with the Luxembourg Trade and Companies Register under number B 98931 (the “Borrower”);

(3)NATURA COSMÉTICOS S.A. (“Natura Cosméticos”) and NATURA &CO HOLDING S.A. (the “Parent”), each a company organized and incorporated under the laws of Brazil (each a “Guarantor” and collectively the “Guarantors”);

(4)EACH OF THE LENDERS PARTY HERETO (the “Lenders” and each, a

“Lender”);

(5)MIZUHO BANK, LTD., as administrative agent, for and on behalf of the Lenders (in such capacity, together with its successors and assigns in such capacity, the “Administrative Agent”); and

(6)BANK OF AMERICA, N.A., LONDON BRANCH, CITIBANK, N.A., HSBC SECURITIES (USA) INC., ITAU BBA INTERNATIONAL PLC, J.P.  MORGAN  SECURITIES  LLC  and  MIZUHO BANK, LTD. as

sustainability structuring agents

RECITALS:

WHEREAS, reference is made to that certain Revolving Credit and Guaranty Agreement, dated as of October 28, 2021, by and among the Borrower, the Guarantors, the Administrative Agent and the Lenders (the “Agreement”); and

WHEREAS, in accordance with Section 2.22 of the Agreement, the parties hereto desire to amend the Agreement in accordance with the terms and conditions of this Amendment.

NOW, THEREFORE, in consideration of the mutual covenants set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the undersigned agree as follows:

SECTION 1. Defined Terms; References. Unless otherwise specifically defined herein, each term used herein that is defined in the Agreement has the meaning assigned to such term in the Agreement. Each reference to “hereof”, “hereunder”, “herein” and “hereby” and each other similar reference and each reference to “this Agreement” and each other similar reference contained in the Agreement shall, after this Amendment becomes effective, refer to the Agreement as amended hereby.

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SECTION 2.  Amendments.

(a)               With effect from the date hereof, the Agreement shall be amended as follows:

(i) The following new definitions shall be inserted into Section 1.01 of the Agreement in the appropriate alphabetical order:

““2028 Notes” means the $1,000,000,000 4.125% Sustainability-Linked Notes due 2028 issued by Natura Cosméticos.”

““Determination Date” has the meaning assigned to such term in Section 2.22(a).”

““External Verifier” means the qualified provider of third-party assurance or attestation services appointed by Natura Cosméticos from time to time in connection with the 2028 Notes, to review each KPI Metrics Report.”

““Greenhouse Gas Emissions Intensity” means tCO2e divided by tonnes of product billed.”

““KPI Metric I” means, with respect to any applicable Fiscal Year, Greenhouse Gas Emissions Intensity of Natura Cosméticos, as reported in the applicable KPI Metrics Report.”

““KPI Metric II” means, with respect to any applicable Fiscal Year, PostConsumer Recycled Packaging Usage of Natura Cosméticos, as reported in the applicable KPI Metrics Report.”

““KPI Metric I Applicable Margin Adjustment Amount” means, with respect to any Fiscal Year, (a) positive two and a half (2.5) basis points if the KPI Metric I for such Fiscal Year as set forth in the applicable KPI Metrics Report is less than the KPI Metric I Threshold for such Fiscal Year, (b) zero (0) basis points if the KPI Metric I for such Fiscal Year as set forth in the applicable KPI Metrics Report is more than or equal to the KPI Metric I Threshold for such Fiscal Year but less than the KPI Metric I Target for such Fiscal Year and (c) negative two and a half (2.5) basis points, if the KPI Metric I for such Fiscal Year as set forth in the applicable KPI Metrics Report is more than or equal to the KPI Metric I Target for such Fiscal Year.”

““KPI Metric II Applicable Margin Adjustment Amount” means, with respect to any Fiscal Year, (a) positive two and a half (2.5) basis points if the KPI Metric II for such Fiscal Year as set forth in the applicable KPI Metrics Report is less than the KPI Metric II Threshold for such Fiscal Year, (b) zero (0) basis points if the KPI Metric II for such Fiscal Year as set forth in the applicable KPI Metrics Report is more than or equal to the KPI Metric II Threshold for such Fiscal Year but less than the KPI Metric II Target for such Fiscal Year and (c) negative two and a half (2.5) basis points, if the KPI Metric II for such Fiscal Year as set forth in the applicable KPI Metrics Report is more than or equal to the KPI Metric II Target for such Fiscal Year.”

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““KPI Metrics” means, collectively, KPI Metric I and KPI Metric II.”

““KPI Metrics Report” means an annual report that sets forth the calculations for each KPI Metric for a specific Fiscal Year that has been duly confirmed by the External Verifier.”

““KPI Metric I Target” means, with respect to any Fiscal Year, the KPI Metric I Target for such Fiscal Year as set forth in the Sustainability Table.”

““KPI Metric I Threshold” means, with respect to any Fiscal Year, the KPI Metric I Threshold for such Fiscal Year as set forth in the Sustainability Table.”

““KPI Metric II Target” means, with respect to any Fiscal Year, the KPI Metric II Target for such Fiscal Year as set forth in the Sustainability Table.”

““KPI Metric II Threshold” means, with respect to any Fiscal Year, the KPI Metric II Threshold for such Fiscal Year as set forth in the Sustainability Table.”

““Post-Consumer Recycled Packaging Usage” means the proportion of absolute post-consumer recycled plastic used in finished product plastic packaging in relation to total absolute amount of plastic packaging materials, across the product portfolio of Natura Cosméticos.

““Pricing Certificate” means a certificate substantially in the form of Exhibit E executed by a Responsible Officer of Natura Cosméticos and attaching a true and correct copy of the KPI Metrics Report (duly confirmed by the External Verifier) for the most recently ended Fiscal Year, certifying that the KPI Metrics Report has been duly confirmed by the External Verifier, and setting forth the Sustainability Applicable Margin Adjustment for the period covered thereby and computations in reasonable detail in respect thereof.”

““Pricing Certificate Inaccuracy” has the meaning assigned to such term in Section 2.22(e).”

““Sustainability Applicable Margin Adjustment” means an amount (whether positive, negative or zero) determined in accordance with the KPI Metrics Report then most recently delivered pursuant to Section 5.01(i), and with reference to the Sustainability Table, expressed in basis points, equal to the sum of (a) the KPI Metric I Applicable Margin Adjustment Amount, plus (b) the KPI Metric II Applicable Margin Adjustment Amount; provided that the Sustainability Applicable Margin Adjustment shall in any case be no less than negative five (5) basis points in the aggregate and no greater than positive five (5) basis points in the aggregate.”

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““Sustainability Pricing Adjustment Period” has the meaning assigned to such term in Section 2.22(b).

““Sustainability Review Event” means the occurrence of any of the following:

(a)                Natura Cosméticos determines that any KPI Metric is no longer an appropriate sustainability performance target. In making such a determination, Natura Cosméticos must act reasonably, have regard to its business lines and the then current market standards and best industry practice for sustainability objectives in Brazil and provide evidence that the relevant KPI Metric is considered no longer relevant for the purpose of defining and steering the sustainability strategy of Natura Cosméticos;

(b)               Natura Cosméticos determines that either of the KPI Metrics can no longer be measured or reported. In making such a determination, Natura Cosméticos must act reasonably, have regard to its business lines and the then current market standards and best industry practice for sustainability objectives in Brazil and provide evidence that the relevant KPI Metric(s) can no longer be measured or reported;

(c)                Natura Cosméticos determines the methodology for calculating, assuring or reporting of the performance of any KPI Metric materially changes or the ability to report a KPI Metric is impaired by external causes.  In forming such determination, Natura Cosméticos must act reasonably and provide evidence that methodology or ability to report against the relevant KPI Metric has been altered; or

(d)               Natura Cosméticos determines a severe weather event causing significant property damage to any property of Natura Cosméticos has occurred and such event or damage impacts its performance of a KPI Metric. In forming such determination, Natura Cosméticos must act reasonably and provide evidence of the event.”

““Sustainability Review Event Consultation Period” has the meaning assigned to such term in Section 2.23(a).

““Sustainability Structuring Agents” means each of Bank of America, N.A., London Branch, Citibank, N.A., HSBC Securities (USA) Inc., Itau BBA International plc, J.P. Morgan Securities LLC and Mizuho Bank, Ltd.”

““Sustainability Table” means the Sustainability Table set forth in Exhibit F.”

““tCO2e” means the sum of Scope 1 emissions (from direct operations), Scope 2 emissions (from acquisition of energy) and Scope 3 emissions (from all other upstream and downstream activities, excluding use phase), during a given period, measured in metric tonnes of carbon dioxide equivalent, according to GHG Protocol standards and the principles of Brazil’s ABNT NBR ISO 14064-1 standard.”

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““tonnes of product billed” means the sum in tonnes of products sold by Natura Cosméticos on a consolidated basis, excluding packaging.”

(ii)               The definition of “Applicable Margin” in Section 1.01 shall be amended by including the following language immediately prior to the proviso at the end of such definition as follows:

“It is understood and agreed that the Applicable Margin with respect to LIBO Rate Loans and Base Rate Loans shall be adjusted from time to time based upon the Sustainability Applicable Margin Adjustment (to be calculated and applied as set forth in Section 2.22);”

(iii)            The definition of “Lender Parties” in Section 1.01 shall be amended so that it reads as follows:

““Lender Parties” means the Lenders, the Administrative Agent and the Sustainability Agents.”

(iv)             A new Exhibit E (Pricing Certificate) shall be inserted into the Agreement in the form of Schedule 1 to this Amendment.

(v)               A new Exhibit F (Sustainability Table) shall be inserted into the Agreement in the form of Schedule 2 to this Amendment.

(vi)             The final paragraph of Section 2.09(b) shall be amended so that it reads as follows:

“in each case, giving effect to any adjustments (x) based on the applicable Sustainability Applicable Margin Adjustment pursuant to Section 2.22, and (ii) as provided in Section 2.17(b).”

(vii)           Section 2.10(e) shall be amended and restated in its entirety so that it reads as follows:

“On each Interest Determination Date, the Administrative Agent shall determine the LIBO Rate applicable to the Loans at the commencement of the next succeeding Interest Period for such Borrowing (giving effect to any adjustments based on the applicable Sustainability Applicable Margin Adjustment pursuant to Section 2.21) and shall promptly notify the Borrower and the Lenders thereof.”

(viii)        Section 2.22 of the Agreement shall be amended and restated in its entirety so that it reads as follows:

“Section 2.22 Sustainability Adjustments.

(a)                Following the date on which Natura Cosméticos provides a Pricing Certificate to the Administrative Agent pursuant to Section 5.01(i) in respect of the most recently ended Fiscal Year (the date of receipt by the Administrative Agent of each such Pricing Certificate, a “Determination Date”), the Applicable Margin shall be increased or decreased (or neither increased nor decreased), as applicable, pursuant to the Sustainability Applicable Margin Adjustment, as set forth in such Pricing Certificate, on the terms and conditions set forth in this Section 2.22.

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(b)               The Sustainability Applicable Margin Adjustment shall be included in each Pricing Certificate delivered pursuant to Section 5.01(i) and determined by Natura Cosméticos based upon the KPI Metrics set forth in such Pricing Certificate and such determination shall not be conclusive or binding on the Lenders, which shall have the right, but not the obligation, to inform the Administrative Agent of any Pricing Certificate Inaccuracy in accordance with Section 2.22(e) below.  Each Sustainability Applicable Margin Adjustment resulting from a Pricing Certificate shall be effective with respect to (i) the calculation of interest pursuant to Section 2.10, for each period of twelve calendar months commencing on the first day of the Interest Period immediately succeeding (x) in the case of the first Sustainability Pricing Adjustment Period, the first Determination Date and (y) in the case of each subsequent Sustainability Pricing Adjustment Period, the last day of the immediately previous Sustainability Pricing Adjustment Period (it being understood and agreed that the Sustainability Applicable Margin Adjustment in respect of interest for such period will be based on the Pricing Certificate delivered on the most recent Determination Date) and (ii) the calculation of the commitment fee pursuant to Section 2.09, for each period of twelve calendar months commencing on the first day of the Fiscal Quarter immediately succeeding (x) in the case of the first Sustainability Pricing Adjustment Period, the first Determination Date and (y) in the case of each subsequent Sustainability Pricing Adjustment Period, the last day of the immediately previous Sustainability Pricing Adjustment Period (it being understood and agreed that the Sustainability Applicable Margin Adjustment in respect of the commitment fee for such period will be based on the Pricing Certificate delivered on the most recent Determination Date) (each such period, a “Sustainability Pricing Adjustment Period”).

(c)                The Applicable Margin shall not be reduced or increased by more than five (5) basis points pursuant to the Sustainability Applicable Margin Adjustment during any Sustainability Pricing Adjustment Period. Any adjustment to the Applicable Margin by reason of meeting one or both KPI Metrics for any Sustainability Pricing Adjustment Period shall not be cumulative for each successive Sustainability Pricing Adjustment Period and shall apply only in respect of each applicable Sustainability Pricing Adjustment Period.

(d)               If no such Pricing Certificate is delivered by Natura Cosméticos by the time required pursuant to Section 5.01(i), with respect to the period commencing on the day immediately following the last day of the Sustainability Pricing Adjustment Period in effect at the time in which such Pricing Certificate was required to be delivered and continuing until Natura Cosméticos delivers a Pricing Certificate to the Administrative Agent pursuant to Section 5.01(i), the Sustainability Applicable Margin Adjustment will be positive five (5) basis points.  Any adjustment to the Applicable Margin by reason of the failure by Natura Cosméticos to deliver a Pricing Certificate shall not be cumulative and shall apply only in respect of the period during which Natura Cosméticos fails to deliver such Pricing Certificate.

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(e)                In the event that (A) any Loan Party or any Lender becomes aware of any material inaccuracy in the Sustainability Applicable Margin Adjustment or the KPI Metrics as reported in a Pricing Certificate (any such material inaccuracy, a “Pricing Certificate Inaccuracy”) and, in each case, such Loan Party or Lender, as the case may be, delivers, not later than ten (10) Business Days after obtaining knowledge thereof, a written notice to the Administrative Agent describing such Pricing Certificate Inaccuracy in reasonable detail (which description shall be promptly shared with each other Lender and other Loan Party, as applicable), or (B) any Loan Party and the Lenders agree and notify the Administrative Agent that there was a Pricing Certificate Inaccuracy at the time of delivery of a Pricing Certificate then in the case of (A) or (B), Natura Cosméticos shall adjust and deliver the adjusted Pricing Certificate to the Administrative Agent (such adjustment to include corrections to the calculations of the Sustainability Applicable Margin Adjustment or the KPI Metrics, as applicable in reasonable detail) and:

(i)                 if a correct calculation of the Sustainability Applicable Margin Adjustment or the KPI Metrics would have resulted in an increase in the Applicable Margin for any applicable period and an increase in the amount of interest and in the commitment fee payable by the Borrower for such applicable period, then commencing on the Business Day following receipt by the Administrative Agent of the adjusted Pricing Certificate, the Applicable Margin shall be adjusted to reflect the correct calculations of the Sustainability Applicable Margin Adjustment or the KPI Metrics, as applicable, and (B) the Borrower shall be obligated to pay to the Administrative Agent for the account of the Lenders, within fifteen (15) days after Natura Cosméticos has delivered the adjusted Pricing Certificate to Administrative Agent in accordance with this Section 2.22(e), an amount equal to the excess of (1) the amount of interest and/or commitment fee, as applicable, that should have been paid for such period over (2) the amount of interest and/or commitment fee actually paid for such period; or

(ii)               if a correct calculation of the Sustainability Applicable Margin Adjustment or the KPI Metrics would have resulted in a decrease in the Applicable Margin for any applicable period and a decrease in the amount of interest and in the commitment fee payable by the Borrower for such applicable period, then, commencing on the Business Day following receipt by the Administrative Agent of the adjusted Pricing Certificate, the Applicable Margin shall be adjusted to reflect the correct calculations of the Sustainability Applicable Margin Adjustment or the KPI Metrics, as applicable.

(f)                Any Pricing Certificate Inaccuracy with respect to any applicable period shall not constitute a Default or Event of Default unless the Borrower actually fails to make the payment pursuant to and in accordance with Section 2.21(e)(i).” (ix) A new Section 2.23 shall be inserted into the Agreement as follows:

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“Section 2.23. Sustainability Review Events.

(a)                If a Sustainability Review Event occurs, each of the applicable Loan Parties and each of the Lenders will consult for a period of up to thirty (30) Business Days (a “Sustainability Review Event Consultation Period”) to determine if adjustments are to be made to either of the KPI Metrics or to the Sustainability Table.

(b)               The parties agree that no increases or decreases to the Applicable Margin pursuant to any Sustainability Applicable Margin Adjustment shall apply during a Sustainability Review Event Consultation Period.

(c)                If the necessary adjustments cannot be agreed between the Loan Parties and the Lenders by the end of the Sustainability Review Event Consultation Period, either the Loan Parties or the Lenders may, by written notice to the other parties to this Agreement, within thirty (30) Business Days after the end of the Sustainability Review Event Consultation Period, declare that no such adjustments shall be made in which case the Sustainability Review Event Consultation Period shall automatically terminate and the existing KPI Metrics shall continue to apply to this Agreement as set forth in Section 2.22(a) through (f).

(d)               For the avoidance of doubt, the occurrence of a Sustainability Review Event is not a Default.

(x)               Section 5.01 shall be amended by including a new paragraph (i) as follows:

“(i) no later than [●] of each Fiscal Year (commencing on [  ] 20[●]), a Pricing Certificate delivered by Natura Cosméticos for the most recently-ended Fiscal Year, and attaching a copy of the KPI Metrics Report for the most recently ended Fiscal Year duly confirmed by the External Verifier; provided that Natura Cosméticos may elect not to deliver a Pricing Certificate, and such election shall not constitute a Default or Event of Default; provided further that such failure to so deliver a Pricing Certificate shall result in the Sustainability Applicable Margin Adjustment being applied as set forth in Section 2.22(d).”

(xi)             Section 8.08 shall be amended and restated in its entirety as follows:

“Section 8.08.  No Other Duties.  Anything herein to the contrary notwithstanding, the Joint Bookrunners or Sustainability Structuring Agents shall not have any powers, duties or responsibilities under this Agreement or any of the other Loan Documents, except in their capacity, as applicable, as the Administrative Agent or a

Lender hereunder.”

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(xii)           Section 10.20 shall be amended and restated in its entirety as follows:

“Section 10.20.  No Advisory or Fiduciary Responsibility. In connection with all aspects of each transaction contemplated hereby (including in connection with any amendment, waiver or other modification hereof or of any other Loan Document), each Loan Party acknowledges and agrees that: (a) (i) no fiduciary, advisory or agency relationship among the Loan Parties and their respective Subsidiaries and any Joint Bookrunner, the Arranger, the Administrative Agent, any Sustainability Structuring Agent or any Lender is intended to be or has been created in respect of the transactions contemplated hereby or by the other Loan Documents, irrespective of whether any Joint Bookrunner, the Arranger, the Administrative Agent, any Sustainability Structuring Agent or any Lender has advised or is advising any Loan Party or any Subsidiary thereof on other matters, (ii) the arranging and other services regarding this Agreement provided by the Administrative Agent, the Joint Bookrunners, the Arranger, the Sustainability Structuring Agents and the Lenders are arm’s-length commercial transactions between each Loan Party and its Affiliates, on the one hand, and the Administrative Agent, the Joint Bookrunners, the Arranger, the Sustainability Structuring Agents and the Lenders, on the other hand, (ii) each Loan Party has consulted its own legal, accounting, regulatory and tax advisors to the extent it has deemed appropriate, and (iii) each Loan Party is capable of evaluating, and understands and accepts, the terms, risks and conditions of the transactions contemplated hereby and by the other Loan Documents; (b) (i) each of the Administrative Agent, each Joint Bookrunner, the Arranger, each Sustainability Structuring Agent and each Lender is and has been acting solely as a principal and, except as expressly agreed in writing by the relevant parties, has not been, is not, and will not be acting as an advisor, agent or fiduciary for any Loan Party or any of its Affiliates, or any other Person and (ii) none of the Administrative Agent, any Joint Bookrunner, the Arranger, any Sustainability Structuring Agent or any Lender has any obligation to any Loan Party or any of its Affiliates with respect to the transactions contemplated hereby except those obligations expressly set forth herein and in the other Loan Documents; and (c) the Administrative Agent, the Joint Bookrunners, the Arranger, the Sustainability Structuring Agents and the Lenders and their respective branches and Affiliates may be engaged, for their own accounts or the accounts of customers, in a broad range of transactions that involve interests that differ from those of the Loan Parties and their Affiliates, and none of the Administrative Agent, any Joint Bookrunner, the Arranger, any Sustainability Structuring Agent or any Lender has any obligation to disclose any of such interests to the Loan Parties or any of their Affiliates. To the fullest extent permitted by law, each Loan Party hereby waives and releases any claims that it may have against the Administrative Agent, any Joint Bookrunner, the Arranger, any Sustainability Structuring Agent or any Lender with respect to any breach or alleged breach of agency or fiduciary duty in connection with any aspect of any transaction contemplated hereby.”

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SECTION 3.  Accession by Sustainability Structuring Agents.   Each of the undersigned sustainability structuring agents hereby acknowledges that it has received a copy of the Agreement and acknowledges and agrees that by its execution and delivery of this Amendment it shall join and become a party to the Agreement.

SECTION 4.  Governing Law. This Amendment and any claim, controversy, dispute or cause of action (whether in contract or tort or otherwise) based upon, arising out of or relating to this Amendment and the transactions contemplated hereby shall be governed by and construed in accordance with the laws of the State of New York.

SECTION 5. Counterparts. This Amendment may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract.

SECTION 6. Electronic Execution. Delivery of an executed counterpart of a signature page of this Amendment by email or any other electronic means that reproduces an image of the actual executed signature page shall be effective as delivery of a manually executed counterpart of this Amendment.  The words “execution,” “signed,” “signature,” “delivery,” and words of like import in or relating to any document to be signed in connection with this Amendment and the transactions contemplated hereby shall be deemed to include Electronic Signatures or electronic records, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.

SECTION 7. Effectiveness. This Amendment shall become effective on the date the following conditions are satisfied: (i) this Amendment shall have been executed by each of the parties hereto and (ii) the Loan Parties and the Sustainability Structuring Agents have entered into an engagement letter, in form and substance satisfactory to the Sustainability Structuring Agents, whereby the Sustainability Structuring Agents are exclusively engaged by the Loan Parties to act as sustainability structuring agents in connection with the Agreement; it being understood that no fee or any other amount shall be payable by the Loan Parties to the Sustainability Structuring Agents in connection with such engagement.

[Signature page follows.]

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NATURA &CO LUXEMBOURG HOLDINGS S.À R.L, as the Borrower

By:
Name:
Title:

By:
Name:
Title:

137

NATURA COSMÉTICOS S.A., as a Guarantor

By:
Name:
Title:

By:
Name:
Title:

138

NATURA &CO HOLDING S.A., as a Guarantor

By:
Name:
Title:

By:
Name:
Title:

139

ADMINISTRATIVE AGENT:
MIZUHO BANK, LTD., as Administrative Agent

By:
Name:
Title:

By:
Name:
Title:

140

LENDERS14:

14	Include signature block of each Lender as of date of Amendment.

141

SUSTAINABILITY STRUCTURING AGENTS:
BANK OF AMERICA, N.A., LONDON
BRANCH, as sustainability structuring agent

By:
Name:
Title:

By:
Name:
Title:

142

CITIBANK, N.A., as sustainability structuring agent

By:
Name:
Title:

By:
Name:
Title:

143

HSBC SECURITIES (USA) INC., as sustainability structuring agent

By:
Name:
Title:

By:
Name:
Title:

144

ITAU BBA INTERNATIONAL PLC, as sustainability structuring agent

By:
Name:
Title:

By:
Name:
Title:

145

J.P. MORGAN SECURITIES LLC, as sustainability structuring agent

By:
Name:
Title:

By:
Name:
Title:

146

MIZUHO BANK, LTD., as sustainability structuring agent

By:
Name:
Title:

By:
Name:
Title:

147

SCHEDULE 1

EXHIBIT E

FORM OF PRICING CERTIFICATE

[Insert date]

To:                Mizuho Bank, Ltd., as Administrative Agent

Ladies and Gentlemen:

Reference is hereby made to the Revolving Credit and Guaranty Agreement, dated October 28, 2021 (as amended, supplement or otherwise modified from time to time, the “Credit Agreement”), among, inter alios, Natura &Co Luxembourg Holdings S.à r.l., as borrower, Natura Cosméticos S.A. (“Natura Cosméticos”) and Natura &Co Holding S.A., as guarantors, the lenders from time to time party thereto and Mizuho Bank, Ltd., as administrative agent.  Capitalized terms not otherwise defined herein have the meanings ascribed to them in the Credit Agreement.

The undersigned certifies as of the date hereof that he/she is the duly appointed [●]15 of Natura Cosméticos, and that, as such, he/she is a Responsible Officer authorized to execute and deliver this certificate pursuant to Section 5.01(i) of the Credit Agreement in the name and on behalf of Natura Cosméticos, and further certifies solely in such capacity (and not in his/her personal capacity) that:

1.                   Attached as Annex A hereto is a true and correct copy of the KPI Metrics Report for the 20[__] Fiscal Year, duly confirmed by the External Verifier; and

2.                   The Sustainability Applicable Margin Adjustment in respect of the 20[__] Fiscal Year is [+][-][__] basis points per annum, calculated as set forth on Annex B hereto.

The foregoing certifications are made and delivered this [__] day of [_____], 20[__].

[Signature page follows]

IN WITNESS WHEREOF, the undersigned has executed this certificate as of the date first above written.

15	Insert title of Responsible Officer.
148

NATURA COSMÉTICOS S.A.

By:
Name:
Title:

149

Annex A

KPI Metrics Report

150

Annex B

Sustainability Applicable Margin Adjustment

The Sustainability Applicable Margin Adjustment for a given year is the sum of the KPI Metric I Applicable Margin Adjustment Amount and the KPI Metric II Applicable Margin Adjustment Amount, each as set forth in the below Sustainability Adjustment Table and with reference to the KPI Metrics Report (see Annex A) and the Sustainability Table.

Sustainability Adjustment Table

	KPI Metric I		KPI Metric II
	KPI Metric	Applicable Margin Adjustment Amount	KPI Metric	Applicable Margin Adjustment Amount
Level I*	Greater than or equal to KPI Metric I Target	-2.5 basis points	Greater than or equal to KPI Metric II Target	-2.5 basis points
Level II**	Greater than or equal to KPI Metric I Threshold but less than KPI Metric I Target	0 basis points	Greater than or equal to KPI Metric II Threshold but less than KPI Metric II Target	0 basis points
Level III***	Less than KPI Metric I Threshold	+2.5 basis points	Less than KPI Metric II Threshold	+2.5 basis points

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*If (x) KPI Metric I is greater than or equal to the KPI Metric I Target as applicable for such calendar year or (y) the KPI Metric II is greater than or equal to the KPI Metric II Target as applicable for such calendar year, the applicable rate adjustment for such KPI Metric is set forth in Level I.

**If (x) KPI Metric I is greater than or equal to the KPI Metric I Threshold as applicable for such calendar year but less than the KPI Metric I Target as applicable for such calendar year or (y) KPI Metric II is greater than or equal to the KPI Metric II Threshold as applicable for such calendar year but less than the KPI Metric II Target as applicable for such calendar year, the applicable rate adjustment for such KPI Metric is set forth in Level II.

***If (x) KPI Metric I is less than the KPI Metric I Threshold for such calendar year or (y) KPI Metric II is less than the KPI Metric II Threshold as applicable for such calendar year, the applicable rate adjustment for such KPI Metric is set forth in Level III.

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SCHEDULE 2
EXHIBIT F
Sustainability Table

KPI Metrics	Description	20[ ]	20[ ]	20[ ]	20[ ]	20[ ]
Target
Threshold
Target
Threshold

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